     As filed with the Securities and Exchange Commission on July 2, 2001

                                                      Registration No. 333-62182


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ---------


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ---------

                            APOGENT TECHNOLOGIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         WISCONSIN                        3843                    22-2849508
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)    Classification Code Number)  Identification No.)

                         AND ITS GUARANTOR SUBSIDIARIES


Delaware                       Apogent Finance Company                              02-0522134
California                     Applied Biotech, Inc.                                33-0447325
Delaware                       Barnstead Thermolyne Corporation                     13-3326802
Massachusetts                  BioRobotics Inc.                                     04-3394825
Wisconsin                      Chase Scientific Glass, Inc.                         62-1711339
Wisconsin                      Consolidated Technologies, Inc.                      74-2951231
Delaware                       Erie Scientific Company                              13-3326819
Delaware                       Erie Scientific Company of Puerto Rico               22-2855227
Delaware                       Erie UK Holding Company                              02-0523659
Wisconsin                      Ever Ready Thermometer Co., Inc.                     22-3329530
New York                       Genevac Inc.                                         13-3614495
Delaware                       Lab-Line Instruments, Inc.                           36-2160341
California                     Lab Vision Corporation                               94-3204455


Delaware                       Matrix Technologies Corporation                      04-2876817
Delaware                       Microgenics Corporation                              68-0148167
California                     Molecular BioProducts, Inc.                          95-3244122
Delaware                       Nalge Nunc International Corporation                 13-3326816
Wisconsin                      National Scientific Company                          58-2315507
Connecticut                    The Naugatuck Glass Company                          06-0465440
Wisconsin                      NERL Diagnostics Corporation                         05-0486109
Wisconsin                      Owl Separation Systems, Inc.                         39-1915146
Wisconsin                      Remel Inc.                                           74-2826694
Wisconsin                      Richard-Allan Scientific Company                     38-3235594
California                     Robbins Scientific Corporation                       94-2456711
Delaware                       Samco Scientific Corporation                         95-3145731
Delaware                       Sybron Transition Corp.                              13-3326805
Delaware                       Vacuum Process Technology, Inc.                      04-3538751

(STATE OR OTHER JURISDICTION  (EXACT NAME OF GUARANTOR AS SPECIFIED               (I.R.S. EMPLOYER
    OF INCORPORATION OR                   IN ITS CHARTER)                      IDENTIFICATION NUMBER)
      ORGANIZATION)

48 CONGRESS STREET                               MICHAEL K. BRESSON
PORTSMOUTH, NEW HAMPSHIRE 03801                  EXECUTIVE VICE PRESIDENT -
(603) 433-6131                                   GENERAL COUNSEL AND SECRETARY
(Address, including zip code, and telephone      APOGENT TECHNOLOGIES INC.
number, including area code, of registrant's     10 PLEASANT STREET, SUITE 300
principal executive offices)                     PORTSMOUTH, NEW HAMPSHIRE 03801
                                                 (603) 433-6131
                                                 (Name, address, including zip
                                                 code, and telephone number,
                                                 including area code of agent
                                                 for service)

                                   ---------

           Copies Of All Communications, Including All Communications
                      Sent To The Agent Should Be Sent To:

                                BRUCE C. DAVIDSON
                               JOSEPH D. MASTERSON
                               QUARLES & BRADY LLP
                            411 EAST WISCONSIN AVENUE
                               MILWAUKEE, WI 53202
                                 (414) 277-5000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ] _____________

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________




THE REGISTRANTS HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

Prospectus






APOGENT TECHNOLOGIES INC.

    OFFER TO EXCHANGE UP TO $325,000,000 IN PRINCIPAL AMOUNT OF ITS SERIES B 8% SENIOR NOTES DUE 2011 FOR ANY AND ALL OF ITS OUTSTANDING $325,000,000 IN
                  PRINCIPAL AMOUNT OF 8% SENIOR NOTES DUE 2011


  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON AUGUST 15,
                              2001, UNLESS EXTENDED


Apogent Technologies Inc. ("Apogent" or the "Company") is offering the Series B 8% Senior Notes due 2011 (the "Exchange Notes"). We are offering to exchange (the "Exchange Offer") up to $325,000,000 in aggregate principal amount of Exchange Notes for $325,000,000 aggregate principal amount of our outstanding 8% Senior Notes due 2011 (the "Original Notes"). We sometimes refer to the Original Notes and the Exchange Notes collectively as the "notes."

The terms of the Exchange Notes are substantially identical in all respects (including principal amount, interest rate and maturity) to the terms of the Original Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes will be freely transferable to holders thereof (other than as described herein), are issued free of any covenant restricting transfer absent registration and will not have the right to earn additional interest in the event of a failure to register the Exchange Notes. The Exchange Notes will evidence the same debt as the Original Notes and contain terms that are substantially identical as the terms of the Original Notes. For a description of the terms of the notes, see "Description of the Notes." There will be no cash proceeds to Apogent from the Exchange Offer.

The Exchange Notes will bear interest from the most recent date to which interest has been paid on the Original Notes, or if no interest has been paid on the Original Notes, from April 4, 2001. Holders whose Original Notes are accepted for exchange will not receive any payment in respect of interest on the Original Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer. See "The Exchange Offer - Terms of the Exchange Offer."

Like the Original Notes, the Exchange Notes will mature on April 1, 2011. Interest is fixed at an annual rate of 8% and is payable on April 1 and October 1 of each year, beginning on October 1, 2001. Interest will accrue from April 4, 2001. We may redeem some or all of the notes at any time. The redemption price is described on page 45. There is no sinking fund for the notes.

The notes will be guaranteed on a senior unsecured basis by our wholly-owned subsidiaries that have guaranteed, and our subsidiaries who will in the future guarantee, obligations under our bank credit facility. These guarantees will be senior obligations of our subsidiary guarantors. If we fail to make payments on either the Original Notes or the Exchange Notes, our subsidiary guarantors must make them instead.

The Original Notes were sold on April 4, 2001, in a transaction that was not registered under the Securities Act. Accordingly, the Original Notes may not be offered or sold within the United States or to U.S. persons, except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. We are offering the Exchange Notes to satisfy our obligations under the Exchange and Registration Rights Agreement relating to the Original Notes. See "The Exchange Offer - Purposes and Effects of the Exchange Offer."

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resales of Exchange Notes received in exchange for Original Notes where the Original Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. Apogent has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

The notes are not listed and will not be listed on any national securities exchange.

The notes have not been recommended by the SEC or any state securities commission or regulatory authority. The foregoing authorities have not confirmed the accuracy or determined the adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is July 2, 2001.

         IN MAKING YOUR INVESTMENT DECISION, YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT, AND THE INITIAL PURCHASERS HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE ON THE COVER OF THIS PROSPECTUS.

                                TABLE OF CONTENTS


                                                                                               PAGE
                                                                                               ----
Where You Can Find More Information...........................................................   ii
Incorporation by Reference....................................................................  iii
Prospectus Summary............................................................................    1
The Exchange Offer............................................................................    9
Use of Proceeds...............................................................................   16
Ratio of Earnings to Fixed Charges............................................................   16
Capitalization................................................................................   17
Management's Discussion and Analysis of Financial Condition and Results of Operations.........   18
Business......................................................................................   36
Description of the Notes......................................................................   44
Exchange Offer and Registration Rights Agreement..............................................   52
Book-Entry; Delivery and Form.................................................................   57
Certain United States Federal Income Tax Considerations.......................................   63
Plan of Distribution..........................................................................   65
Legal Matters.................................................................................   66
Experts.......................................................................................   66
Index to Financial Statements.................................................................  F-1


Apogent Technologies Inc. is a Wisconsin corporation. Our principal executive offices are located at 48 Congress Street, Portsmouth, New Hampshire 03801, and our telephone number at that address is (603) 433-6131. Our World Wide Web site address is http://www.apogent.com. The information in our website is not part of this prospectus.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. You must rely on your own examination of our company and the terms of the offering and the notes, including the merits and risks involved.

We are not making any representation to you regarding the legality of an investment in the notes by you under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business, tax or other advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the notes.

The distribution of this prospectus and the offer and sale of the notes may be restricted by law in certain jurisdictions. Persons in whose possession this prospectus or any of the notes is delivered must inform themselves about, and observe, any such restrictions.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the notes to any person in any jurisdiction where it is unlawful to make such an offer or solicitation.

We expect that the notes sold pursuant to this prospectus will be represented by one or more global notes, which will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co. Beneficial interests in the global notes representing the notes will be shown on, and transfers thereof will be effected through, records maintained by The Depository Trust Company and its participants. After the initial issuance of the global notes, notes in certificated form will be issued in exchange for the global notes only under limited circumstances on the terms set forth in the indenture.

                        NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.


                           FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "continue," "estimate," "expect," "goal," "objective," "outlook" and similar expressions signify forward-looking statements. These statements are based upon our expectations at the time we made them and are subject to risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those contemplated in the forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with forward-looking statements, factors that could cause our actual results to differ materially include the factors described under the caption "Cautionary Factors" in this prospectus and in our SEC filings incorporated by reference into this prospectus. The risks and uncertainties so identified are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. For these reasons, we caution you not to place undue reliance on our forward-looking statements.

                            INDUSTRY AND MARKET DATA

In this prospectus we rely on and refer to information and statistics regarding Apogent's markets and our market share in the sectors in which we compete. We obtained this information and statistics from various third-party sources, discussions with our customers and our own internal estimates. We believe that these sources and estimates are reliable, but have not independently verified them and cannot guarantee their accuracy or completeness.


                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements, and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Our SEC filings are available to the public at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the following SEC public reference rooms:

Judiciary Plaza, Room 1024       Citicorp Center, Suite 1400       7 World Trade Center
450 Fifth Street, N.W.           500 West Madison Street           Suite 1300
Washington, D.C. 20549           Chicago, Illinois 60621           New York, New York 10048

You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In addition, because our common stock is listed on the New York Stock Exchange (ticker symbol "AOT"), you may read our reports, proxy statement, and other documents at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                           INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" information in documents that we file with it. We have elected to use this procedure in connection with this prospectus, which means that we can disclose important information by referring you to those documents that are considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. Note that we filed our documents under the name Sybron International Corporation until our name was formally changed to Apogent Technologies Inc. on January 31, 2001, so you may need to look under both names to find all information that is of interest to you. We incorporate by reference into this prospectus:

         o our annual report on Form 10-K for the fiscal year ended September 30, 2000;

         o our quarterly report on Form 10-Q for the quarter ended December 31, 2000;

         o        our quarterly report on Form 10-Q for the quarter ended March
                  31, 2001;

         o our current reports on Form 8-K or 8-K/A dated as of October 10, 2000, November 8, 2000, December 11, 2000, March 21, 2001
                  and April 4, 2001; and

         o any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities offered by this prospectus or terminate the offering.

You may request copies of these filings at no cost, by writing or calling us at Apogent Technologies Inc., Attn: Investor Relations, 48 Congress Street, Portsmouth, New Hampshire 03801, (603) 433-6131.

We maintain an Internet web site at http://www.apogent.com. Our web site and information at that site, or connected to that site, is not incorporated into this prospectus.

                               PROSPECTUS SUMMARY

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For more complete information about Apogent, its business, its financial statements and related matters, you should refer to the documents mentioned in the section of this prospectus entitled "Incorporation by Reference." For a more complete understanding of the notes, please refer to the section of this document entitled "Description of the Notes."

On December 11, 2000, we spun off our dental business by way of a pro rata distribution to our shareholders of all the outstanding common stock and related preferred stock purchase rights of Sybron Dental Specialties, Inc. ("SDS"). As a result of the spin-off, SDS became an independent public company operating what was our dental business. Included in the dental business are certain allocations of corporate expenses directly attributable to those businesses. We continue to operate our labware and life sciences, clinical and industrial, diagnostics and microbiology and laboratory equipment businesses, as described herein. We changed our name from Sybron International Corporation to Apogent Technologies Inc. after obtaining shareholder approval at our 2001 annual meeting. Apogent's financial statements presented in this prospectus reflect the dental business among our discontinued operations. The continuing operations consist of the labware and life sciences, clinical and industrial, diagnostics and microbiology and laboratory equipment businesses. See Note 15 in notes to consolidated financial statements included in this prospectus.

In this document, references to "Apogent," "us," "we," and "our" refer to Apogent Technologies Inc. and all of its subsidiaries unless the context otherwise requires, without the dental business. However, for purposes of the description of the notes included in this prospectus, references to "Company" and "Apogent Technologies" refer only to Apogent Technologies Inc. and do not include our subsidiaries. References to "Guarantors" mean our material U.S. subsidiaries, who will guarantee the notes and also guarantee our bank indebtedness, and do not include our non-U.S. subsidiaries. References to the "Guarantees" refer to the guarantees of the notes by the Guarantors.

                            APOGENT TECHNOLOGIES INC.

Through our subsidiaries, we are a leading manufacturer of value-added products for the labware and life sciences, clinical and industrial, diagnostics and microbiology, and laboratory equipment industries. We offer a unique mix of products, with over 70% of our sales consisting of high profit, industry staples that are typically consumable products. The remaining sales represent life science products in higher-growth platforms used in diagnostic, biotechnology and pharmaceutical laboratories. Our goal is to consistently grow our worldwide sales and earnings by focusing on product development and manufacturing and marketing efforts to increase our range of specialty and value-added products and to increase the range of end-users of our products.

The following table sets forth our net sales by business segment for the periods indicated.

                                                                       SIX MONTHS ENDED
                                       YEAR ENDED SEPTEMBER 30,           MARCH 31,
                                    ------------------------------   -------------------
                                      2000       1999       1998       2001       2000
                                    --------   --------   --------   --------   --------
Labware and Life Sciences .......   $347,437   $268,788   $228,775   $182,528   $165,482
Clinical and Industrial .........    208,686    176,059    135,438    118,270    106,577
Diagnostics and Microbiology ....    210,147    171,647    114,683    114,313    103,795
Laboratory Equipment ............     97,305     98,543     78,866     50,751     47,103
                                    --------   --------   --------   --------   --------
Total Net Sales .................   $863,575   $715,037   $557,762   $465,862   $422,957
                                    ========   ========   ========   ========   ========

For additional segment information see Note 16 in notes to consolidated financial statements included in this prospectus.

                        SUMMARY HISTORICAL FINANCIAL DATA


We present below summary consolidated financial data of Apogent. We derived the historical balance sheet data as of March 31, 2001, and the historical statement of operations data for the six months ended March 31, 2001 and 2000 from the unaudited condensed consolidated financial statements included elsewhere in this prospectus. We derived the balance sheet data as of September 30, 2000 and 1999, and the historical statement of operations data for the years ended September 30, 2000, 1999 and 1998, from Apogent's audited consolidated financial statements and related notes, which are included elsewhere in this prospectus. We derived the historical balance sheet data as of September 30, 1998, 1997 and 1996, and the historical statement of operations data for the years ended September 30, 1997 and 1996, from Apogent's audited financial statements which are not included in this prospectus.


In the opinion of management, the following data include all necessary adjustments for the fair presentation of the information set forth. Results for interim periods are not necessarily indicative of the results for the full year. The information in the table should be read together with other information contained in this prospectus under the captions "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and with the consolidated financial statements and notes thereto.


                                                                                                     SIX MONTHS
                                             YEARS ENDED SEPTEMBER 30,                             ENDED MARCH 31,
                          ---------------------------------------------------------------     ------------------------
                            2000         1999         1998          1997           1996         2001           2000
                          --------     --------     --------      ---------      --------     ---------      ---------
(In thousands)
Consolidated Statement
   of Income Data(a):
Net sales                  $863,575     $715,037     $557,762      $ 439,940      $361,184     $ 465,862      $ 422,957
Income from
   continuing operations     86,724       77,411       52,122         47,045        31,603        52,377         45,801
Discontinued operations      41,597(c)    47,965(c)    23,921(d)      41,493(c)     31,291(c)    (11,824)(c)     23,598(c)
Income before
   extraordinary items      128,321      125,376       76,043         88,538        62,894        40,553         69,399
Extraordinary items              --       17,171(e)        --           (404)(b)        --          (745)(f)         --
Net income                  128,321      142,547       76,043         88,134        62,894        39,808         69,399



                                                AS OF                             AS OF SEPTEMBER 30,
                                              MARCH 31,   ---------------------------------------------------------------
                                                2001         2000          1999        1998         1997         1996
                                             ----------   ----------   -----------  -----------   ---------    ----------
(In thousands)
Consolidated Balance Sheet Data(j):
   Net assets of discontinued operations     $       --   $  152,970   $   155,595  $   129,508   $ 104,800    $  175,403
   Total assets                               1,715,701    1,792,364     1,539,975    1,227,852     975,084       843,579
   Advances and loans from SDS                       --       77,762        56,777       29,088      55,176        84,137
   Long-term debt(i)                            594,250      649,409       591,807      541,914     416,740       317,384
   Securities lending agreement                  53,540       54,444        50,461           --          --            --
   Shareholders' equity                         783,249      749,516       625,344      475,244     378,649       291,616
Other Financial Data:
   EBITDA(g)                                                 269,829       218,366      169,851     133,515       104,768
   EBITDA Margin(h)                                             31.2%         30.5%        30.5%       30.3%         29.0%
   Ratio of Earnings to Fixed Charges                            3.8           4.0          3.5         3.8           3.1


(a) Includes results of acquired companies since their effective dates of acquisition with the exception of the merger of National Scientific Company ("National") with a wholly owned subsidiary of Apogent formed for that purpose, whose results are included from October 1, 1996, the beginning of the fiscal year in which the merger occurred. (Results of National prior to October 1, 1996 qualified as an immaterial pooling of interests in relation to the operations taken as a whole.) See Note 15 in the notes to consolidated financial statements contained elsewhere in this prospectus.

(b) Amount resulted from the refinancing of our debt. See Note 7 in the notes to consolidated financial statements contained elsewhere in this prospectus.

(c) Amounts resulted from the operations of Nalge Process Technologies Group, Inc ("NPT") of $121, $4,698 and $2,840 in 1999, 1997 and 1996,
         respectively, which was sold on March 31, 1999, and the operations of SDS and its affiliates of $41,597, $47,844, $36,795 and $28,451 in 2000, 1999, 1997 and 1996,
         respectively, which became an unaffiliated company on December 11, 2000 as a result of the spin-off. For the six months ended March 31, 2001 and 2000, the Company included a net loss of $11,824 and net income of $23,598 from discontinued operations, respectively. The net loss in the first six months of fiscal 2001 included transaction expenses related to the spin-off of $12,462. See Note 15 in the notes to consolidated financial statements.


(d) Amount includes an expense of $7,750 from the settlement of environmental litigation relating to a facility which was sold in 1983 as part of a discontinued operation, income of $3,848 from the operations of NPT, sold on March 31, 1999, and $27,823 from the operations of SDS and its affiliates, spun off on December 11, 2000. See Notes 15 and 16 in the notes to consolidated financial statements.

(e)      Amount represents a gain on the March 31, 1999 sale of NPT.

(f) Amount resulted from the write-off of deferred financing costs, net of income taxes.

(g) "EBITDA" is defined as operating earnings before depreciation and amortization, and excludes restructuring charges. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and our calculation thereof may not be comparable to that reported by other companies. We believe that EBITDA provides useful information regarding our ability to service and/or incur indebtedness. EBITDA does not take into account our working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.


(h)      "EBITDA Margin" is defined as the ratio of EBITDA to net sales.

(i) Total debt as of September 30, 2000 and 1999 was $683,736 and $599,198, respectively. Total debt as of March 31, 2001 was $635,792.


(j) The total assets and shareholders' equity at September 30, 2000, 1999, 1998, 1997 and 1996 include net assets and shareholders' equity allocated to SDS. SDS was spun-off on December 11, 2000. At the time of the spin-off, Apogent received a cash dividend of $67,900 from SDS and settled certain intercompany loans and advances. The long-term debt reported above as of various dates prior to the spin-off does not reflect the receipt of this dividend, which was used to reduce debt.

                               THE EXCHANGE OFFER


Purpose of Exchange        We sold the Original Notes in a private offering to
                           certain accredited institutions through Chase
                           Securities Inc., Banc of America Securities LLC, Banc
                           One Capital Markets, Inc., Credit Suisse First Boston
                           Corporation and First Union Securities, Inc. (the
                           "Initial Purchasers"). In connection with that
                           offering, we executed and delivered for the benefit
                           of holders of the Original Notes an Exchange and
                           Registration Rights Agreement, which is an exhibit to
                           the registration statement of which this prospectus
                           is a part, providing for, among other things, the
                           Exchange Offer. The Exchange Offer is intended to
                           make the Exchange Notes freely transferable by the
                           holders thereof without registration or any
                           prospectus delivery requirements under the Securities
                           Act, except that a "dealer" or any "affiliate" of a
                           "dealer" (as those terms are defined under the
                           Securities Act) who exchanges Original Notes held for
                           its own account (a "Restricted Holder") will be
                           required to deliver copies of this prospectus in
                           connection with any resale of the Exchange Notes
                           issued in exchange for those Original Notes. See "The
                           Exchange Offer - Purposes and Effects of the Exchange
                           Offer" and "Plan of Distribution."

The Exchange Offer         We are offering to exchange pursuant to the Exchange
                           Offer up to $325 million aggregate principal amount
                           of our new Series B 8% Senior Notes Due 2011 (the
                           "Exchange Notes") for $325 million aggregate
                           principal amount of our outstanding 8% Senior Notes
                           Due 2011 (the "Original Notes"). We sometimes refer
                           to the Original Notes and the Exchange Notes
                           collectively as the "notes." The terms of the
                           Exchange Notes are substantially identical in all
                           respects (including principal amount, interest rate
                           and maturity) to the terms of the Original Notes,
                           except that the Exchange Notes are freely
                           transferable by the holders thereof (other than as
                           provided herein), and are not subject to any covenant
                           regarding registration under the Securities Act. See
                           "The Exchange Offer -Terms of the Exchange Offer" and
                           "The Exchange Offer - Procedures for Tendering." The
                           Exchange Offer is not conditioned upon any minimum
                           aggregate principal amount of Original Notes being
                           tendered for exchange.

Expiration Date            The Exchange Offer will expire at 5:00 p.m., New York
                           City time on August 15, 2001, unless extended (the
                           "Expiration Date").

Conditions of the          Our obligation to consummate the Exchange Offer is
Exchange Offer             subject to certain conditions. We will not be
                           required to accept for exchange any Original Notes
                           tendered and may terminate the Exchange Offer before
                           acceptance of any Original Notes if, among other
                           things, legal actions or proceedings are instituted
                           that challenge or seek to prohibit the exchange or
                           there shall have been proposed, adopted or enacted
                           any law, statute or regulation materially affecting
                           the benefits of the Exchange Offer. See "The Exchange
                           Offer - Conditions of the Exchange Offer." We reserve
                           the right to terminate or amend the Exchange Offer at
                           any time prior to the Expiration Date upon the
                           occurrence of any of the conditions.

Procedures for Tendering   To accept the Exchange Offer, you must complete, sign
Original Notes             and date the Letter of Transmittal, or a facsimile of
                           it, in accordance with the instructions in this
                           prospectus and contained in the Letter of
                           Transmittal, and mail or otherwise deliver the Letter
                           of Transmittal or facsimile, together with the
                           Original Notes and any other required documentation
                           to the exchange agent (the "Exchange Agent") at the
                           address set forth herein. Physical delivery of the
                           Original Notes is not required if a confirmation of a
                           book-entry transfer of the Original Notes to the
                           Exchange Agent's account at The Depository Trust
                           Company ("DTC" or the "Depository") is timely
                           delivered. By executing the Letter of Transmittal,
                           you will represent to us that:

                           o you are acquiring the Exchange Notes in the ordinary course of business,

                           o you are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, the distribution of the Original Notes or the Exchange Notes within the meaning of the Securities Act, and

                           o you are not an "affiliate" of Apogent as defined under the Securities Act, or if you are an affiliate, that you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable.

                           In addition, each broker or dealer that receives
                           Exchange Notes for its own account in exchange for any Original Notes that were acquired by the broker or dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See "The Exchange Offer
                           - Procedures for Tendering" and "Plan of
                           Distribution."


Special Procedures for     If you are a beneficial owner whose Original Notes
Beneficial Owners          are registered in the name of a broker dealer,
                           commercial bank, trust company or other nominee and
                           you wish to tender, you should contact the registered
                           holder promptly and instruct the registered holder to
                           tender on your behalf. If the Original Notes are in
                           certificated form and you are a beneficial owner who
                           wishes to tender on the owner's behalf, prior to
                           completing and executing the Letter of Transmittal
                           and delivering the Original Notes, you must either
                           make appropriate arrangements to register ownership
                           of the Original Notes in your name or obtain a
                           properly completed bond power from the registered
                           holder. The transfer of registered ownership may take
                           considerable time. See "The Exchange Offer -
                           Procedures for Tendering."


Guaranteed Delivery        If the Original Notes are in certificated form and
Procedures                 you wish to tender your Original Notes in the
                           Exchange Offer and your Original Notes are not
                           immediately available for delivery, you may still
                           tender your shares by completing, signing and
                           delivering the Letter of Transmittal and any other
                           documents required by the Letter of Transmittal to
                           the Exchange Agent prior to the Expiration Date and
                           tendering your Original Notes according to the
                           guaranteed delivery procedures set forth in "The
                           Exchange Offer - Guaranteed Delivery Procedures."

Withdrawal Rights          You may withdraw your tenders at any time prior to
                           5:00 p.m. New York City time on the Expiration Date.
                           See "The Exchange Offer - Withdrawal of Tenders."

Acceptance of Original     We will accept for exchange any and all Original
Notes and Delivery of      Notes that are properly tendered to the Exchange
Exchange Notes             Agent prior to 5:00 p.m. New York City time on the
                           Expiration Date. The Exchange Notes issued pursuant
                           to the Exchange Offer will be delivered promptly
                           following the Expiration Date. See "The Exchange
                           Offer -- Terms of the Exchange Offer."

Exchange Agent             The Bank of New York, New York, New York, is serving
                           as the Exchange Agent in connection with the Exchange
                           Offer. See "The Exchange Offer - Exchange Agent."

Effect on Holders of the   As a result of making this Exchange Offer, and upon
Original Notes             acceptance for exchange of all validly tendered
                           Original Notes pursuant to the terms of this Exchange
                           Offer, we will have fulfilled one of our obligations
                           contained in the Exchange and Registration Rights
                           Agreement and, accordingly, there will be no increase
                           in the interest rate on the Original Notes pursuant
                           to the Exchange and Registration Rights Agreement.
                           Holders of Original Notes who do not tender their
                           Original Notes will continue to be entitled to all
                           the rights and limitations applicable thereto under
                           the Indenture dated as of April 4, 2001, among
                           Apogent Technologies Inc., the Guarantors, and The
                           Bank of New York, as trustee (the "Trustee") relating
                           to the Original Notes and the Exchange Notes (the
                           "Indenture"), except for any rights under the
                           Indenture or the Exchange and Registration Rights
                           Agreement which by their terms terminate or cease to
                           have further effectiveness as a result of the making
                           of, and the acceptance for exchange of all validly
                           tendered Original Notes pursuant to, the Exchange
                           Offer. All Original Notes that remain outstanding
                           will continue to be subject to the restrictions on
                           transfer provided for in the Original Notes and the
                           Indenture. To the extent that Original Notes are
                           tendered and accepted in the Exchange Offer, the
                           trading market for Original Notes could be adversely
                           affected. For a summary of certain federal income tax
                           consequences of the ownership and disposition of the
                           notes see "Certain United States Federal Income Tax
                           Considerations."

Use of Proceeds            There will be no cash proceeds to Apogent from the
                           exchange pursuant to the Exchange Offer.



                               Terms of the Notes


         The Exchange Offer applies to the entire outstanding $325 million principal amount of Original Notes. The terms of the Exchange Notes are identical in all material respects to the Original Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Original Notes for Exchange Notes. The Exchange Notes will evidence the same debt as the Original Notes and will be governed by the same Indenture under which the Original Notes were issued. See "Description of the Notes."

Issuer...............................................        Apogent Technologies Inc.

Notes Offered........................................        $325,000,000 in principal amount of Series B 8% Senior
                                                             Notes Due 2011.

Maturity Date........................................        April 1, 2011.

Interest Payment Dates...............................        April 1 and October 1 of each year beginning October 1, 2001.

Optional Redemption..................................        The Original Notes are and the Exchange Notes will be
                                                             redeemable, at our option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of
                                                             principal and interest thereon discounted, on a semi-annual basis, at the treasury rate plus 35 basis points, plus
                                                             accrued interest to the date of redemption.  When we refer to the treasury rate, we mean the treasury rate at the time of redemption for treasury notes with a maturity comparable to the remaining term of the notes, determined as described in
                                                             "Description of the Notes."

Guarantees...........................................        The Original Notes are and the Exchange Notes will be
                                                             unconditionally guaranteed, jointly and severally, by each of our existing and future material U.S. subsidiaries, which are the same subsidiaries that guarantee our obligations under our bank credit facility. Apogent Technologies and its U.S.
                                                             subsidiaries have approximately 88% of our assets and
                                                             generated approximately 89% of our income from continuing
                                                             operations for the fiscal year ended September 30, 2000. The guarantees are unsecured senior indebtedness of our
                                                             subsidiary guarantors. In the event the obligations of any subsidiary guarantor under our bank credit facility are
                                                             terminated, such subsidiary guarantor will also be released from its obligations under its subsidiary guarantee. In the event an existing or future subsidiary of Apogent guarantees any indebtedness of Apogent under our bank credit facility, then such subsidiary will also guarantee Apogent's
                                                             indebtedness under the notes.

Ranking..............................................        Both the Original Notes and the Exchange Notes rank equally in right of payment with all our existing and future
                                                             unsecured senior debt and are senior in right of payment to all our future subordinated debt. The indenture relating to the notes permits us to incur additional senior indebtedness.

Certain Covenants....................................        We issued the Original Notes and will issue the Exchange
                                                             Notes under an indenture with the trustee.  Among other
                                                             things, the indenture limits our ability and the ability of our subsidiaries to:

                                                             o    incur certain liens;

                                                             o    engage in sale-leaseback transactions; and

                                                             o    merge or consolidate or sell all or substantially all of
                                                                  our assets.

Exchange Offer; Registration Rights..................        Under the Exchange and Registration Rights Agreement executed as part of the offering of the Original Notes, we agreed

                                                             to use our reasonable best efforts to register notes with the
                                                             Securities and Exchange Commission (which we refer to as the
                                                             "Exchange Notes") having substantially identical terms as the
                                                             Original Notes as part of an offer to exchange freely tradable
                                                             Exchange Notes for the Original Notes. We agreed to use our reasonable best efforts to cause this registration statement to be declared effective within 150 days after the closing date of the offering and the exchange to be completed within 180 days after the closing. Holders of Original Notes will be entitled to the payment of additional interest if we do not comply with these obligations within the specified time periods, but this provision does not apply to the Exchange Notes. The registration statement of which this prospectus is a part has been filed to satisfy these requirements of the Exchange and Registration Rights
                                                             Agreement. See "Description of the Notes - Exchange Offer;
                                                             Registration Rights."

Absence of a Public Market for the Notes.............        The Original Notes have been and the Exchange Notes will be issued in the form of one or more registered notes in global form through The Depository Trust Company ("DTC"). There is currently no established market for the Original Notes or the
                                                             Exchange Notes. Accordingly, there can be no assurance as to the development or liquidity of any market for the Original
                                                             Notes or the Exchange Notes. The initial purchasers have
                                                             advised us that they currently intend to make a market in the
                                                             Original Notes and, if issued, the Exchange Notes. However, they are not obligated to do so, and any market making with respect to the Original Notes or the Exchange Notes may be discontinued without notice. We do not intend to apply for a listing of the Original Notes, or, if issued, the Exchange
                                                             Notes, on any securities exchange or any automated dealer
                                                             quotation system.

                               THE EXCHANGE OFFER


PURPOSES AND EFFECTS OF THE EXCHANGE OFFER

We sold the Original Notes on April 4, 2001 to the initial purchasers, who resold the Original Notes to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in a private offering. In connection with the sale of the Original Notes, we and the initial purchasers entered into an Exchange and Registration Rights Agreement dated as of April 4, 2001 (the "Registration Rights Agreement") pursuant to which we agreed to file with the SEC a registration statement (the "Exchange Offer Registration Statement") with respect to an offer to exchange the Original Notes for Exchange Notes within 60 days following the issuance of the Original Notes (the "Issue Date"). In addition, we agreed to use our best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act within 150 days after the Issue Date and to offer the Exchange Notes pursuant to the Exchange Offer. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

This prospectus is a part of the Exchange Offer Registration Statement that we have filed with the SEC. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy our obligations thereunder. You are a "holder" with respect to the Exchange Offer, if your Original Notes are registered in your name on Apogent's books or if you have obtained a properly completed bond power from the registered holder, or any person whose Original Notes are held of record by the Depository. Upon completion of the Exchange Offer we generally will not be required to file any registration statement to register any outstanding Original Notes. If you do not tender your Original Notes or your Original Notes are tendered but not accepted, you generally will have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if you wish to sell your Original Notes.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties unrelated to Apogent, we believe that you may offer for resale, resell or otherwise transfer the Exchange Notes issued to you, unless you are an "affiliate" of Apogent within the meaning of Rule 405 under the Securities Act and except as set forth in the next paragraph, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you acquire the Exchange Notes in the ordinary course of business and you are not engaged, do not intend to engage, and have no arrangement or understanding with any person to engage, in the distribution of the Exchange Notes.

If you participate in the Exchange Offer for the purpose of distributing securities in a manner not permitted by the SEC's interpretation, (a) the position of the staff of the SEC enunciated in the interpretive letters is inapplicable to you and (b) you are required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See "Plan of Distribution."

The Exchange Offer is not being made to you, nor may you participate in the Exchange Offer in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities laws of that jurisdiction. Prior to the Exchange Offer, however, we will use our best efforts to register or qualify the Exchange Notes for offer and sale under the securities or laws of any jurisdictions necessary to permit completion of the Exchange Offer and do any and all other acts or things necessary or advisable to enable the offer and sale of the Exchange Notes in those jurisdictions.

TERMS OF THE EXCHANGE OFFER

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal, we will accept any and all Original Notes validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date (as defined). We will issue up to $325 million aggregate principal amount of Exchange Notes in exchange for a like principal amount of outstanding Original Notes that are validly tendered and accepted in the Exchange Offer. Subject to the conditions of the Exchange Offer described below, we will accept any and all Original Notes that are validly tendered. You may tender some or all of your Original Notes pursuant to the Exchange Offer.

The Exchange Offer is not conditioned upon any number of Original Notes being tendered.


The form and terms of the Exchange Notes will be the same in all material respects as the form and terms of the Original Notes, except that the Exchange Notes will be registered under the Securities Act and hence will not bear legends restricting their transfer. The Exchange Notes will not represent additional indebtedness of Apogent and will be entitled to the benefits of the Indenture, which is the same Indenture under which the Original Notes were issued.

Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid on the Original Notes or, if no interest has been paid, from April 4, 2001. Accordingly, registered holders of Exchange Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from April 4, 2001. Original Notes accepted for exchange will cease to accrue interest from and after the date the Exchange Offer closes. If your Original Notes are accepted for exchange, you will not receive any payment in respect of interest on the Original Notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the Exchange Offer.


You do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. We intend to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement. If you do not tender for exchange or if your tender is not accepted, the Original Notes will remain outstanding and you will be entitled to the benefits of the Indenture, but generally will not be entitled to any registration rights under the Registration Rights Agreement.


We will be deemed to have accepted validly tendered Original Notes when, as and if we have given oral or written notice of acceptance to the Exchange Agent for the Exchange Offer. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from Apogent.

If any tendered Original Notes not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, we will return the certificates (if any) for the unaccepted Original Notes to the tendering holder of that note, without expense, as promptly as practicable after the Expiration Date.

If you tender your Original Notes in the Exchange Offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letters of Transmittal, transfer taxes with respect to the exchange of Original Notes pursuant to the Exchange Offer. Apogent will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "Fees and Expenses."

CONDITIONS OF THE EXCHANGE OFFER

Notwithstanding any other term of the Exchange Offer, Apogent will not be required to accept for exchange any Original Notes for any Exchange Notes tendered and may terminate or amend the Exchange Offer as provided herein before the acceptance of any Original Notes, if any of the following conditions exist:

         (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority with respect to the Exchange Offer which, in Apogent's judgment, could reasonably be expected to materially impair our ability to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer; or

         (b) there shall have been proposed, adopted or enacted any law, statute, rule, regulation or order which, in Apogent's judgment, could reasonably be expected to materially impair our ability to proceed with the Exchange Offer or have a materially adverse effect on the contemplated benefits of the Exchange Offer.

The foregoing conditions are for Apogent's sole benefit and may be asserted regardless of the circumstances giving rise to the conditions or may be waived by us in whole or in part at any time and from time to time in our sole discretion. If we waive or amend the foregoing conditions, we will, if required by applicable law, extend the Exchange Offer for a minimum of five business days from the date that we first give notice, by public announcement or otherwise, of such waiver of amendment, if the Exchange Offer would otherwise expire within that five business-day period. Any determination by Apogent concerning the events described above will be final and binding upon all parties.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENTS


The Exchange Offer will expire at 5:00 p.m., New York City time, on August 15, 2001, unless extended (the "Expiration Date"). We reserve the right to extend the Exchange Offer at our discretion, in which event the term "Expiration Date" shall mean the time and date on which the Exchange Offer as so extended shall expire. We will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.


We reserve the right, in our sole discretion, to:

         o delay accepting for exchange any Original Notes for any Exchange Notes or to extend or terminate the Exchange Offer and not accept for exchange any Original Notes for any Exchange Notes if any of the events set forth under the caption "Conditions of the Exchange Offer" shall have occurred and shall not have been waived by giving oral or written notice of the delay or termination to the Exchange Agent, or

         o        amend the terms of the Exchange Offer in any manner.

Any delay in acceptance for exchange, extension or amendment will be followed as promptly as practicable by a public announcement of the delay. If we amend the Exchange Offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of Exchange Notes of the amendment and we will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders of the Exchange Notes, if the Exchange Offer would otherwise expire during that five to ten business-day period. The rights we have reserved in this paragraph are in addition to our rights set forth under the caption "Conditions of the Exchange Offer."

PROCEDURES FOR TENDERING

Only a holder of Original Notes may tender them in the Exchange Offer. To tender in the Exchange Offer, you must complete, sign and date the Letter of Transmittal, or a facsimile of it, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal or the facsimile, together with the Original Notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

Any financial institution that is a participant in the Depositary's Book-Entry Transfer Facility system may make book-entry delivery of the Original Notes by causing the Depositary to transfer the Original Notes into the Exchange Agent's account in accordance with the Depositary's procedure for transfer. Although delivery of Original Notes may be effected through book-entry transfer into the Exchange Agent's account at the Depositary, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its addresses set forth in "Exchange Agent" below prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO THE DEPOSITARY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

If you tender an Original Note, and do not validly withdraw your tender, your actions will constitute an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal.

The method of delivery of your Original Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the Exchange Agent before the Expiration Date. No Letter of Transmittal or Original Note should be sent to Apogent; instead, they should be sent to the Exchange Agent. You may request that your broker, dealer, commercial bank, trust company or nominee effect the tender for you.

Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Original Notes are being tendered (a) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal, or (b) for the account of an Eligible Institution. If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member of a signature guarantee program within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").


If the Letter of Transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by Apogent, provide evidence satisfactory to Apogent of their authority to act must be submitted with the Letter of Transmittal.


We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Original Notes. Our determination will be final and binding. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Original Notes. Apogent's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties.

Unless waived, you must cure any defects or irregularities in connection with tenders of your Original Notes within a time period we will determine. Although we intend to request that the Exchange Agent notify you of defects or irregularities with respect to your tender of Original Notes, neither Apogent, the Exchange Agent nor any other person will incur any liability for failure to give you any notification. Tenders of Original Notes will not be deemed to have been made until any defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

In addition, we reserve the right in our sole discretion (subject to the limitations contained in the Indenture) (a) to purchase or make offers for any Original Notes that remain outstanding subsequent to the Expiration Date and (b) to the extent permitted by applicable law, to purchase Original Notes in the open market, in privately negotiated transactions or otherwise. The terms of any purchases or offers could differ from the terms of the Exchange Offer.

By tendering, you will be representing to Apogent, among other things, that:

         (1) you are obtaining the Exchange Notes in the ordinary course of business whether or not you are the holder,

         (2) you do not have an arrangement or understanding with any person to participate in the distribution of the Exchange Notes, and

         (3) you are not an "affiliate," as defined in Rule 405 under the Securities Act, of Apogent or, if you are an affiliate of Apogent, that you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable.

If you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the Exchange Notes.

GUARANTEED DELIVERY PROCEDURES

If you wish to tender your Original Notes and (1) your Original Notes are not immediately available, or (2) you cannot deliver your Original Notes and other required documents to the Exchange Agent, or cannot complete the procedure for book-entry transfer prior to the Expiration Date, you may effect a tender if:

         (a) You make a tender through an Eligible Institution;

         (b) Prior to the Expiration Date, the Exchange Agent receives from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth your name and address, the certificate number(s) of the Original Notes (if available) and the principal amount of Original Notes tendered together with a duly executed Letter of Transmittal (or a facsimile thereof), stating that the tender is being made thereby and guaranteeing that, within three business days after the Expiration Date, the certificate(s) representing the Original Notes to be tendered in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at the Depositary of Original Notes delivered electronically) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

         (c) The certificate(s) representing all tendered Original Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at the Depositary of Original Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three business days after the Expiration Date.

Upon request to the Exchange Agent, you will be sent a Notice of Guaranteed Delivery if you wish to tender your Original Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

Except as otherwise provided herein, you may withdraw any tenders of Original Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for exchange.

For your withdrawal to be effective, the Exchange Agent must receive a written or facsimile transmission notice of withdrawal at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date, and prior to acceptance for exchange thereof by Apogent. Any notice of withdrawal must:

         (a) specify the name of the person having deposited the Original Notes to be withdrawn (the "Depositor"),


         (b) identify the Original Notes to be withdrawn (including the certificate number or numbers, if applicable, and principal amount of the Original Notes),


         (c) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which the Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Original Notes register the transfer of the Original Notes into the name of the person withdrawing the tender, and

         (d) specify the name in which any Original Notes are to be registered, if different from that of the Depositor.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of withdrawal notices. This determination shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect to them unless the Original Notes so withdrawn are validly re-tendered. Any Original Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to you, without cost, as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. You may re-tender properly withdrawn Original Notes by following one of the procedures described above under "Procedures for Tender" at any time prior to the Expiration Date.

FEES AND EXPENSES

The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by Apogent. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of Apogent and its affiliates.

Apogent has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. However, Apogent will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Apogent may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, Letters of Transmittal and related documents to the beneficial owners of the Original Notes and in handling or forwarding tenders for exchange. Apogent will pay the other expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Trustee, accounting and legal fees and printing costs.

Apogent will pay all transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Notes tendered, or if tendered Original Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the Exchange Offer, then the amount of any transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of any taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of any transfer taxes will be billed directly to the tendering holder.

RESALE OF EXCHANGE NOTES

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that, unless you are a broker-dealer or an affiliate of Apogent, you may offer for resale, resell or otherwise transfer the Exchange Notes issued to you pursuant to the Exchange Offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you acquire the Exchange Notes in the ordinary course business and you do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes. If you tender in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes, you may not rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley & Co., Incorporated (available June 5, 1991), or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where the Original Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See "Plan of Distribution."

         By tendering in the Exchange Offer, you will represent to Apogent that, among other things:

         (1) you are obtaining the Exchange Notes in the ordinary course of business,

         (2) you do not have an arrangement or understanding with any person to participate in the distribution of the Exchange Notes, and

         (3) you acknowledge that if you participate in the Exchange Offer for the purpose of distributing the Exchange Notes,

                  (a) you must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the no-action letters referenced above, and

                  (b) your failure to comply with those requirements could result in you incurring liability under the Securities Act for which your are not indemnified by Apogent. Further, by tendering in the Exchange Offer, each holder that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of Apogent will represent to Apogent that the holder understands and acknowledges that the Exchange Notes may not be offered for resale, resold or otherwise transferred by that holder without registration under the Securities Act or an exemption therefrom.

As set forth above, affiliates of Apogent are not entitled to rely on the foregoing interpretations of the staff of the SEC with respect to resales of the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act.

CONSEQUENCES OF FAILURE TO EXCHANGE

As a result of making of this Exchange Offer, Apogent will have fulfilled one of its obligations under the Registration Rights Agreement. You generally will not have any further registration rights under the Registration Rights Agreement or otherwise if you do not tender your Original Notes. Accordingly, if you do not exchange your Original Notes for Exchange Notes, you will continue to hold your untendered Original Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except to the extent of those rights or limitations that, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer (including the right to receive additional interest, under certain circumstances, as Liquidated Damages).

The Original Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, you may only resell the Original Notes

         (a) to Apogent (upon redemption thereof or otherwise),

         (b) pursuant to an effective registration statement under the Securities Act,

         (c) so long as the Original Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of 144A,

         (d) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder,

         (e) to an institutional accredited investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Original Notes evidenced thereby (the form of which letter can be obtained from the Trustee), or

         (f) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Accordingly, if any Original Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered Original Notes could be adversely affected. See "Termination of Certain Rights."

TERMINATION OF CERTAIN RIGHTS

You will not be entitled to certain rights under the Registration Rights Agreement following the completion of the Exchange Offer. The rights that generally will terminate are the rights (a) to have Apogent file with the SEC and use its best efforts to have declared effective a shelf registration statement to cover resales of the Original Notes by the holders thereof and (b) to receive additional interest as Liquidated Damages if the registration statement of which this prospectus is a part or the shelf registration statement are not filed with, or declared effective by, the SEC within certain specified time periods or the Exchange Offer is not consummated within a specified time period.

OTHER

Participation in the Exchange Offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take.

No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this prospectus. If given or made, that information or those representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made pursuant to the Exchange Offer, will, under any circumstances, create any implication that there has been no change in the affairs of Apogent or its subsidiaries since the respective dates as of which the information contained in this prospectus is given. The Exchange Offer is not being made to (nor will tender be accepted from or on behalf of) holders of Original Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Apogent intends to take any action it deems necessary to make the Exchange Offer in any jurisdiction and to extend the Exchange Offer to holders of Original Notes in that jurisdiction.

Apogent may in the future seek to acquire Original Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Original Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Original Notes except to the extent that we may be required to do so under the Registration Rights Agreement.

ACCOUNTING TREATMENT

The Exchange Notes will be recorded at the same carrying value as the Original Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes under generally accepted accounting principles.

EXCHANGE AGENT

The Bank of New York, New York, New York has been appointed as Exchange Agent for the Exchange Offer. All correspondence in connection with the Exchange Offer and the Letter of Transmittal should be addressed to the Exchange Agent, as follows:


        By registered or certified mail:
           The Bank of New York, Reorganization Unit
           101 Barcley Street, 7E
           New York, NY 10286
           Attn: Mr. Duong Nguyen




        By Hand or Overnight Courier              Facsimile Transmission:


           The Bank of New York                         (212) 815-6339
           101 Barcley Street                  (For Eligible Institutions Only)
           Corporate Trust Services Window
           Ground Level                             Confirm by Telephone:
           New York, NY 10286                          (212) 815-3687
           Attn: Mr. Duong Nguyen



Requests for additional copies of this prospectus or the Letter of Transmittal should be directed to the Exchange Agent.


                                 USE OF PROCEEDS

         The Exchange Offer is intended to satisfy certain of our obligations under the Purchase Agreement and the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the Exchange Notes offered in this prospectus. In consideration for issuing the Exchange Notes contemplated by this prospectus, we will receive the Original Notes in like principal amount, the form and terms of which are substantially the same as the form and terms of the Exchange Notes (which replace the Original Notes, except as otherwise described herein, and which represent the same indebtedness). The Original Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any increase or decrease in our indebtedness.

         We received approximately $321 million of net proceeds from the offering of the Original Notes (after deducting the offering discount, the initial purchasers' discount and the estimated offering expenses). We used the net proceeds from the offering to fund the repayment of our term loan facility, which bore a variable rate of interest based on several index rates (6.49% per annum at March 15, 2001) and matured in 2005, and for repayment of a portion of our revolving credit facility. Each of the initial purchasers, or an affiliate thereof, was a lender under the term loan facility.

                       RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for Apogent for the periods indicated:

                                                   YEARS ENDED SEPTEMBER 30,
                                           ----------------------------------------   SIX MONTHS ENDED
                                           2000     1999     1998     1997     1996    MARCH 31, 2001
                                           ----     ----     ----     ----     ----   ----------------
Ratio of earnings to fixed charges          3.8      4.0      3.5      3.8      3.1           4.3

For this purpose, "earnings" consists of income from continuing operations before income taxes and fixed charges (exclusive of capitalized, amortized premiums related to indebtedness, an estimate of interest within rental expense and preferred stock dividends). "Fixed charges" consists of interest expense and capitalized, amortized premiums related to indebtedness and an estimate of interest within rental expense. Apogent did not pay any preferred stock dividends during the periods indicated.

                                 CAPITALIZATION


The following table sets forth the consolidated capitalization of Apogent as of March 31, 2001 on a historical basis and as adjusted to give effect to the sale of the Original Notes and the application of the proceeds therefrom. This table should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto appearing elsewhere in this prospectus.


(In thousands except shares and per share data)


                                                                                         MARCH 31, 2001
                                                                                 ------------------------------
                                                                                              AS ADJUSTED FOR
                                                                                   ACTUAL     ORIGINAL NOTES(1)
                                                                                 -----------  -----------------
Cash and cash equivalents                                                        $    12,113    $    12,113
                                                                                 ===========    ===========
Total Debt (2):
   The Apogent Credit Facilities
      Term loan facility maturing December 1, 2005                               $   300,000    $        --
      Revolving credit facility                                                      257,300        236,269
   Other                                                                              78,492         78,492
   The notes (3)                                                                          --        323,531
                                                                                 -----------    -----------
      Total debt                                                                     635,792        638,292
Shareholders' equity:
   Preferred Stock, $0.01 par value; authorized 20,000,000 shares; none issued
   Common Stock, $0.01 par value; authorized 250,000,000 shares;
      105,406,437 issued                                                               1,054          1,054
   Equity Rights, 50 rights at $1.09 per right                                            --             --
   Additional paid-in capital                                                        248,097        248,097
   Retained earnings                                                                 571,509        571,509
   Accumulated other comprehensive income                                            (37,411)       (37,411)
   Treasury common stock, 220 shares at cost                                              --             --
                                                                                 -----------    -----------
      Total shareholders' equity                                                     783,249        783,249
                                                                                 -----------    -----------
      Total capitalization                                                       $ 1,419,041    $ 1,421,541
                                                                                 ===========    ===========


(1) Gives effect to the issuance of the Original Notes (net of the estimated fees and expenses related thereto) and the application of the proceeds therefrom. Apogent has estimated note issuance expenses of $2,500.

(2)      Excludes securities lending agreement.

(3)      $325,000 face amount less discount of $1,469.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

GENERAL


The subsidiaries of Apogent are leading manufacturers and providers of value-added products under four business segments - labware and life sciences, clinical and industrial, diagnostics and microbiology, and laboratory equipment.


Our fiscal year ends on September 30 and, accordingly, all references to quarters refer to our fiscal quarters. The quarters ended March 31, 2000 and 2001 are Apogent's first quarters of fiscal 2000 and 2001, respectively. We encourage you to review our consolidated financial statements, including the notes thereto, copies of which are included herein.

RESULTS OF OPERATIONS

QUARTER ENDED MARCH 31, 2001
COMPARED TO THE QUARTER ENDED MARCH 31, 2000

NET SALES.

                                                           DOLLAR    PERCENT
Net Sales: (Dollars in thousands)     2001       2000      CHANGE    CHANGE
                                    --------   --------   --------   -------
Labware and Life Sciences           $ 97,665   $ 85,584   $ 12,081   14.1%
Clinical and Industrial               61,762     54,666      7,096   13.0%
Diagnostics and Microbiology          59,801     53,179      6,622   12.5%
Laboratory Equipment                  25,876     24,645      1,231    5.0%
                                    --------   --------   --------
Total Net Sales                     $245,104   $218,074   $ 27,030   12.4%
                                    ========   ========   ========


Overall Company. Net sales for the second quarter of fiscal 2001 increased by $27.0 million or 12.4% from the corresponding fiscal 2000 quarter.

Labware and Life Sciences. Increased net sales in the labware and life sciences segment resulted primarily from: (a) net sales of products of acquired companies (approximately $5.5 million), (b) increased net sales of new products (approximately $4.5 million), (c) price increases (approximately $3.5 million), and (d) increased net sales of existing products (approximately $0.4 million). Net sales were partially reduced by foreign currency fluctuations (approximately $1.6 million).


Clinical and Industrial. Increased net sales in the clinical and industrial segment resulted primarily from: (a) net sales of products of acquired companies (approximately $7.4 million), (b) increased net sales of new products (approximately $0.5 million), and (c) price increases (approximately $0.3 million). Net sales were partially reduced by: (a) foreign currency fluctuations (approximately $0.5 million) and (b) decreased net sales of existing products (approximately $0.5 million).


Diagnostics and Microbiology. Increased net sales in the diagnostics and microbiology segment resulted primarily from: (a) net sales of products of acquired companies (approximately $5.1 million), (b) increased net sales of new products (approximately $0.9 million), (c) price increases (approximately $0.4 million), and (d) increased net sales of existing products (approximately $0.4 million). Net sales were partially reduced by foreign currency fluctuations (approximately $0.2 million).


Laboratory Equipment. Increased net sales in the laboratory equipment segment resulted primarily from: (a) increased net sales of new products (approximately $1.7 million) and (b) price increases (approximately $0.6 million). Net sales were partially reduced by: (a) decreased net sales of existing products (approximately $0.9 million) and (b) foreign currency fluctuations (approximately $0.1 million).

GROSS PROFIT.

                                                     PERCENT OF             PERCENT OF    DOLLAR    PERCENT
Gross Profit: (Dollars in thousands)        2001       SALES       2000        SALES      CHANGE    CHANGE
                                          --------   ---------   --------   ----------   --------   --------
Labware and Life Sciences                 $ 51,848      21.2%    $ 45,166      20.7%     $  6,682     14.8%
Clinical and Industrial                     25,552      10.4%      23,264      10.7%        2,288      9.8%
Diagnostics and Microbiology                31,985      13.0%      28,434      13.0%        3,551     12.5%
Laboratory Equipment                        11,128       4.5%      10,301       4.7%          827      8.0%
                                          --------               --------                --------
Total Gross Profit                        $120,513      49.2%    $107,165      49.1%     $ 13,348     12.5%
                                          ========               ========                ========

Overall Company. Gross profit from the quarter ended March 31, 2001 increased by $13.3 million or 12.5% from the corresponding fiscal 2000 period.

Labware and Life Sciences. Increased gross profit in the labware and life sciences segment resulted primarily from: (a) price increases (approximately $3.5 million), (b) the effects of acquired companies (approximately $3.3 million), (c) the effects of new products (approximately $1.9 million), and (d) increased volume (approximately $0.9 million). Gross profit was partially reduced by: (a) product mix (approximately $1.6 million), (b) foreign currency fluctuations (approximately $0.8 million), and (c) inventory adjustments (approximately $0.4 million).


Clinical and Industrial. Increased gross profit in the clinical and industrial segment resulted primarily from: (a) the effects of acquired companies (approximately $2.2 million), (b) decreased manufacturing overhead (approximately $1.5 million), (c) price increases (approximately $0.3 million),
(d) product mix (approximately $0.2 million), and (e) the effects of new products (approximately $0.1 million). Gross profit was partially reduced by:
(a) reduced volume (approximately $1.6 million) and (b) foreign currency fluctuations (approximately $0.4 million).


Diagnostics and Microbiology. Increased gross profit in the diagnostics and microbiology segment resulted primarily from: (a) the effects of acquired companies (approximately $3.7 million), (b) product mix (approximately $1.8 million), (c) increased volume (approximately $1.0 million), (d) price increases (approximately $0.4 million), and (e) the effects of new products (approximately $0.4 million). Gross profit was partially reduced by: (a) increased factory overhead (approximately $2.8 million) and (b) inventory adjustments (approximately $0.8 million).

Laboratory Equipment. Increased gross profit in the laboratory equipment segment resulted primarily from: (a) the effects of new products (approximately $0.8 million) and (b) price increases (approximately $0.6 million). Gross profit was partially reduced by: (a) decreased volume (approximately $0.5 million) and (b) foreign currency fluctuations (approximately $0.1 million).

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.

Selling General and
Administrative Expenses:                                       DOLLAR     PERCENT
(Dollars in thousands)                      2001      2000     CHANGE      CHANGE
                                          -------   -------   -------     -------
Labware and Life Sciences                 $27,113   $23,773   $ 3,340      14.0%
Clinical and Industrial                    11,626     9,248     2,378      25.7%
Diagnostics and Microbiology               16,635    14,022     2,613      18.6%
Laboratory Equipment                        5,758     5,292       466       8.8%
Corporate Office                            2,548     1,869       679      36.3%
                                          -------   -------   -------
Total Selling, General and
  Administrative Expenses                 $63,680   $54,204   $ 9,476      17.5%
                                          =======   =======   =======

Overall Company. Selling, general and administrative expenses for the quarter ended March 31, 2001 increased by $9.5 million or 17.5% from the corresponding fiscal 2000 quarter. Selling, general and administrative expenses at the corporate offices increased by $0.7 million over the second fiscal quarter of 2001 as compared to the corresponding fiscal 2000 quarter. Corporate office expenses increased primarily due to non-recurring special charges relating to the transition of the corporate headquarters from Milwaukee, Wisconsin to Portsmouth, New Hampshire.

Labware and Life Sciences. Increased selling, general and administrative expenses in the labware and life sciences segment resulted primarily from: (a) acquired businesses (approximately $1.9 million), (b) general and administrative expenses (approximately $0.7 million), (c) marketing expenses (approximately $0.5 million), and (d) research and development expense

(approximately $0.2 million). Selling, general and administrative expenses were partially reduced by foreign currency fluctuations (approximately $0.4 million).

Clinical and Industrial. Increased selling, general and administrative expenses in the clinical and industrial segment resulted primarily from: (a) acquired businesses (approximately $1.1 million), (b) marketing expenses (approximately $0.9 million), (c) increased amortization of intangibles primarily as a result of acquisitions (approximately $0.3 million), and (d) research and development expense (approximately $0.1 million).

Diagnostics and Microbiology. Increased selling, general and administrative expenses in the diagnostic and microbiology segment resulted primarily from:
(a) marketing expenses (approximately $1.3 million), (b) increased amortization of intangibles primarily as a result of acquisitions (approximately $1.2 million), and (c) general and administrative expenses (approximately $0.6 million). Selling, general and administrative expenses were partially reduced by: (a) research and development expense (approximately $0.2 million) and (b) foreign currency fluctuations (approximately $0.1 million).

Laboratory Equipment. Increased selling, general and administrative expenses in the laboratory equipment segment resulted primarily from: (a) general and administrative expenses (approximately $0.3 million) and (b) research and development expenses (approximately $0.2 million). Selling, general and administrative expenses were partially reduced by foreign currency fluctuations (approximately $0.1 million).

SPECIAL CHARGES.

As noted above our results for the quarter ended March 31, 2001 include a charge of approximately $0.6 million ($0.4 million after tax) relating to adjustments made to the 2000 restructuring reserve, consisting of additional severance. This charge is included in the corporate selling, general and administrative expenses.

OPERATING INCOME.

                                                                    DOLLAR      PERCENT
Operating Income: (Dollars in thousands)    2001        2000        CHANGE      CHANGE
                                          --------    --------    ---------    --------
Labware and Life Sciences                 $ 24,734    $ 21,393    $  3,341        15.6 %
Clinical and Industrial                     13,926      14,016         (90)       (0.6)%
Diagnostics and Microbiology                15,350      14,412         938         6.5 %
Laboratory Equipment                         5,371       5,009         362         7.2 %
Corporate Office                            (2,548)     (1,869)       (679)       36.3 %
                                          --------    --------    --------
Total Operating Income                    $ 56,833    $ 52,961    $  3,872         7.3 %
                                          ========    ========    ========

As a result of the foregoing, operating income in the second quarter of fiscal 2001 increased by 7.3% of $3.9 million over operating income in the corresponding quarter of fiscal 2000.

INTEREST EXPENSE.

Interest expense for the second quarter of fiscal 2001 decreased by $0.1 million to $11.9 million from the corresponding quarter of fiscal 2000. Although interest rates increased as compared to corresponding period in fiscal 2000, the related expense decreased as a result of lower debt levels for the fiscal 2001 quarter.

OTHER INCOME.

Other income in the second quarter of fiscal 2001 was $5.3 million, an increase of $5.1 million over the corresponding 2000 quarter. The increase resulted primarily from the gain on the sale of an asset of $4.1 million during the second quarter of fiscal 2001.

INCOME TAXES.

Taxes on income from continuing operations in the second quarter of fiscal 2001 were $20.1 million, an increase of $4.2 million from the corresponding 2000 quarter. The increase resulted primarily from increased taxable earnings.

INCOME FROM CONTINUING OPERATIONS.

As a result of the foregoing, the Company had net income from continuing operations of $30.2 million for the second quarter of fiscal 2001, as compared to $25.3 million in the corresponding 2000 period, representing an increase of 19.1%.

DISCONTINUED OPERATIONS.

Losses from discontinued operations were $0.8 million in the second quarter of fiscal 2001 as compared to income of $13.6 million (net of income tax of $9.2 million) in the second fiscal quarter of 2000. The 2001 loss from discontinued operations resulted from transaction expenses related to the spin-off of SDS which occurred on December 11, 2000.

NET INCOME.

As a result of the foregoing, we had net income of $29.4 million in the second quarter of fiscal 2001, as compared to net income of $39.0 million in the corresponding 2000 period.

DEPRECIATION AND AMORTIZATION EXPENSE.

Depreciation and amortization expense is allocated among cost of sales, selling, general and administrative expenses and other expense. Depreciation expense and amortization expense increased $3.2 million in the second quarter of fiscal 2001 due to additional depreciation and amortization from goodwill and intangibles recorded from the various acquisitions as well as routine operating capital expenditures.

SIX MONTHS ENDED MARCH 31, 2001
COMPARED TO SIX MONTHS ENDED MARCH 31, 2000

NET SALES.

                                                                 DOLLAR        PERCENT
Net Sales: (Dollars in thousands)           2001       2000      CHANGE        CHANGE
                                          --------   --------   --------      --------
Labware and Life Sciences                 $182,528   $165,482   $ 17,046       10.3%
Clinical and Industrial                    118,270    106,577     11,693       11.0%
Diagnostics and Microbiology               114,313    103,795     10,518       10.1%
Laboratory Equipment                        50,751     47,103      3,648        7.7%
                                          --------   --------   --------
Total Net Sales                           $465,862   $422,957   $ 42,905       10.1%
                                          ========   ========   ========

Overall Company. Net sales for the six months ended March 31, 2001 increased by $42.9 million or 10.1% over the corresponding period in fiscal 2000.

Labware and Life Sciences. Increased net sales in the labware and life sciences segment resulted primarily from: (a) increased net sales of new products (approximately $8.1 million), (b) net sales of products of acquired companies (approximately $7.8 million), (c) price increases (approximately $4.2 million), and (d) increased net sales of existing products (approximately $0.8 million). Net sales were partially reduced by foreign currency fluctuations (approximately $3.7 million).


Clinical and Industrial. Increased net sales in the clinical and industrial segment resulted primarily from: (a) net sales of products of acquired companies (approximately $13.2 million), (b) increased net sales of new products (approximately $1.1 million), and (c) price increases (approximately $0.7 million). Net sales were partially reduced by: (a) foreign currency fluctuations (approximately $1.9 million) and (b) decreased net sales of existing products (approximately $1.3 million).


Diagnostic and Microbiology. Increased net sales in the diagnostics and microbiology segment resulted primarily from: (a) net sales of products of acquired companies (approximately $11.1 million), (b) increased net sales of new products (approximately $1.4 million), and (c) price increases (approximately $0.8 million). Net sales were partially reduced by: (a) decreased net sales of existing products (approximately $2.3 million) and (b) foreign currency fluctuations (approximately $0.5 million).


Laboratory Equipment. Increased net sales in the laboratory equipment segment resulted primarily from: (a) increased net sales of new products (approximately $2.4 million), (b) price increases (approximately $1.2 million), and (c) increased net sales of existing products (approximately $0.4 million). Net sales were partially reduced by foreign currency fluctuations (approximately $0.3 million).

GROSS PROFIT.

                                                      PERCENT OF           PERCENT OF    DOLLAR     PERCENT
Gross Profit: (Dollars in thousands)        2001       SALES       2000       SALES      CHANGE     CHANGE
                                          --------   ----------  --------  ----------   --------   --------
Labware and Life Sciences                 $ 95,097      20.4%    $ 86,023     20.3%     $  9,074     10.5%
Clinical and Industrial                     48,786      10.5%      44,910     10.6%        3,876      8.6%
Diagnostics and Microbiology                60,820      13.1%      56,433     13.3%        4,387      7.8%
Laboratory Equipment                        21,763       4.7%      19,890      4.7%        1,873      9.4%
                                          --------               --------               --------
Total Gross Profit                        $226,466      48.6%    $207,256     49.0%     $ 19,210      9.3%
                                          ========               ========               ========

Overall Company. Gross profit for the six months ended March 31, 2001 increased by $19.2 million or 9.3% over the corresponding fiscal 2000 period.

Labware and Life Sciences. Increased gross profit in the labware and life sciences segment resulted primarily from: (a) the effects of acquired companies (approximately $5.3 million), (b) price increases (approximately $4.3 million),
(c) the effects of new products (approximately $3.8 million), and (d) increased volume (approximately $2.2 million). Gross profit was partially reduced by: (a) product mix (approximately $4.1 million), (b) unfavorable foreign currency fluctuations (approximately $1.6 million), (c) increased manufacturing overhead (approximately $0.6 million) , and (d) inventory adjustments (approximately $0.1 million).

Clinical and Industrial. Increased gross profit in the clinical and industrial segment resulted primarily from: (a) the effects of acquired companies (approximately $3.9 million), (b) decreased manufacturing overhead (approximately $1.5 million), (c) price increases (approximately $0.7 million), and (d) the effects of new products (approximately $0.4 million). Gross profit was partially reduced by: (a) reduced volume (approximately $1.8 million) and
(b) unfavorable foreign currency fluctuations (approximately $0.9 million).

Diagnostics and Microbiology. Increased gross profit in the diagnostics and microbiology segment resulted primarily from: (a) the effects of acquired companies (approximately $7.9 million), (b) product mix (approximately $3.2 million), (c) price increases (approximately $0.8 million), and (d) the effects of new products (approximately $0.4 million). Gross profit was partially reduced by: (a) increased factory overhead (approximately $4.3 million), (b) inventory adjustments (approximately $2.6 million), (c) decreased volume (approximately $1.0 million), and (d) foreign currency fluctuations (approximately $0.1 million).

Laboratory Equipment. Increased gross profit in the laboratory equipment segment resulted primarily from: (a) price increases (approximately $1.2 million), (b) the effects of new products (approximately $1.0 million), and (c) increased volume (approximately $0.2 million). Gross profit was partially reduced by: (a) foreign currency fluctuations (approximately $0.2 million), (b) an increase in manufacturing overhead (approximately $0.2 million), and (c) inventory adjustments (approximately $0.1 million).

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.

Selling General and
Administrative Expenses:                                         DOLLAR       PERCENT
(Dollars in thousands)                      2001       2000      CHANGE       CHANGE
                                          --------   --------   --------     --------

Labware and Life Sciences                 $ 51,106   $ 46,978   $  4,128        8.8%
Clinical and Industrial                     21,597     18,195      3,402       18.7%
Diagnostics and Microbiology                31,742     28,862      2,880       10.0%
Laboratory Equipment                        10,715     10,362        353        3.4%
Corporate Office                             4,636      3,807        829       21.8%
                                          --------   --------   --------
Total Selling, General and
  Administrative Expenses                 $119,796   $108,204   $ 11,592       10.7%
                                          ========   ========   ========

Overall Company. Selling, general and administrative expenses for the six months ended March 31, 2001 increased by $11.5 million or 10.6% from the corresponding fiscal 2000 period. Selling, general and administrative expenses at the corporate offices increased by $0.8 million over the six months ended March 31, 2001 as compared to the corresponding fiscal 2000 period.

Corporate office expenses increased primarily due to non-recurring special charges relating to the transition of the corporate headquarters from Milwaukee, Wisconsin to Portsmouth, New Hampshire.

Labware and Life Sciences. Increased selling, general and administrative expenses in the labware and life sciences segment resulted primarily from: (a) acquired businesses (approximately $3.3 million), (b) general and administrative expenses (approximately $0.1 million, (c) increased amortization of intangibles primarily as a result of acquisitions (approximately $0.9 million), and (d) research and development expense (approximately $0.2 million). Selling, general and administrative expenses were partially reduced by: (a) foreign currency fluctuations (approximately $0.3 million) and (b) marketing expense (approximately $0.1 million).

Clinical and Industrial. Increased selling, general and administrative expenses in the clinical and industrial segment resulted primarily from: (a) acquired business (approximately $1.7 million), (b) marketing expenses (approximately $1.2 million), (c) increased amortization of intangibles primarily as a result of acquisitions (approximately $0.6 million), and (d) research and development expenses (approximately $0.1 million). Selling, general and administrative expenses were partially reduced by foreign currency fluctuations (approximately $0.3 million).

Diagnostics and Microbiology. Increased selling, general and administrative expenses in the diagnostic and microbiology segment resulted primarily from: (a) increased amortization of intangibles primarily as a result of acquisitions (approximately $2.1 million), (b) marketing expenses (approximately $1.1 million), (c) general and administrative expenses (approximately $0.5 million), and (d) acquired businesses (approximately $0.1 million). Selling, general and administrative expenses were partially reduced by: (a) research and development expense (approximately $0.7 million) and (b) foreign currency fluctuations (approximately $0.2 million).

Laboratory Equipment. Increased selling, general and administrative expenses in the laboratory equipment segment resulted primarily from: (a) research and development expenses (approximately $0.4 million) and (b) general and administrative expenses (approximately $0.1 million). Selling, general and administrative expenses were partially reduced by foreign currency fluctuations (approximately $0.1 million).

SPECIAL CHARGES.

As noted above our results for the six-months ended March 31, 2001 include a charge of approximately $0.6 million ($0.4 million after tax) relating to adjustments made to the 2000 restructuring reserve, consisting of additional severance. This charge is included in the corporate selling, general and administrative expenses.

OPERATING INCOME.

                                                                     DOLLAR         PERCENT
Operating Income: (Dollars in thousands)     2001        2000        CHANGE         CHANGE
                                          ---------    ---------    --------       ---------
Labware and Life Sciences                 $  43,990    $  39,045    $   4,945         12.7%
Clinical and Industrial                      27,189       26,715          474          1.8%
Diagnostics and Microbiology                 29,078       27,571        1,507          5.5%
Laboratory Equipment                         11,049        9,528        1,521         16.0%
Corporate Office                             (4,636)      (3,807)        (829)        21.8%
                                          ---------    ---------    ---------
Total Operating Income                    $ 106,670    $  99,052    $   7,618          7.7%
                                          =========    =========    =========

As a result of the foregoing, operating income in the first six months of fiscal 2001 increased by $7.6 million or 7.7% over the corresponding period in fiscal 2000.

INTEREST EXPENSE.

Interest expense was $24.4 million in the first six months of fiscal 2001, an increase of $0.5 from the corresponding fiscal 2000 period. The increase resulted primarily from an increase in interest rates partially offset by lower debt levels for the six months ended 2001 as compared to the corresponding fiscal 2000 period.

OTHER INCOME.

Other income in the first six months of fiscal 2001 was $5.5 million, an increase of $5.1 million over the corresponding 2000 period. The increase resulted primarily from the gain on the sale of an asset of $4.1 million during the second quarter of fiscal 2001.

INCOME TAXES.

Taxes on income from continuing operations in the first six months of fiscal 2001 were $34.9 million, an increase of $5.7 million from the corresponding fiscal 2000 period. The increase resulted primarily from increased taxable earnings.

INCOME FROM CONTINUING OPERATIONS BEFORE EXTRAORDINARY ITEM

As a result of the foregoing, we had income from continuing operations of $52.4 million in the first six months of fiscal 2001 as compared to $45.8 million in the corresponding fiscal 2000 period.

DISCONTINUED OPERATIONS.

Losses from discontinued operations were $11.8 million (net of income taxes of $0.4 million) in the first six months of fiscal 2001, as compared to income of $23.6 million (net of income tax $16.0 million) in the first six months of fiscal 2000. The 2001 loss from discontinued operations resulted from transaction expenses relating to the spin-off of approximately $12.4 million offset by the operating results of SDS (through December 11, 2000) of $0.6 million. On December 11, 2000 we completed the spin-off of SDS.

EXTRAORDINARY ITEM.

As a result of the December, 2000 debt refinancing, we wrote off deferred financing costs of approximately $1.2 million that related to prior debt agreements and recorded an extraordinary item of $0.7 million, net of income taxes.

NET INCOME.

As a result of the foregoing, the Company had net income of $39.8 million for the first six months of fiscal 2001, as compared to net income of $69.4 million for the corresponding fiscal 2000 period.

DEPRECIATION AND AMORTIZATION.

Depreciation and amortization expense is allocated among cost of sales, selling, general and administrative expenses and other expense. Depreciation expense and amortization expense increased $5.9 million in the first six months of fiscal 2001 due to additional depreciation and amortization from goodwill and intangibles recorded from the various acquisitions as well as routine operating capital expenditures.

YEAR ENDED SEPTEMBER 30, 2000
COMPARED TO THE YEAR ENDED SEPTEMBER 30, 1999

NET SALES.

                                                                    DOLLAR       PERCENT
Net Sales: (Dollars in thousands)            2000        1999       CHANGE        CHANGE
                                          ---------   ---------    ---------    ---------
Labware and Life Sciences                 $ 347,437   $ 268,788   $  78,649         29.3%
Clinical and Industrial                     208,686     176,059      32,627         18.5%
Diagnostics and Microbiology                210,147     171,647      38,500         22.4%
Laboratory Equipment                         97,305      98,543      (1,238)        (1.3)%
                                          ---------   ---------    ---------
Total Net Sales                           $ 863,575   $ 715,037   $ 148,538         20.8%
                                          =========   =========    =========

Overall Company. Net sales for the year ended September 30, 2000 increased by $148.5 million or 20.8% from 1999.

Labware and Life Sciences. Increased net sales in the labware and life sciences segment resulted primarily from: (a) net sales of products of acquired companies (approximately $65.4 million), (b) increased net sales of existing products (approximately $8.9 million), (c) increased net sales of new products (approximately $4.1 million) and (d) price increases (approximately $3.0 million). Increased net sales were partially offset by foreign currency fluctuations (approximately $2.7 million).

Clinical and Industrial. Increased net sales in the clinical and industrial segment resulted primarily from: (a) net sales of products of acquired companies (approximately $30.0 million), (b) price increases (approximately $4.6 million) and (c) increased net sales of existing products (approximately $0.5 million). Increased net sales were partially offset by foreign currency fluctuations (approximately $2.5 million).

Diagnostics and Microbiology. Increased net sales in the diagnostics and microbiology segment resulted primarily from: (a) net sales of products of acquired companies (approximately $30.1 million), (b) increased net sales of new products (approximately $3.9 million), (c) increased net sales of existing products (approximately $3.4 million) and (d) price increases (approximately $1.7 million). Increased net sales were partially offset by foreign currency fluctuations (approximately $0.6 million).

Laboratory Equipment. Decreased net sales in the laboratory equipment segment resulted primarily from: (a) decreased net sales of existing products (approximately $4.4 million) and (b) foreign currency fluctuations (approximately $0.2 million). Decreased net sales were partially offset by: (a) net sales of new products (approximately $2.1 million), (b) price increases (approximately $1.1 million) and (c) net sales of products of acquired companies (approximately $0.1 million).

GROSS PROFIT.


                                                      PERCENT OF           PERCENT OF    DOLLAR     PERCENT
Gross Profit: (Dollars in thousands)        2000       SALES       1999       SALES      CHANGE     CHANGE
                                          --------   ----------  --------  ----------   --------   --------
Labware and Life Sciences                 $179,460       51.7%   $136,004     50.6%     $ 43,456     32.0%
Clinical and Industrial                     89,667       43.0%     75,407     42.8%       14,260     18.9%
Diagnostics and Microbiology               111,651       53.1%     89,458     52.1%       22,193     24.8%
Laboratory Equipment                        41,352       42.5%     41,089     41.7%          263      0.6%
                                          --------               --------               --------
Total Gross Profit                        $422,130       48.9%   $341,958     47.8%     $ 80,172     23.4%
                                          ========               ========               ========


Overall Company. Gross profit for the year ended September 30, 2000 increased by $80.2 million or 23.4% from 1999.

Labware and Life Sciences. Increased gross profit in the labware and life sciences segment resulted primarily from: (a) the effects of acquired companies (approximately $36.2 million), (b) increased volume (approximately $7.2 million), (c) a favorable product mix (approximately $4.6 million), (d) price increases (approximately $3.0 million), (e) favorable foreign currency fluctuations (approximately $1.0 million) and (f) inventory adjustments (approximately $1.1 million). Gross profit was partially reduced by: (a) increased manufacturing overhead (approximately $7.8 million) and (b) the non-recurring 2000 Special Charges (as defined below under the heading "Special Charges") (approximately $1.8 million).

Clinical and Industrial. Increased gross profit in the clinical and industrial segment resulted primarily from: (a) the effects of acquired companies (approximately $11.3 million), (b) a favorable product mix (approximately $2.1 million), (c) price increases (approximately $4.6 million), (d) increased volume (approximately $0.9 million) and (e) inventory adjustments (approximately $0.4 million). Gross profit was partially reduced by: (a) increased manufacturing overhead (approximately $4.8 million) and (b) foreign currency fluctuations (approximately $0.3 million).

Diagnostics and Microbiology. Increased gross profit in the diagnostics and microbiology segment resulted primarily from: (a) the effects of acquired companies (approximately $19.9 million), (b) a favorable product mix (approximately $5.3 million), (c) price increases (approximately $1.7 million) and (d) increased volume (approximately $0.4 million). Gross profit was partially reduced by: (a) increased manufacturing overhead (approximately $2.5 million), (b) the non-recurring 2000 Special Charges (approximately $2.4 million) and (c) foreign currency fluctuations (approximately $0.3 million).

Laboratory Equipment. Increased gross profit in the laboratory equipment segment resulted primarily from: (a) price increases (approximately $1.1 million), (b) a favorable product mix (approximately $0.5 million) and (c) the effects of acquired companies (approximately $0.2 million). Gross profit was partially reduced by: (a) reduced volume (approximately $1.2 million),

(b) increased manufacturing overhead (approximately $0.1 million), (c) the non-recurring 2000 Special Charges (approximately $0.1 million) and (d) foreign currency fluctuations (approximately $0.1 million).

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.

Selling General and
Administrative Expenses:                             PERCENT OF            PERCENT OF    DOLLAR     PERCENT
(Dollars in thousands)                      2000       SALES       1999      SALES       CHANGE     CHANGE
                                          --------   ----------  --------  ----------   --------   --------

Labware and Life Sciences                 $100,365       28.9%   $ 68,600     25.5%     $ 31,765     46.3%
Clinical and Industrial                     37,077       17.8%     30,102     17.1%        6,975     23.2%
Diagnostics and Microbiology                60,797       28.9%     46,246     26.9%       14,551     31.5%
Laboratory Equipment                        21,148       21.7%     20,632     20.9%          516      2.5%
Corporate Office                             9,754        N/A       7,252      N/A         2,502     34.5%
                                          --------               --------               --------
Total Selling, General and
  Administrative Expenses                 $229,141       26.5%   $172,832     24.2%     $ 56,309     32.6%
                                          ========               ========               ========

Overall Company. Selling, general and administrative expenses for the year ended September 30, 2000 increased by $56.3 million or 32.6% from 1999.

Labware and Life Sciences. Increased selling, general and administrative expenses in the labware and life sciences segment resulted primarily: (a) as a result of acquired businesses (approximately $19.9 million), (b) from increased amortization of intangibles primarily as a result of acquisitions (approximately $6.2 million), (c) from increased marketing expenses (approximately $4.3 million), (d) from the non-recurring 2000 Special Charges (approximately $1.3 million) and (e) from increased general and administrative expenses (approximately $1.2 million), partially reduced by favorable foreign currency fluctuations (approximately $1.2 million).

Clinical and Industrial. Increased selling, general and administrative expenses in the clinical and industrial segment resulted primarily: (a) as a result of acquired businesses (approximately $6.2 million), (b) from increased marketing expenses (approximately $1.3 million), (c) from increased amortization of intangibles primarily as a result of acquisitions (approximately $1.0 million) and (d) from the non-recurring 2000 Special Charges (approximately $0.1 million), partially reduced by: (a) a reduction in general and administrative expenses (approximately $1.2 million) and (b) favorable foreign currency fluctuations (approximately $0.5 million).

Diagnostics and Microbiology. Increased selling, general and administrative expenses in the diagnostics and microbiology segment resulted primarily: (a) as a result of acquired businesses (approximately $6.8 million), (b) from increased amortization of intangibles primarily as a result of acquisitions (approximately $4.6 million), (c) from the non-recurring 2000 Special Charges (approximately $2.1 million) and (d) from increased marketing expenses (approximately $3.1 million), partially reduced by: (a) decreased general and administrative expenses (approximately $1.1 million), (b) decreased research and development expense (approximately $0.6 million) and (c) favorable foreign currency fluctuations (approximately $0.3 million).

Laboratory Equipment. Increased selling, general and administrative expenses in the laboratory equipment segment resulted primarily: (a) as a result of acquired businesses (approximately $0.5 million), (b) from the non-recurring 2000 Special Charges (approximately $0.5 million), (c) from increased research and development expenses (approximately $0.3 million) and (d) from increased amortization of intangibles primarily as a result of acquisitions (approximately $0.2 million), partially reduced by: (a) decreased marketing expenses (approximately $0.8 million) and (b) decreased general and administrative expenses (approximately $0.2 million).

Corporate Office. Increased general and administrative expenses at the corporate office resulted primarily from: (a) the non- recurring 2000 Special Charges (approximately $1.7 million), (b) a decrease in expenses charged to SDS as a result of a decrease in domestic sales at SDS in proportion to the domestic sales of Apogent (approximately $1.3 million) and (c) an increase in legal and professional fees (approximately $0.3 million), partially reduced by a reduction in employee compensation and benefits (approximately $0.8 million).

SPECIAL CHARGES.

Our results for 2000 include charges of approximately $11.3 million ($7.5 million after tax) with respect to the restructuring of various parts of our business. These charges relate primarily to restructured staffing (approximately $5.5 million), operating location rationalization (approximately $2.7 million), product rationalization (approximately $2.1 million), and a tax expense from the restructuring of our U.K. operations (approximately $1.0 million). Of these charges approximately $7.4 million will be cash expenditures. Through September 30, 2000, approximately $1.1 million has been paid. These charges are referred to as the "2000 Special Charges." The actions related to the 2000 Special Charges are expected to eliminate annual costs of approximately $6.6 million. Savings were projected to result from: i) reduced salaries and related expenses as a result of consolidating our CASCO operations with our Microgenics operation, a reduction of workforce at Nalge Nunc International Corporation's ("NNI") Naperville facility, and the elimination of corporate personnel in Milwaukee (approximately $5.6 million); ii) the consolidation of several facilities, including those of CASCO, NNI Biotech and Naperville (approximately $0.8 million); and iii) the elimination of product lines that are either duplicative or no longer meet management's profitability expectations (approximately $0.2 million). We do not anticipate, and have not experienced to date, significant offsets to savings in either increased expenses or reduced revenues.

Our results for 1999 include a charge of approximately $0.3 million ($0.2 million after tax) relating to adjustments made to the 1998 restructuring reserve, consisting of additional severance. This charge is referred to herein as the "1999 Special Charge." All historical financial data relating to SDS and its affiliates and NPT, which was sold in 1999, have been reclassified to discontinued operations.

OPERATING INCOME.

                                                     PERCENT OF             PERCENT OF   DOLLAR      PERCENT
Operating Income: (Dollars in thousands)    2000       SALES        1999      SALES      CHANGE      CHANGE
                                          --------   ----------  ---------  ----------  ---------   --------
Labware and Life Sciences                 $  79,095      22.8%   $  67,404     25.1%   $  11,691     17.3%
Clinical and Industrial                      52,590      25.2%      45,305     25.7%       7,285     16.1%
Diagnostics and Microbiology                 50,854      24.2%      43,212     25.2%       7,642     17.7%
Laboratory Equipment                         20,204      20.8%      20,457     20.8%        (253)    (1.2)%
Corporate Office                             (9,754)      N/A       (7,252)     N/A       (2,502)    34.5%
                                          ---------              ---------             ---------
Total Operating Income                    $ 192,989      22.3%   $ 169,126     23.7%   $  23,863     14.1%
                                          =========              =========             =========

As a result of the foregoing, operating income in 2000 increased by 14.1% or $23.9 million over operating income in 1999.

INTEREST EXPENSE.

Interest expense was $48.7 million in 2000, an increase of $8.6 million from 1999. The increase resulted from higher average debt balances resulting primarily from funding acquisitions and increased interest rates in 2000.

INCOME TAXES.

Taxes on income from continuing operations were $57.6 million, an increase of $7.6 million from 1999. The increase resulted primarily from increased taxable earnings.

INCOME FROM CONTINUING OPERATIONS BEFORE EXTRAORDINARY ITEM.

As a result of the foregoing we had net income from continuing operations of $86.7 million in 2000, as compared to $77.4 million in 1999.

DISCONTINUED OPERATIONS.

Income from discontinued operations was $41.6 million in 2000, a decrease of $6.4 million from income of $48.0 million in 1999. The decrease in income from discontinued operations resulted primarily from restructuring charges incurred at SDS in 2000 of approximately $5.9 million, net of tax.

EXTRAORDINARY ITEM.

Income from an extraordinary item decreased by $17.2 million and related to a non-recurring gain on the sale of NPT in 1999.

NET INCOME.

As a result of the foregoing, we had net income of $128.3 million in 2000, as compared to net income of $142.5 million in 1999.

DEPRECIATION AND AMORTIZATION.

Depreciation and amortization expense is allocated among cost of sales, selling, general and administrative expenses and other expense. Depreciation and amortization increased $17.6 million in 2000 due to additional depreciation and amortization from the step-up of assets and goodwill recorded from the various acquisitions as well as routine operating capital expenditures.

YEAR ENDED SEPTEMBER 30, 1999
COMPARED TO THE YEAR ENDED SEPTEMBER 30, 1998

NET SALES.


                                                                 DOLLAR       PERCENT
Net Sales: (Dollars in thousands)           1999       1998      CHANGE       CHANGE
                                          --------   --------   --------     --------
Labware and Life Sciences                 $268,788   $228,775   $ 40,013       17.5%
Clinical and Industrial                    176,059    135,438     40,621       30.0%
Diagnostics and Microbiology               171,647    114,683     56,964       49.7%
Laboratory Equipment                        98,543     78,866     19,677       24.9%
                                          --------   --------   --------
Total Net Sales                           $715,037   $557,762   $157,275       28.2%
                                          ========   ========   ========


Overall Company. Net sales for the year ended September 30, 1999 increased by $157.3 million or 28.2% from 1998.

Labware and Life Sciences. Increased net sales in the labware and life sciences segment resulted primarily from: (a) net sales of products of acquired companies (approximately $22.1 million), (b) increased net sales of existing products (approximately $10.5 million), (c) increased net sales of new products (approximately $3.6 million), (d) price increases (approximately $2.2 million) and (e) favorable foreign currency fluctuations (approximately $1.6 million).

Clinical and Industrial. Increased net sales in the clinical and industrial segment resulted primarily from: (a) net sales of products of acquired companies (approximately $32.4 million), (b) increased net sales of existing products (approximately $4.0 million), (c) price increases (approximately $3.9 million) and (d) increased net sales of new products (approximately $0.2 million).

Diagnostics and Microbiology. Increased net sales in the diagnostics and microbiology segment resulted primarily from: (a) net sales of products of acquired companies (approximately $50.1 million), (b) increased net sales of existing products (approximately $4.9 million), (c) price increases (approximately $1.2 million) and (d) increased net sales of new products (approximately $0.8 million).

Laboratory Equipment. Increased net sales in the laboratory equipment segment resulted primarily from: (a) net sales of products of acquired companies (approximately $21.6 million), (b) net sales of new products (approximately $2.8 million) and (c) price increases (approximately $1.4 million). Net sales were partially reduced by decreased net sales of existing products (approximately $6.0 million).

GROSS PROFIT.


                                                      PERCENT OF           PERCENT OF    DOLLAR     PERCENT
Gross Profit: (Dollars in thousands)        1999        SALES      1998       SALES      CHANGE     CHANGE
                                          --------   ----------  --------  ----------   --------   --------
Labware and Life Sciences                 $136,004       50.6%   $115,724      50.6%    $ 20,280      17.5%
Clinical and Industrial                     75,407       42.8%     57,351      42.3%      18,056      31.5%
Diagnostics and Microbiology                89,458       52.1%     59,407      51.8%      30,051      50.6%
Laboratory Equipment                        41,089       41.7%     34,697      44.0%       6,392      18.4%
                                          --------               --------               --------
Total Gross Profit                        $341,958       47.8%   $267,179      47.9%    $ 74,779      28.0%
                                          ========               ========               ========

Overall Company. Gross profit for the year ended September 30, 1999 increased by $74.8 million or 28.0% from 1998.

Labware and Life Sciences. Increased gross profit in the labware and life sciences segment resulted primarily from: (a) the effects of acquired companies (approximately $12.0 million), (b) increased volume (approximately $5.9 million), (c) price increases (approximately $2.2 million), (d) favorable foreign currency fluctuations (approximately $1.1 million) and (e) the non-recurring 1998 Special Charges (as defined below under the heading "Special Charges") (approximately $0.8 million). Gross profit was partially reduced by:
(a) increased manufacturing overhead (approximately $1.2 million) and (b) product mix (approximately $0.5 million).

Clinical and Industrial. Increased gross profit in the clinical and industrial segment resulted primarily from: (a) the effects of acquired companies (approximately $12.1 million), (b) price increases (approximately $3.9 million),
(c) an improved product mix (approximately $1.2 million), (d) increased volume (approximately $1.1 million) and (e) inventory adjustments (approximately $0.2 million). Gross profit was partially reduced by: (a) foreign currency fluctuations (approximately $0.4 million) and (b) increased manufacturing overhead (approximately ($0.2 million).

Diagnostics and Microbiology. Increased gross profit in the diagnostics and microbiology segment resulted primarily from: (a) the effects of acquired companies (approximately $28.7 million), (b) a favorable product mix (approximately $2.4 million), (c) price increases (approximately $1.2 million),
(d) increased volume (approximately $1.2 million) and (e) the non-recurring 1998 Special Charges (approximately $0.7 million). Gross profit was partially reduced by: (a) increased manufacturing overhead (approximately $4.0 million) and (b) inventory adjustments (approximately $0.3 million).

Laboratory Equipment. Increased gross profit in the laboratory equipment segment resulted primarily from: (a) the effects of acquired companies (approximately $7.3 million), (b) price increases (approximately $1.4 million), (c) inventory adjustments (approximately $1.0 million) and (d) a favorable product mix (approximately $0.1 million). Gross profit was partially reduced by: (a) reduced volume (approximately $1.3 million) and (b) increased manufacturing overhead (approximately $2.1 million).

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.


                                                     PERCENT OF            PERCENT OF    DOLLAR     PERCENT
                                            1999       SALES       1998       SALES      CHANGE     CHANGE
                                          --------   ----------  --------  ----------   --------   --------
Selling, General and Administrative
Expenses: (Dollars in thousands)
Labware and Life Sciences                 $ 68,600       25.5%   $ 65,570       28.7%   $  3,030       4.6%
Clinical and Industrial                     30,102       17.1%     23,082       17.0%      7,020      30.4%
Diagnostics and Microbiology                46,246       26.9%     34,294       29.9%     11,952      34.9%
Laboratory Equipment                        20,632       20.9%     16,405       20.8%      4,227      25.8%
Corporate Office                             7,252        N/A       5,410        N/A       1,842      34.0%
                                          --------               --------               --------
Total Selling General and
  Administrative Expenses                 $172,832       24.2%   $144,761       26.0%   $ 28,071      19.4%
                                          ========               ========               ========


Overall Company. Selling, general and administrative expenses for the year ended September 30, 1999 increased by $28.1 million or 19.4% from 1998.

Labware and Life Sciences. Increased selling, general and administrative expenses in the labware and life sciences segment resulted primarily: (a) as a result of acquired businesses (approximately $4.9 million), (b) from increased general and administrative expenses (approximately $1.6 million), (c) from increased amortization of intangibles primarily as a result of acquisitions (approximately $0.9 million) and (d) from foreign currency fluctuations (approximately $0.5 million), partially reduced by: (a) decreased marketing expenses (approximately $2.3 million) and (b) the non-recurring 1998 Special Charges (approximately $2.4 million).

Clinical and Industrial. Increased selling, general and administrative expenses in the clinical and industrial segment resulted primarily: (a) from increased general and administrative expenses (approximately $2.8 million), (b) as a result of acquired businesses (approximately $2.6 million), (c) from increased amortization of intangibles primarily as a result of acquisitions (approximately $1.4 million), (d) from increased marketing expenses (approximately $0.3 million), (e) from foreign currency fluctuations (approximately $0.2 million) and (f) from the non-recurring 1999 special charges (approximately $0.2 million), partially reduced by non-recurring 1998 Special Charges (approximately $0.4 million).

Diagnostics and Microbiology. Increased selling, general and administrative expenses in the diagnostics and microbiology segment resulted primarily: (a) as a result of acquired businesses (approximately $11.4 million), (b) from increased amortization of intangibles primarily as a result of acquisitions (approximately $3.0 million), (c) from increased general and administrative expenses (approximately $0.6 million), (d) from increased marketing expenses (approximately $0.3 million) and (e) from increased research and development expense (approximately $0.1 million), partially reduced by non-recurring 1998 Special Charges (approximately $3.6 million).

Laboratory Equipment. Increased selling, general and administrative expenses in the laboratory equipment segment resulted primarily: (a) as a result of acquired businesses (approximately $3.5 million), (b) from increased amortization of intangibles primarily as a result of acquisitions (approximately $0.4 million),
(c) from increased general and administrative expenses (approximately $0.6 million), (d) from increased marketing expenses (approximately $0.3 million) and
(e) from increased research and development expenses (approximately $0.1 million), partially reduced by: (a) the non-recurring 1998 Special Charges (approximately $0.4 million) and (b) favorable foreign currency fluctuations (approximately $0.1 million).

Corporate Office. Increased general and administrative expenses at the corporate office resulted primarily from: (a) an increase in legal expense and professional fees (approximately $0.8 million), (b) increased salaries and benefits (approximately $0.7 million) and (c) a decrease in the expenses charged to SDS (approximately $0.3 million).

SPECIAL CHARGES.

As noted above, our results for 1999 include a charge of approximately $0.3 million ($0.2 million after tax) relating to adjustments made to the 1998 restructuring reserve, consisting of additional severance. All historical financial data relating to SDS and its affiliates and NPT, which was sold in 1999, have been reclassified to discontinued operations.

Our results for 1998 contain charges with respect to the restructuring of our laboratory group. These charges are collectively referred to herein as the "1998 Special Charges." The 1998 Special Charges totaled $8.5 million ($5.4 million after tax) and consisted of items relating to the realignment of our laboratory subsidiaries under Sybron Laboratory Products Corporation ("SLP"). This restructuring charge consisted primarily of severance expenditures associated with the consolidation of certain functions, the restructuring of sales and marketing activities, and costs associated with exiting certain product lines. In 1999, an additional $0.3 million was added to this reserve as an adjustment to original severance estimates. We expect no additional adjustments to this reserve. Approximately $3.9 million of these charges are cash expenditures of which $1.0 million was paid in 1998, $2.0 was paid in 1999 and $0.7 million was paid in 2000. Of the remaining $0.2 million, we expect to pay the remaining balance in 2001. Actions related to the 1998 Special Charges eliminated annual costs of approximately $5.3 million. Apogent has achieved actual savings in line with these expectations. We do not anticipate, and have not experienced to date, significant offsets to savings in either increased expenses or reduced revenues.

OPERATING INCOME.

                                                      PERCENT OF            PERCENT OF    DOLLAR     PERCENT
Operating Income: (Dollars in thousands)    1999         SALES     1998        SALES      CHANGE     CHANGE
                                          ---------   ---------- ---------  ----------  ---------   --------
Labware and Life Sciences                 $  67,404      25.1%   $  50,154     21.9%    $  17,250     34.4%
Clinical and Industrial                      45,305      25.7%      34,269     25.3%       11,036     32.2%
Diagnostics and Microbiology                 43,212      25.2%      25,113     21.9%       18,099     72.1%
Laboratory Equipment                         20,457      20.8%      18,292     23.2%        2,165     11.8%
Corporate Office                             (7,252)      N/A       (5,410)     N/A        (1,842)    34.0%
                                          ---------              ---------              ---------
Total Operating Income                    $ 169,126      23.7%   $ 122,418     21.9%    $  46,708     38.2%
                                          =========              =========              =========

As a result of the foregoing, operating income in 1999 increased by 38.2% or $46.7 million over operating income in 1998.

INTEREST EXPENSE.

Interest expense was $40.1 million in 1999, an increase of $6.3 million from 1998. The increase resulted from a higher average debt balance in 1999, resulting primarily from funding acquisitions, partially offset by the reduction of debt from our sale of NPT.

INCOME TAXES.

Taxes on income from continuing operations were $50.0 million, an increase of $15.3 million from 1998. The increase resulted primarily from increased taxable earnings offset partially by a lower effective tax rate.

INCOME FROM CONTINUING OPERATIONS.

As a result of the foregoing we had net income from continuing operations of $77.4 million in 1999, as compared to $52.1 million in 1998.

DISCONTINUED OPERATIONS.

Income from discontinued operations was $48.0 million in 1999, an increase of $24.0 million from $23.9 million in 1998. The 1998 discontinued operations resulted from income from the operations of SDS of $27.9 million net of tax, a non-recurring charge of $7.8 million net of tax related to a legal settlement partially offset by the operating results of NPT of $3.8 million net of tax. The 1999 discontinued operations represent results of SDS of $47.8 million and the results of NPT of $0.1 million through the sale date of March 31, 1999.

EXTRAORDINARY ITEM.

On March 31, 1999 Sybron completed the sale of NPT to Norton Performance Plastics Corporation. Net proceeds from the sale, net of $1.9 million of selling expenses and a reduction to the original purchase price of approximately $2.6 million, amounted to $83.2 million. Apogent realized a gain on this sale of $17.2 million (net of tax of $15.8 million). The proceeds of the sale net of tax and expenses were used to repay approximately $67.9 million of debt under Apogent's credit facilities.

NET INCOME.

As a result of the foregoing, we had net income of $142.5 million in 1999, as compared to net income of $76.0 million in 1998.

DEPRECIATION AND AMORTIZATION.

Depreciation and amortization expense is allocated among cost of sales, selling, general and administrative expenses and other expense. Depreciation and amortization increased $10.2 million in 1999 due to additional depreciation and amortization from the step-up of assets and goodwill recorded from the various acquisitions as well as routine operating capital expenditures.

INFLATION

We do not believe that inflation has had a material impact on net sales or income during any of the periods presented above. There can be no assurance, however, that our business will not be affected by inflation in the future.

INTERNATIONAL OPERATIONS

Apogent Technologies and its U.S. subsidiaries have approximately 88% of our assets and generated approximately 89% of our income from continuing operations for the fiscal year ended September 30, 2000, with the balance attributable to our foreign subsidiaries. Portions of our sales, income and cash flows from both domestic and foreign subsidiaries are derived internationally. The financial position and the results of operations from substantially all of our international operations, other than most U.S. export sales, are measured using the local currency of the countries in which such operations are conducted and are then translated into U.S. dollars. While the reported income of foreign subsidiaries will be impacted by a weakening or strengthening of the U.S. dollar in relation to a particular local currency, the effects of foreign currency fluctuations are partially mitigated by the fact that manufacturing costs and other expenses of foreign subsidiaries are generally incurred in the same currencies in which sales are generated. Such effects of foreign currency fluctuations are also mitigated by the fact that such subsidiaries' operations are conducted in numerous foreign countries and, therefore, in numerous foreign currencies. In addition, our U.S. export sales may be impacted by foreign currency fluctuations relative to the value of the U.S. dollar as foreign customers may adjust their level of purchases upward or downward according to the weakness or strength of their respective currencies versus the U.S. dollar.

From time to time we may employ currency hedges to mitigate the effect of foreign currency fluctuations. If currency hedges are not employed, we may be exposed to earnings volatility as a result of foreign currency fluctuations. Two foreign currency hedges aggregating $33.6 million were in place as of March 15, 2001.

The following table sets forth our domestic sales and sales outside the United States in fiscal 2000, 1999 and 1998, respectively. See also Note 16 of notes to consolidated financial statements contained in this prospectus.

                                              YEAR ENDED SEPTEMBER 30,
                                          ------------------------------
                                            2000       1999       1998
                                          --------   --------   --------
Domestic net sales ....................   $643,188   $543,846   $422,055
International net sales ...............    220,387    171,191    135,707
                                          --------   --------   --------
    Total net sales ...................   $863,575   $715,037   $557,762
                                          ========   ========   ========

LIQUIDITY AND CAPITAL RESOURCES

As a result of the acquisition of Apogent's predecessor in 1987 and the acquisitions we completed since 1987, we have increased the carrying value of certain tangible and intangible assets consistent with generally accepted accounting principles. Accordingly, our results of operations include a significant level of non-cash expenses related to the depreciation of fixed assets and the amortization of intangible assets, including goodwill. Goodwill and intangible assets, net of amortization, increased by approximately $47.9 million in the first six months of fiscal 2001, primarily as a result of continued acquisition activity. It is currently our intent to continue to pursue our current acquisition strategy. If acquisitions continue at our historical pace, of which there can be no assurance, we may require financing beyond the capacity of our Credit Facilities (as defined below).

Our capital requirements arise principally from indebtedness incurred in connection with the permanent financing for the 1987 acquisition and our subsequent refinancings, our obligation to pay rent under a sale/leaseback facility associated with the 1987 acquisition, our working capital needs, primarily related to inventory and accounts receivable, our capital expenditures, primarily related to purchases of machinery and molds, the purchase of various businesses and product lines in execution of our acquisition strategy, and the periodic expansion of our physical facilities.

Approximately $65.3 million of cash was generated from operating activities in the first six months of fiscal 2001, an increase of $28.7 million or 78% from the corresponding period in 2000. Non-cash depreciation and amortization charged against net income increased approximately $5.9 million for the first six months of fiscal 2001 as compared to the corresponding period in fiscal 2000. The cash flow resulting from the net change in working capital, net of the effects of acquisitions and divestitures, was an increase of $20.8 million in the six months ended March 31, 2001. This represents a decrease of $23.5 million or 53.1% from the corresponding period in fiscal 2000. These changes are set forth in detail in the Consolidated Statement of Cash Flows. The increase in working capital accounts over the first six months of fiscal 2001 is attributable to the higher level of business activity as reflected in our increased sales. The Company is focused on maximizing the cash flow from its operating businesses. From our efforts we were able to achieve increased cash flows of approximately $11.9 million through improvements in accounts receivable, as compared to the corresponding fiscal 2000 period.

Investing activities in the first six months of fiscal 2001 used approximately $18.2 million in cash. Increased cash flow from investing activities as compared to fiscal 2000 resulted primarily from a decrease in net payments for businesses acquired of approximately $70.5 million, and an increase in proceeds from sales of property, plant and equipment of $10.4 million.

Approximately $49.1 million of cash was used in financing activities in the first six months of fiscal 2001, primarily due to payments made on the revolving Credit Facilities in excess of proceeds, of approximately $80.1 million offset by proceeds from long-term debt of $33.6 million relating to acquisitions.

Approximately $116.5 million of cash was generated from operating activities in 2000, an increase of $1.4 million from 1999. Increased cash flow resulted from an increase in non-cash depreciation and amortization charged against net income (approximately $17.6 million) partially offset by a decrease in cash flow from operating activities resulting primarily from a decrease in net income (approximately $14.2 million) and an increase in net assets (approximately $2.0 million). Approximately $193.2 million of cash was used in investing activities in 2000, a decrease of $2.3 million, or 1.2%, from 1999. Decreased investing activities resulted primarily from a decrease in acquisitions (approximately $42.8 million), a non-recurring purchase of a security in 1999 (approximately $50.5 million), an increase in dividends from Sybron Dental Management, Inc. ("SDM"), now a subsidiary of SDS, (approximately $22.0 million) partially offset by non-recurring sale of NPT in 1999 (approximately $88.4 million), increased capital expenditures (approximately $12.6 million), an increase in capital contributions to SDM (approximately $5.2 million) and a decrease in the net change in advances and loans to SDM (approximately $6.7 million). Approximately $77.7 million of cash was provided from financing activities, primarily from proceeds from the Company's Old Credit Facilities (as defined later herein) (net of repayments) (approximately $57.8 million), proceeds from the exercise of employee stock options (approximately $12.6 million) and other financing sources (approximately $7.3 million). With respect to the 2000 Special Charges of approximately $11.3 million, of which approximately $8.0 million represents cash expenditures, as of March 31, 2001 we have made cash payments of approximately $2.9 million. The Company expects to make future cash payments of approximately $3.9 million in the remainder of fiscal 2001 and approximately $1.2 million in fiscal 2002 and beyond.

On December 1, 2000, we entered into a Credit Agreement, which provides for a term loan facility of $300 million (the "Term Loan Facility") due in a single payment on December 1, 2005, and a revolving credit facility of up to $500 million for a period of up to five years (the "Revolving Credit Facility" and together with the Term Loan Facility, the "Credit Facilities"). On December 11, 2000, we borrowed approximately $563.0 million under the Credit Facilities and together with funds aggregating $375.0 million ($307.1 million, the amount equal to the outstanding amounts under our old credit facilities attributable to SDS on December 11, 2000 including accrued interest plus a cash dividend of $67.9 million from SDS to Apogent), used such funds to repay all of the outstanding amounts under our old credit facilities, aggregating $938.0 million (including accrued interest).

On April 4, 2001 the Company issued the $325 Original Notes in a private placement with registration rights. The Company used the proceeds from the issuance to repay all of its "Term Loan Facility" ($300 million) and a portion of its Revolving Credit Facility. The Original Notes were offered at a discount of approximately $1,469,000. They will mature on April 1, 2011. Interest is fixed at an annual rate of 8% and is payable on April 1 and October 1 of each year, beginning on October 1, 2001. Interest accrues from April 4, 2001. The Original Notes are redeemable by the Company at any time in whole, or from time to time in part, at a price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis at the applicable Treasury Yield (as defined in the bond agreement) plus 35 basis points, plus accrued interest to date of redemption.

We intend to fund our acquisitions, working capital requirements, capital expenditure requirements, principal and interest payments, obligations under the sale/leaseback facility mentioned above, restructuring expenditures, other liabilities and periodic expansion of facilities, to the extent available, with funds provided by operations and short-term borrowings under the Revolving

Credit Facility. To the extent that funds are not available from those sources, particularly with respect to our acquisition strategy, we intend to raise additional capital.

The statements contained in the preceding paragraphs concerning our intent to continue to pursue our acquisition strategy and our anticipated sources of liquidity are forward-looking statements. Our ability to continue our acquisition strategy and our capital finance plans are subject to a number of uncertainties, including, but not limited to, our ability to raise capital beyond the capacity of our Credit Facilities and the availability of suitable acquisition candidates at reasonable prices. See "Cautionary Factors" below.

CAUTIONARY FACTORS

This prospectus contains various forward-looking statements concerning our prospects that are based on the current expectations and beliefs of management. We may also make forward-looking statements from time to time in other reports and documents as well as oral presentations. When used in written documents or oral statements, the words "anticipate," "believe," "continue," "estimate," "expect," "goal," "objective," "outlook," and similar expressions are intended to identify forward-looking statements. The statements contained herein and such future statements involve or may involve certain assumptions, risks and uncertainties, many of which are beyond our control, that could cause our actual results and performance to differ materially from what is expected. In addition to the assumptions and other factors referenced specifically in connection with such statements, the following factors could impact our business and financial prospects:

         o We have operations outside the United States. We are therefore subject to factors affecting our international operations, including relevant foreign currency exchange rates, which can affect the cost to produce our products or the ability to sell our products in foreign markets, and the value in U.S. dollars of sales made in foreign currencies. Other factors include our ability to obtain effective hedges against fluctuations in currency exchange rates; foreign trade, monetary and fiscal policies; laws, regulations and other activities of foreign governments, agencies and similar organizations; risks associated with having major manufacturing facilities located in countries, such as Mexico and Hungary, which have historically been less stable than the United States in several respects, including fiscal and political stability; and risks associated with the economic downturn in other countries.

         o A significant portion of our growth over the past several years has been achieved through our acquisition program, which has generated approximately 70 acquisitions since 1993. Our rate of continued growth is therefore subject to factors affecting our ability to continue pursuing our current acquisition strategy and to be successful with that strategy. These factors include our ability to raise capital beyond the capacity of our existing credit facilities or to use stock for acquisitions, the cost of the capital required to effect our acquisition strategy, the availability of suitable acquisition candidates at reasonable prices, competition for appropriate candidates, our ability to realize the synergies expected to result from acquisitions, and the ability of our existing personnel to efficiently handle increased transitional responsibilities resulting from acquisitions.


         o We are organized as a holding company. As a result all of our revenues are generated through our subsidiaries, including foreign subsidiaries. Consequently, our operating cash flow and ability to service indebtedness and other obligations depend upon the operating cash flow of our U.S. and foreign subsidiaries and the payment of funds by them to us in the form of loans, dividends or otherwise. Their ability to pay dividends and make loans, advances and other payments to us depends upon statutory restrictions (including insolvency and fraudulent conveyance laws) and contractual restrictions (which may include requirements to maintain minimum levels of working capital and other assets).


         o Our reliance on major independent distributors for a substantial portion of our sales subjects our sales performance to volatility in demand from distributors. We can experience volatility when distributors merge or consolidate, when inventories are not managed to end-user demand, or when distributors experience a softness in their sales. This volatility in demand can also arise with large OEM customers to whom we sell direct. Sales to our distributors and OEM customers are sometimes unpredictable and wide variances sometimes occur quarter to quarter.

         o Our ability to increase revenues and to profitably distribute and sell our products is subject to a number of risks, such as changes in our business relationships with our principal distributors or OEM customers, competitive factors such as the entrance of additional competitors into our markets, pricing and technological competition, risks associated with the development and marketing of new products in order to remain competitive by keeping pace with advancing laboratory and life science technologies, particularly in the genomics and other rapidly developing technologies, factors affecting certain high growth industries we serve, such as consolidation in the drug discovery and diagnostics industries, and risks of unanticipated technological developments that result in competitive disadvantages and create the potential for impairment of our existing assets.

         o Our business is subject to quarterly variations in operating results caused by a number of factors, including business and industry conditions, timing of acquisitions, distribution and OEM customer issues, and other factors listed here. All these factors make it difficult to predict operating results for any particular period.

         o With respect to the clinical and industrial segment, factors affecting our Erie Electroverre S.A. subsidiary's ability to manufacture the glass used by the clinical and industrial segment's worldwide manufacturing operations, including delays encountered in connection with the periodic rebuild of the sheet glass furnace and furnace malfunctions at a time when inventory levels are not sufficient to sustain this segment's flat glass operations.

         o Factors affecting our ability to obtain raw materials at reasonable prices, especially white glass, which comes from a single source, our Electroverre, SA facility in Switzerland.

         o Our ability to hire and retain competent employees is subject to a number of risks, including unionization of our non-union employees and changes in relationships with our unionized employees. There is a risk of strikes or other labor disputes at those locations that are unionized, which could affect our operations.

         o Our business currently has a significant amount of floating rate debt and can be adversely affected by a rise in interest rates.

         o Our ability to continue manufacturing and selling those of our products that are subject to regulation by the FDA or other domestic or foreign governments or agencies is subject to a number of risks, including the promulgation of stricter laws or regulations, reclassification of our products into categories subject to more stringent requirements, or the withdrawal of the approval needed to sell one or more of our products.

         o The impact of changing public and private health care budgets, including reimbursement by private or governmental insurance programs, may affect demand for or pricing of our products.

         o Our business is subject to the risks of claims involving our products and other legal and administrative proceedings, including the expense of investigating, litigating and settling any claims.

         o SDS has agreed to indemnify Apogent from and after the spin-off with respect to certain liabilities and obligations. Our ability to collect on such indemnities, if applicable, from SDS will depend upon SDS's financial strength at the time of any such indemnity claim.

         o Our financial performance or condition may be affected by changes in tax legislation, changes in applicable accounting principles or environmental laws and regulations.

         o We may be subject to risks arising from other business and investment considerations that may be disclosed from time to time in our SEC filings or in other publicly available written documents.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                    BUSINESS

GENERAL

Apogent Technologies Inc. is a Wisconsin corporation, incorporated in 1993 to be the successor by merger in January 1994 to Sybron Corporation, a Delaware corporation. The merger was accomplished to change Apogent's corporate domicile from Delaware to Wisconsin. Many of our operating subsidiaries or their predecessors, and their related brands, have been known and respected in our markets for many decades.

Apogent and its predecessor companies' history extends back to the founding of Barnstead Company (now a subsidiary of Apogent) in 1878. We were listed on the New York Stock Exchange in 1965 (as Ritter Pfaulder Corporation) and became Sybron Corporation in 1968 after our merger with Taylor Instrument Companies. We were taken private by Forstmann Little in 1986 and subsequently sold to another LBO firm headed by Hicks & Haas and Donaldson, Lufkin & Jenrette. We again went public in 1992.


In May 1998, we realigned our laboratory and related products subsidiaries under a single management team and holding company in Portsmouth, New Hampshire, known as Sybron Laboratory Products Corporation ("SLP"). We did this in order to take advantage of sales, marketing, administrative and manufacturing synergies among companies which have related product lines, customers and methods of distribution. This team is responsible for managing subsidiaries in our four business segments: labware and life sciences, clinical and industrial, diagnostics and microbiology and laboratory equipment.


On December 11, 2000, we spun off our dental business by way of a pro rata distribution to our shareholders of all of the outstanding common stock and related preferred stock purchase rights of SDS. As a result of the spin-off, SDS became an independent public company operating what was our dental business. In order to effect the spin-off, Apogent and SDS entered into a number of interrelated agreements. These agreements describe the reorganization of Apogent in preparation for the spin-off and define the ongoing relationship between the parties after the spin-off. Although most of these relationships have now been largely concluded, Apogent and SDS continue to assist one another with regard to certain transitional matters.


Promptly after the spin-off of our dental business, Apogent's corporate headquarters (located in Milwaukee, Wisconsin) were relocated to Portsmouth, New Hampshire under the SLP management team. In January, 2001, the Company's name was officially changed from "Sybron International Corporation" to "Apogent Technologies Inc."


                             BUSINESSES AND PRODUCTS

Our subsidiaries are leading manufacturers of value-added products for the labware and life sciences, clinical and industrial, diagnostics and microbiology, and laboratory equipment industries worldwide. The primary U.S. and foreign subsidiaries in each of our business segments are as follows:


LABWARE AND LIFE SCIENCES                                             CLINICAL AND INDUSTRIAL
      Advanced Biotechnologies Ltd.                                        Chase Scientific Glass, Inc.
      BioRobotics Group Limited                                            Erie Electroverre S.A.
      Genevac Limited                                                      Erie Scientific Company
      Matrix Technologies Corporation                                      Gerhard Menzel Glasbearbeitungswerk
      Molecular BioProducts, Inc.                                              GmbH & Co. K.G.
      Nalge Nunc International Corporation                                 Microm International GmbH
      Nalge Nunc International K.K.                                        The Naugatuck Glass Company
      National Scientific Corporation                                      Richard-Allan Scientific Company
      Nunc A/S                                                             Samco Scientific Corporation
      Robbins Scientific Corporation

DIAGNOSTICS AND MICROBIOLOGY                                          LABORATORY EQUIPMENT
      Applied Biotech, Inc.                                                Barnstead Thermolyne Corporation
      Microgenics Corporation                                              Eletrothermal Engineering, Ltd.
      Remel Inc.                                                           Lab-Line Instruments, Inc.



Labware and Life Sciences. Products in our labware and life sciences business segment include:

         o reusable plastic products (bottles, carboys, graduated ware, beakers and flasks);

         o disposable plastic products (microfiltration and cryogenic storage products);

         o products for critical packaging applications (bottles for packaging diagnostic and other reagents, media, pharmaceuticals and specialty chemicals);

         o safety products (hazard labeled containers and biohazard disposal products);

         o        environmental containers;

         o        autosampler vials and seals used in chromatography analysis;
                  and

         o instrumentation and consumable products for cell culture, filtration, molecular biology, cryopreservation, immunology, electrophoresis, liquid handling, genomics, high throughput screening, and other life sciences applications.

The labware and life sciences business segment accounted for approximately 40%, 38% and 41%, of our consolidated net sales in 2000, 1999 and 1998, respectively.

Clinical and Industrial. Products in our clinical and industrial business segment include:

         o microscope slides, cover glass, glass tubes and vials, stains and reagents and histology and immunochemistry instrumentation for clinical testing;

         o thin glass for watch crystals, cosmetic mirrors, precision and coated glass used in various optic applications; and

         o        precision thin film optical coating equipment.

The clinical and industrial business segment accounted for approximately 24% of our consolidated net sales in each of 2000, 1999 and 1998.

Diagnostics and Microbiology. Products in our diagnostics and microbiology business segment are used for drug testing, therapeutic drug monitoring, infectious disease detection, pregnancy testing, glucose tolerance testing, blood bank saline testing, clinical diagnostic liquid standards and research application temperature measurement. Products include:

         o        diagnostic test kits;

         o        culture media;

         o        diagnostic reagents; and

         o other products used in detecting causes of various infections or diseases.

The diagnostics and microbiology business segment accounted for approximately 25%, 24% and 21% of our consolidated net sales in 2000, 1999 and 1998, respectively.

Laboratory Equipment. Products in our laboratory equipment business segment include:

         o heating, stirring and temperature control apparatus such as hot plates, stirrers, shakers, heating tapes, muffle furnaces, incubators, dri-baths, bench top sterilizers and cryogenic storage apparatus, which are fundamental to basic procedures performed in the laboratory;

         o        systems for producing ultra pure water;

         o bottle top dispensers, positive displacement micropipettors, and small mixers used in biomolecular research;

         o constant temperature equipment including refrigerators/freezers, ovens, water baths, environmental chambers; and

         o furnaces and fluorometers, spectrophotometers, and strip chart recorders.

The laboratory equipment business segment accounted for approximately 11%, 14% and 14% of our consolidated net sales in 2000, 1999 and 1998, respectively.

EMPLOYEES

Our companies employed approximately 6,100 people at March 31, 2001, approximately 400 of whom in the U.S. are covered by collective bargaining agreements. We believe our employee relations are generally good.

PATENTS, TRADEMARKS AND LICENSES

Our subsidiaries' products are sold under a variety of trademarks and trade names. They own or license all of the trademarks and trade names we believe to be material to the operation of their businesses, including the NALGE(R), NALGENE(R), NUNC(TM), SUPERFROST(R), COLORFROST(R), THERMOLYNE(R), BARNSTEAD(R), REMEL(R), RICHARD-ALLAN(TM), ART(R), and LAB-LINE(R) trademarks, each of which we believe to have widespread name brand recognition in its respective field and all of which we intend to continue to protect. Our subsidiaries also own various patents, employ various patented processes, and from time to time acquire licenses from owners of patents. We rely upon a combination of non-disclosure and other contractual agreements and trade secret, copyright, patent and trademark laws to protect our intellectual property rights. Except for the trademarks referred to above, we do not believe any single patent, trademark or license is material to the operations of our business as a whole.

BUSINESS STRATEGY

Our goals are to consistently grow our worldwide sales and earnings. Key elements of our strategy to achieve these goals are described below.

                                  NEW PRODUCTS

Apart from the addition of new products through its acquisition program, product development efforts at Apogent's subsidiaries are focused on expanding product offerings in the laboratory markets currently served. Product offerings are designed to develop and improve products for new and existing technologies. This allows laboratories, lab technicians and researchers to more efficiently perform tests and experiments, and thus reduce the cost of their procedures and provide faster diagnostic tests with improved accuracy.

                                  ACQUISITIONS

We have an active acquisition program. Since 1993, when we adopted this element of our strategy, we have made more than 70 acquisitions in the United States and abroad, including 10 completed in 2000 and four in 2001 through May 1, 2001. (See Note 15 of notes to consolidated financial statements included in this prospectus.) Our operating subsidiaries have been able to use their existing distribution channels to market many of the acquired product lines and in some cases have acquired additional distribution channels through which the subsidiaries' existing products can be sold. We have also achieved other synergies, such as the elimination of duplicative administrative functions or the combining of manufacturing operations, with some of these acquisitions.

                              PRODUCT DISTRIBUTION

We estimate that the worldwide laboratory and life sciences market includes more than 150,000 industrial, academic, clinical, governmental and biotechnology laboratories. Our products reach this market in several ways. Products from our labware and life sciences segment are sold primarily through distributors, although some of our businesses in this segment, such as Matrix and Robbins, have direct sales forces and sell directly to end-users. Products in the clinical and industrial and laboratory equipment business segments are also sold primarily through distributors. Exceptions in these business segments include Richard-Allan and Microm, who primarily sell directly to end-users. Most of the products from our diagnostics and microbiology business segment are sold directly to end-users or to OEMs, with fewer products sold through distributors. For example, the microbiology products of Remel are primarily sold directly to end-users through Remel's national distribution system, while the drugs of abuse testing products of Microgenics are primarily sold to manufacturers of automated testing equipment and to a limited extent through distribution. Most of our subsidiaries maintain their own sales forces, whether they sell directly to end-users, through distribution, or otherwise.

As indicated, a large portion of our labware and life sciences, clinical and industrial, and laboratory equipment products are sold through domestic and foreign distributors. Three (primarily domestic) distributors, Fisher Scientific, VWR Scientific, and Allegiance Healthcare Corporation, accounted in the aggregate for approximately 35%, 41% and 43% of our labware and life sciences segment sales in 2000, 1999 and 1998, respectively, approximately 44%, 44% and 41% of our clinical and industrial segment sales in 2000, 1999 and 1998, respectively, and approximately 42%, 39%, and 35% of our laboratory equipment segment sales in 2000, 1999 and 1998, respectively.

Laboratory supply distributors offer a wide variety of supplies, apparatus and instruments for the laboratory, primarily through catalogs and, increasingly, through their e-commerce web sites. End-users rely heavily on these catalogs and web sites in identifying suitable products and making purchase decisions, and the prominence of and the number of product items listed for a particular vendor are critical marketing variables. We believe the number of our products offered by the major distributors is among the highest of any of our competitors. Also, the major distributors often have contracts with large end-users or purchasing organizations to supply such users or organizations with a broad array of laboratory products and supplies. Our ability to manufacture and supply a broad range of products can help distributors be more efficient in these situations and is, we believe, an advantage to us.

We have numerous private label and OEM relationships, in many cases providing specialized products to our customers that would be difficult to source elsewhere. Sales to OEMs accounted for approximately 37% of our diagnostics and microbiology business segment in 2000.

                                  INTERNATIONAL

As noted above, Apogent Technologies and its U.S. subsidiaries have approximately 88% of our assets and generate approximately 89% of our income from continuing operations for the fiscal year ended September 30, 2000, with the balance attributable to our foreign subsidiaries. Portions of our sales, income and cash flows from both domestic and foreign subsidiaries are derived internationally. In addition to an extensive distributor network, our subsidiaries maintain sales offices and manufacturing plants in international locations. Foreign sales offices are located in the United Kingdom, Japan, Germany, Spain, Hong Kong, Australia and Switzerland. International manufacturing facilities are located in Denmark, Germany, Switzerland, Hungary, the United Kingdom, Hong Kong, Mexico and Puerto Rico.

Domestic and international sales of our products by business segment are as follows:

                                             YEARS ENDED SEPTEMBER 30,
                                          ------------------------------
                                            2000       1999       1998
                                          --------   --------   --------
(In thousands)

Labware and Life Sciences:
   Domestic                               $232,665   $176,618   $146,950
   International                           114,772     92,170     81,825
                                          --------   --------   --------
Total                                     $347,437   $268,788   $228,775
                                          ========   ========   ========
Clinical and Industrial:
   Domestic                               $165,234   $141,524   $106,898
   International                            43,452     34,535     28,540
                                          --------   --------   --------
Total                                     $208,686   $176,059   $135,438
                                          ========   ========   ========
Diagnostics and Microbiology:
   Domestic                               $171,318   $147,929   $104,745
   International                            38,829     23,718      9,938
                                          --------   --------   --------
Total                                     $210,147   $171,647   $114,683
                                          ========   ========   ========
Laboratory Equipment:
   Domestic                               $ 73,971   $ 77,775   $ 63,462
   International                            23,334     20,768     15,404
                                          --------   --------   --------
Total                                     $ 97,305   $ 98,543   $ 78,866
                                          ========   ========   ========


                    MARKET PENETRATION AND COMPETITIVE FOCUS

Our products serve a large number of markets worldwide, each of which has its own inherent growth rates. For 2000, our consolidated internal sales growth tracked closely with our historical rates, which ranged from 3% to 5% for fiscal years 1998 through 2000. The clinical and industrial business segment experienced higher than average growth in demand in its core microscope slide, coverglass, histology, and cytology products. Domestic growth was higher than average while international sales of products from our clinical and industrial business segment were generally less than the prior year. The diagnostics and microbiology business segment returned average growth for the year. The diagnostic product lines for infectious disease, drugs of abuse, therapeutic drug monitoring, and pregnancy testing reported high growth rates while the manual microbiology lines, utilized in clinical settings, were about even with the prior year. The majority of the growth in this segment was domestic. Growth in sales of the laboratory equipment business segment was slightly down in fiscal year 2000 due to the continued softness in foreign markets, laboratory consolidation, and tough competition. The labware and life sciences business segment reported strong growth, particularly in the areas of chromatography, electrophoresis, packaging, labware, molecular biology, and high throughput screening for drug discovery applications by pharmaceuticals.

Growth in each of these business segments requires the continuous development of new products which enable laboratories, lab technicians and researchers to do more tests and procedures more efficiently and which enable professionals and consumers to obtain diagnoses faster and with improved accuracy. We believe that one of our principal competitive advantages is our ability to respond to this dynamic marketplace with new products. Other competitive advantages include the breadth and depth of our product lines, significant brand recognition, the economies associated with vertical integration in certain product lines, long-term relationships with key industry distributors and, in several lines of business, expertise in plastic molding technology and glass making.

There are significant competitors in each of our business segments. Our principal competitors in the labware and life sciences business segment include Corning Incorporated, Meridian Diagnostics, Millipore Corporation, Becton Dickinson, and Greiner Holding AG. Principal competitors in the clinical and industrial business segment include Shandon (a subsidiary of Thermo Electron Corporation), Knittel Glaser, Kimble Glass, Surgipath Medical Industries, Inc., Sigma-Aldrich Company, Copan Diagnostics Company and Elkay Products, Inc. Principal competitors in the diagnostics and microbiology business segment include Becton Dickinson, Meridian Diagnostics, Dade Behring, Roche Diagnostics, Quidel Corporation, Biokit S.A., Dyno Particles AS and Princeton Biomeditech Corporation. Principal competitors in the laboratory equipment business segment include Corning Incorporated, Millipore Corporation, New Brunswick Scientific Company, Inc., Forma Scientific, Inc. and Lindberg/Blue M (owned by SPX Corporation).

                                INTERNET STRATEGY

We have developed and implemented a multi-pronged internet strategy, which gives our products high visibility to our customers.

In the clinical and industrial business segment, we list our distributed products on the Allegiance business information system. All of our distributed products carried by VWR are available through its e-commerce site. Many of our products are also listed by our largest distributor, Fisher Scientific, on its web site. In addition to the natural extensions in its distribution network, we have our own e.commerce site for the Nalgene retail (outdoor) product line, nalgene-outdoor.com.

As opposed to using non-distributor websites, we have chosen, primarily, to work with our experienced distribution partners in adding the internet as another avenue for customers worldwide to utilize when ordering our products. This solution has little added costs for us, was implemented quickly, and allows our products high visibility on the web.

RESEARCH AND DEVELOPMENT

We have a number of R&D programs in our various business segments, which we consider to be of importance in maintaining our market positions. We spent approximately $18.3 million, $12.6 million and $8.7 million on research and development in 2000, 1999 and 1998, respectively, focused primarily on product development.

Our research and development expenditures by business segment are as follows:

                                           YEARS ENDED SEPTEMBER 30,
                                          ---------------------------
                                            2000     1999       1998
                                          -------   -------   -------
(In thousands)

Labware and Life Sciences                 $ 6,964   $ 4,265   $ 4,140
Clinical and Industrial                     1,703       498       505
Diagnostics and Microbiology                6,531     5,485     2,125
Laboratory Equipment                        3,104     2,314     1,968
                                          -------   -------   -------
Total                                     $18,302   $12,562   $ 8,738
                                          =======   =======   =======

REGULATION

                                 MEDICAL DEVICES

Certain of our products are medical devices, which are subject to regulation by the FDA and by the counterpart agencies of the foreign countries where our products are sold. Some of the regulatory requirements of these foreign countries are more stringent than those applicable in the United States. Pursuant to the Federal Food, Drug, and Cosmetic Act (the "FDCA"), the FDA regulates virtually all phases of the manufacture, sale, and distribution of medical devices, including their introduction into interstate commerce and their advertising, labeling, packaging, marketing, distribution and record keeping. Pursuant to the FDCA and FDA regulations, certain facilities of our operating subsidiaries are registered with the FDA as medical device manufacturing establishments. These facilities and operations are regularly inspected by the FDA.

                    ENVIRONMENTAL, HEALTH AND SAFETY MATTERS

Our operations entail a number of environmentally sensitive production processes. Compliance with environmental laws and regulations, along with regulations relating to workplace safety, is a priority in our businesses. Our domestic facilities are subject to federal, state and local laws and regulations concerning, among other things, solid and hazardous waste disposal, air emissions and waste water discharge, and our foreign facilities are subject to local laws and regulations regarding the environment. Our operations are also subject to regulation relating to workplace safety, both in the United States and abroad. Violations of any of these laws or regulations or the release of toxic or hazardous materials used in our operations into the environment could expose us to significant liability. Similarly, third party lawsuits relating to environmental and workplace safety issues could result in substantial liability.

                            DESCRIPTION OF THE NOTES

The Original Notes were issued and the Exchange Notes will be issued under an Indenture dated as of April 4, 2001 (the "Indenture"), among Apogent Technologies, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The terms of the notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

This description of the notes is intended to be a useful overview of the material provisions of the notes and the Indenture. Since this description of the notes is only a summary, you should refer to the Indenture for a complete description of our obligations and your rights.

GENERAL

THE NOTES.

The notes:

         o        are general unsecured, senior obligations of the Company;

         o constitute a series of debt securities issued under the Indenture, initially limited to an aggregate principal amount of $325 million;

         o        will mature on April 1, 2011;

         o have been and will be guaranteed by each subsidiary of the Company which guarantees our obligations under the Credit Agreement;

         o have been and will be issued in denominations of $1,000 and integral multiples of $1,000; and

         o will be represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form. See "Book-Entry, Delivery and Form."

INTEREST.

Interest on the notes will:

         o        accrue at the rate of 8% per annum;

         o accrue from the date of issuance of the Original Notes or the most recent interest payment date;

         o be payable in cash semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2001;

         o be payable to the holders of record on the March 15 and September 15 immediately preceding the related interest payment date; and

         o be computed on the basis of a 360-day year comprised of twelve 30-day months.

PAYMENT AND TRANSFER.

Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of the Trustee located at One Wall Street, New York, New York). Payment of principal of, premium, if any, and interest on notes in global form registered in the name of or held by the Depositary or its nominee will be made in immediately available funds to the Depositary or its nominee, as the case may be, as the registered holder of such global note. If any of the notes are no longer represented by global notes, payment of interest on the notes in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses.

A holder may transfer or exchange notes in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We are not required to transfer or exchange any note selected for redemption or for a period of 15 days before a selection of notes to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes.

OPTIONAL REDEMPTION

The notes will be redeemable, at our option, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days' notice mailed to each holder of notes to be redeemed at the holder's address appearing in the note register, at a price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) thereon (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months) at the applicable Treasury Yield plus 35 basis points, plus accrued interest to the date of redemption.

Notes called for redemption become due on the date fixed for redemption (the "Redemption Date"). Notices of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the Redemption Date to each noteholder to be redeemed at its registered address. The notice of redemption for the notes will state the amount to be redeemed. On and after the Redemption Date, interest ceases to accrue on any notes that are redeemed. If less than all the notes are redeemed at any time, the Trustee will select notes on a pro rata basis or by any other method the Trustee deems fair and appropriate.

For purposes of determining the optional redemption price, the following definitions are applicable:

"Treasury Yield" means, with respect to any Redemption Date applicable to the notes, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding such Redemption
Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the notes.

"Independent Investment Banker" means JPMorgan, a division of Chase Securities Inc., or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee and reasonably acceptable to the Company.

"Comparable Treasury Price" means, with respect to any Redemption Date, (a) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 P.M. on the third business day preceding such Redemption Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500), or (b) if such page (or any successor page) is not displayed or does not contain such bid prices at such time (i) the average of the Reference Treasury Dealer Quotations obtained by the Trustee for such Redemption Date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations, or (ii) if the Trustee is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Trustee.

"Reference Treasury Dealer" means Chase Securities Inc. (and its successors) and three other primary U.S. government securities dealers in New York City selected by the Independent Investment Banker (each, a "Primary Treasury Dealer"); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date for the notes, an average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury issue for the notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

Except as set forth above, the notes will not be redeemable by the Company prior to maturity and will not be entitled to the benefit of any sinking fund.

FURTHER ISSUES

We may from time to time, without the consent of existing note holders, create and issue further notes having the same terms and conditions as the notes in all respects, except for issue date, issue price and first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes.

RANKING

The Original Notes are and the Exchange Notes will be unsecured and unsubordinated indebtedness of the Company and will rank equally with all other existing and future unsecured and unsubordinated indebtedness of the Company. The indebtedness evidenced by the Original Notes and the Exchange Notes will effectively rank junior to any future secured indebtedness of the Company to the extent of the assets securing such indebtedness and to all indebtedness and other liabilities of its subsidiaries.

GUARANTEES

Each Guarantor has unconditionally guaranteed, jointly and severally, to each holder and the Trustee the full and prompt payment of principal of, premium, if any, and interest on the Original Notes and Exchange Notes, when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise; provided that if for any reason, the obligations of a Guarantor terminate under the Credit Agreement (including, without limitation, upon agreement of the lenders thereunder or upon the replacement thereof with a credit facility not requiring such guarantees or upon such Guarantor ceasing to be a Subsidiary), such Guarantor will be deemed released from all its obligations under the Indenture and its Guarantee will terminate.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

CERTAIN COVENANTS

Except as set forth below, neither the Company nor the Guarantors are restricted by the Indenture from incurring any type of indebtedness or other obligation, from paying dividends or making distributions on its capital stock or purchasing or redeeming its capital stock. The Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indenture does not contain any provisions that would require the Company to repurchase or redeem or otherwise modify the terms of any of the notes upon a change in control or other events involving the Company which may adversely affect the creditworthiness of the notes.

LIMITATIONS ON LIENS.

The Indenture provides that the Company will not, nor will it permit any Subsidiary to, create, assume, incur or suffer to exist any mortgage, lien, security interest, pledge, charge or other encumbrance ("liens") other than Permitted Liens (as defined below) upon any Principal Property (as defined below) or upon any shares of capital stock or indebtedness of any Subsidiary owning or leasing any Principal Property, whether owned or leased on the date of the Indenture or thereafter acquired, to secure any notes, bonds, debentures or similar evidence of indebtedness for borrowed money ("debt") incurred or guaranteed by the Company or any Subsidiary (other than the notes), without in any such case making effective provision whereby all of the notes outstanding (together with, if the Company so determines, any other debt or guarantee thereof by the Company or any such Subsidiary ranking equally with the notes or the Guarantees) shall be secured equally and ratably with, or prior to, such debt so long as such debt shall be so secured.

"Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets of the Company and its consolidated subsidiaries after deducting therefrom:

         (1) all current liabilities (excluding any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

         (2) total prepaid expenses and deferred charges; and

         (3) all goodwill, trade names, trademarks, patents, licenses, copyrights and other intangible assets, all as set forth, or on a proforma basis would be set forth, on the consolidated balance sheet of the Company and its consolidated subsidiaries for the Company's most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

"Permitted Liens" means:

         (1) any lien which secures debt owing by a Subsidiary to the Company or another Subsidiary;

         (2) any lien in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any debt incurred by the Company or any Subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing or improving the property subject to such lien, including, without limitation, any lien securing industrial development, pollution control or similar revenue bonds;

         (3) any lien upon any property created at the time of acquisition of such property by the Company or any Subsidiary or within six months after such time to secure all or a portion of the purchase price for such property or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within six months after the date of such acquisition; or any lien upon any property to secure all or part of the cost of construction thereof or to secure debt incurred prior to, at the time of, or within six months after completion of such construction or the commencement of full operations thereof (whichever is later), to provide funds for such purpose;

         (4) any lien upon any property owned by the Company or its Subsidiaries on the date hereof or existing thereon at the time of the acquisition thereof by the Company or any Subsidiary and any lien upon any property of a person existing thereon at the time such person becomes a Subsidiary by acquisition, merger or otherwise; provided that, in each case, such lien only encumbers the property or assets so acquired or owned by such person at the time such person becomes a Subsidiary;

         (5) any extension, renewal or replacement (or successive extensions, renewals or replacements) of liens, in whole or in part, referred to in clauses (1) through (4) above; provided, however, that any such extension, renewal or replacement lien shall be limited to the property covered by the lien extended, renewed or replaced; or

         (6) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or its Subsidiaries.

"Principal Property" means, whether owned or leased on the date of the Indenture or thereafter acquired, each manufacturing or processing plant or facility of the Company or a Subsidiary located in the United States of America (other than its territories and possessions) or Puerto Rico.

"Subsidiary" means any corporation, limited liability company or other business entity of which more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or any partnership of which more than 50% of the partners' equity interests (considering all partners' equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by the Company, one or more of the Subsidiaries of the Company, or a combination thereof.

RESTRICTION ON SALE-LEASEBACKS.

The Indenture provides that the Company will not, nor will it permit any Subsidiary to, engage in the sale or transfer by the Company or any Subsidiary of any Principal Property to a person (other than the Company or a Subsidiary) and the taking back by the Company or any Subsidiary, as the case may be, of a lease of such Principal Property (a "sale-leaseback transaction"), unless:

         (1) such sale-leaseback transaction occurs within six months from the date of the acquisition of the Principal Property subject thereto or the date of the completion of construction or commencement of full operations of such Principal Property, whichever is later;

         (2) the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years; or

         (3) the Company or such Subsidiary, within a one-year period after such sale-leaseback transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such sale-leaseback transaction to the prepayment, repayment, redemption, reduction or retirement of any debt of the Company or any Subsidiary having a maturity of more than one year ("funded debt") that is not subordinated to the notes.

This restriction does not prohibit the continuation of the sale-leaseback arrangement entered into by the Company on December 21, 1988, as amended in connection with the spin-off.

"Attributable Indebtedness," when used with respect to any sale-leaseback transaction, means, as at the time of determination, the present value (discounted at the rate of interest set forth in or implicit in the terms of the lease) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such sale-leaseback transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

Notwithstanding the foregoing restrictions on liens and sale-leaseback transactions, the Indenture provides that the Company may, and may permit any Subsidiary to, create, assume, incur, or suffer to exist any lien other than a Permitted Lien upon any Principal Property to secure debt incurred or guaranteed by the Company or any Subsidiary (other than the notes) or effect any sale-leaseback transaction of a Principal Property that is not excepted by clauses (1) through (3), inclusive, of the first paragraph under "Restriction On Sale-Leasebacks," without equally and ratably securing the notes provided that, after giving effect thereto, the aggregate principal amount of outstanding debt (other than the notes) secured by liens other than Permitted Liens upon Principal Property plus the Attributable Indebtedness from sale-leaseback transactions of Principal Property not so excepted, do not exceed 10% of Consolidated Net Tangible Assets.

MERGER, CONSOLIDATION OR SALE OF ASSETS.

The Indenture provides that the Company may not consolidate with or merge with or into, or sell, lease, convey all or substantially all of its assets to, another Person unless:

         (1) the resulting, surviving or transferee Person (the "successor") is either the Company or is a Person organized under the laws of the United States, any state or the District of Columbia and assumes by supplemental indenture all of the Company's obligations under the Indenture and the notes; and

         (2) immediately after giving effect to the transaction no Event of Default or event which with notice or lapse of time would be an Event of Default has occurred and is continuing.

The successor will be substituted for the Company in the Indenture with the same effect as if it had been an original party to the Indenture. Thereafter, the successor may exercise the rights and powers of the Company under the Indenture.

FUTURE GUARANTORS.

The Indenture provides that the Company will cause each Subsidiary created or acquired by the Company and which becomes a Guarantor under the Credit Agreement to execute and deliver to the Trustee a Guarantee pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the notes.

EVENTS OF DEFAULT.

Each of the following is an Event of Default under the Indenture:

         (1) default in any payment of interest or additional interest (as required by the exchange and registration rights agreement) on any note when due, continued for 30 days;

         (2) default in the payment of principal of or premium, if any, on any note when due at its stated maturity, upon optional redemption, upon declaration or otherwise;

         (3) failure by the Company or the Guarantors to comply for 60 days after notice with its other agreements contained in the Indenture;

         (4) (A) failure by the Company or any Guarantor to pay indebtedness for money borrowed by the Company or such Guarantor, as the case may be, in an aggregate principal amount of at least $25,000,000, at the later of final maturity or the expiration of any applicable grace period or (B) acceleration of the maturity of indebtedness for money borrowed by the Company or any Guarantor, as the case may be, in an aggregate principal amount of at least $25,000,000, if that acceleration results from a default under the instrument giving rise to or securing such indebtedness for money borrowed; or

         (5) certain events of bankruptcy, insolvency or reorganization of the Company, the Guarantors or any of their respective Subsidiaries which is a "significant subsidiary" under Regulation S-X of the Securities and Exchange Commission (the "bankruptcy provisions").

However, a default under clause (3) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding notes notify the Company or the Guarantors, as the case may be, of the default and such default is not cured within the time specified in clause
(3) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (5) above) occurs and is continuing, the Trustee by notice to the Company or the holders of at least 25% in principal amount of the outstanding notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an Event of Default described in clause (5) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in aggregate principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the notes unless:

         o such holder has previously given the Trustee notice that an Event of Default is continuing;

         o holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

         o such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

         o the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

         o the holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of, premium, if any, or interest on any note, the Trustee may withhold notice if the Trustee determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year.

AMENDMENTS AND WAIVERS.

Modifications and amendments of the Indenture may be made by the Company, the Guarantors and the Trustee with the consent of the holders of a majority in principal amount of all debt securities (including the notes) then outstanding under the Indenture (including consents obtained in connection with a tender offer or exchange offer for the notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

         o reduce the amount of notes whose holders must consent to an amendment;

         o reduce the stated rate of or extend the stated time for payment of interest on any note;

         o reduce the principal of or change the stated maturity of any note;

         o reduce the amount payable upon the redemption of any note or change the time at which any note may be redeemed;

         o make any note payable in money other than that stated in the note;

         o impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

         o make any change in the amendment provisions which require each holder's consent or in the waiver provisions; or

         o release the Guarantors or modify the Guarantees other than in accordance with the Indenture.

The holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all holders of notes, may waive compliance by the Company with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee as provided in the Indenture, the holders of a majority in aggregate principal amount of the notes, on behalf of all holders, may waive any past default under the Indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the notes), except a default in the payment of principal, premium or interest or a default in respect of a provision that under the Indenture that cannot be modified or amended without the consent of the holder of each note that is affected.

Without the consent of any holder, the Company, the Guarantors and the Trustee may amend the Indenture to:

         o        cure any ambiguity, omission, defect or inconsistency;

         o provide for the assumption by a successor of the obligations of the Company under the Indenture;

         o provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

         o        add guarantees with respect to the notes;

         o        secure the notes;

         o add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

         o make any change that does not adversely affect the rights of any holder;

         o provide for the issuance of the exchange notes, which will have terms substantially identical in all material respects to the notes (except that the transfer restrictions contained in the notes will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding notes, as a single issue of securities; or

         o comply with any requirement of the Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE.

The Company at any time may terminate all its obligations under the notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. If the Company exercises its legal defeasance option, the Guarantee will terminate with respect to that series.

The Company at any time may terminate its obligations under covenants described under "Certain Covenants" (other than "Merger and Consolidation"), cross acceleration provisions and bankruptcy provisions with respect to the Company described under "Events of Default" above ("covenant defeasance").

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (3) or (5) under "Events of Default" above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

CONCERNING THE TRUSTEE

The Bank of New York is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the notes. The Bank of New York is a participating bank under our Credit Facilities. As of March 15, 2001, we were indebted to it or its affiliates in the amount of $17.6 million.

GOVERNING LAW

The Indenture provides that it, the notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

                EXCHANGE OFFER AND REGISTRATION RIGHTS AGREEMENT

We, our subsidiary Guarantors, and the initial purchasers entered into the exchange and registration rights agreement concurrently with the issuance of the Original Notes. Under that agreement, we and our subsidiary Guarantors agreed to:

         o file with the Securities and Exchange Commission on or before 60 days after the date of issuance of the Original Notes a registration statement on an appropriate form under the Securities Act which we refer to as the exchange offer registration statement, relating to a Exchange Offer for the Original Notes and the Guarantees under the Securities Act; and

         o use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 150 days after the date of issuance of the Original Notes. As soon as practicable after the effectiveness of the exchange offer registration statement, we will offer to the holders of transfer restricted securities, as defined below, who are not prohibited by any law or policy of the Securities and Exchange Commission from participating in the exchange offer, the opportunity to exchange their transfer restricted securities for an issue of a new series of notes, which we refer to as the Exchange Notes, that are identical in all material respects to the Original Notes, except that the Exchange Notes will not contain transfer restrictions and will be registered under the Securities Act. We promised to keep the Exchange Offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the Exchange Offer is mailed to the holders of the Original Notes.

If

         o we are not permitted to effect the Exchange Offer as contemplated by this prospectus because of any change in law or applicable interpretations of the law by the staff of the Securities and Exchange Commission;

         o for any other reason the Exchange Offer is not consummated within 180 days after the date of issuance of the Original Notes;

         o any Original Notes validly tendered pursuant to the Exchange Offer are not exchanged for Exchange Notes within 10 days of being accepted in the Exchange Offer;

         o any initial purchaser so requests with respect to Original Notes held by the initial purchasers that are not eligible to be exchanged for Exchange Notes in the Exchange Offer;

         o any applicable law or interpretations do not permit any holder of Original Notes to participate in the Exchange Offer; or

         o any holder of Original Notes that participates in the Exchange Offer does not receive freely transferable Exchange Notes in exchange for tendered notes,

then we will file as promptly as practicable, but in no event more than 20 days after so required or requested, with the Securities and Exchange Commission, which we refer to as the shelf filing date, a shelf registration statement to cover resales of transfer restricted securities by those holders who satisfy various conditions relating to the provision of information in connection with the shelf registration statement.

For purposes of the above, "transfer restricted securities" means each Original Note, until the earliest to occur of:

         o the date on which that Original Note has been exchanged for a freely transferable Exchange Security in the Exchange Offer;

         o the date on which that Original Note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

         o the date on which that Original Note is distributed to the public pursuant to Rule 144 under the Securities Act or may be sold under Rule 144(k) under the Securities Act.

We are required to use our reasonable best efforts to have the exchange offer registration statement or, if applicable, the shelf registration statement declared effective by the Securities and Exchange Commission as promptly as practicable after it is filed. Unless the Exchange Offer would not be permitted by policy of the Securities and Exchange Commission, we promised to commence the Exchange Offer and to use our reasonable best efforts to consummate the Exchange Offer as promptly as practicable, but in any event before 150 days after the date of issuance of the Original Notes. If applicable, we are required to use our reasonable best efforts to keep the shelf registration statement effective for a period ending on the earlier of two years after the date of issuance of the Original Notes or the date all transfer restricted securities become eligible for resale without volume restrictions under Rule 144 under the Securities Act.

The registration statement of which this prospectus is a part is the exchange offer registration statement described above, and the exchange offer described in this prospectus is the Exchange Offer described above. For each Original Note surrendered to us pursuant to the Exchange Offer, we will issue to the holder an Exchange Security having a principal amount equal to that of the surrendered Original Note. Interest on the Exchange Security will accrue from the last interest payment date on which interest was paid on the Original Note surrendered in exchange therefor or, if no interest has been paid on that Original Note, from the date interest began to accrue on that Original Note.

Under the Registration Rights Agreement, if any of the following events (each, a "registration default") occur:

         o the exchange offer registration statement is not filed with the Securities and Exchange Commission on or before 60 days after the date of issuance of the Original Notes or the shelf registration statement is not filed with the Securities and Exchange Commission on or before the shelf filing date;

         o the exchange offer registration statement is not declared effective within 150 days after the date of issuance of the Original Notes or the shelf registration statement is not declared effective within 90 days after the shelf filing date;

         o the Exchange Offer is not consummated on or before 180 days after the date of issuance of the Original Notes; or

         o the shelf registration statement is filed and declared effective within 90 days after the shelf filing date but thereafter ceases to be effective, at any time that we and our subsidiary Guarantors are obligated to maintain its effectiveness, without being succeeded within 30 days by an additional registration statement filed and declared effective we and our subsidiary guarantors will be obligated to pay additional interest to each holder of transfer restricted securities, during the period of one or more registration defaults, in an amount equal to .25% per annum of the principal amount of the notes constituting transfer restricted securities held by the holder during the first 90 day period following such registration default, increasing by an additional .25% per annum during each subsequent 90 day period up to a maximum of .50%, until the applicable registration statement is filed, the exchange offer registration statement is declared effective and the Exchange Offer is consummated, or the shelf registration statement is declared effective or again becomes effective, as the case may be. The required filing and effectiveness of the exchange offer registration statement have now been accomplished. All accrued additional interest will be paid to holders in the same manner as interest payments on the notes on semi-annual payment dates that correspond to interest payment dates for the notes. Additional interest only accrues during a registration default.

The Registration Rights Agreement also provides that we will:

         o make available, for a period of 180 days after the consummation of the Exchange Offer, a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any Exchange Notes; and

         o pay all expenses incident to the Exchange Offer, including the expense of one counsel to the holders of the notes, and will indemnify certain holders of the notes, including any broker-dealer, against some liabilities, including liabilities under the Securities Act.

A broker-dealer that delivers a prospectus to purchasers in connection with resales of the Exchange Notes will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement, including indemnification rights and obligations.

Each holder of Original Notes who wishes to exchange its Original Notes for Exchange Notes in the Exchange Offer will be required to make representations, including representations that:

         o any Exchange Notes to be received by it will be acquired in the ordinary course of its business;

         o it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and

         o it is not an "affiliate," as defined in Rule 405 under the Securities Act, of ours, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of its Exchange Notes.


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


Holders of the Original Notes will be required to make representations to us, as described above, in order to participate in the Exchange Offer. They will also be required to deliver information to be used in connection with the shelf registration statement in order to have their Original Notes included in the shelf registration statement and benefit from the provisions regarding additional interest set forth in the preceding paragraphs. A holder who sells notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with these sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder, including indemnification obligations.

For so long as the Original Notes are outstanding, we and, so long as the Guarantees are not released, our subsidiary Guarantors will continue to provide to holders of the Original Notes and to prospective purchasers of the Original Notes the information required by Rule 144A(d)(4) under the Securities Act.

The above description of the Registration Rights Agreement is a summary only. It is not complete and does not describe all of the provisions of the Registration Rights Agreement. We will provide a copy of the Registration Rights Agreement to prospective purchasers of Original Notes who are identified to us by an initial purchaser upon request.

                              TRANSFER RESTRICTIONS

Each purchaser of Original Notes from the initial purchasers, by its acceptance of the Original Notes, is deemed to have acknowledged, represented to and agreed with us and the initial purchasers as follows:

         (1) It understands and acknowledges that:

         o neither the Original Notes nor the Guarantees have been registered under the Securities Act or any other applicable securities law; and

         o the Original Notes were offered for resale in transactions that do not require registration under the Securities Act or any other securities laws; and

         o unless so registered, the Original Notes may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, under an exemption from the securities laws or in a transaction not subject to the securities laws, and in each case in compliance with the conditions for transfer set forth in paragraph (4) below.

         (2) It is not an "affiliate," as defined in Rule 144 under the Securities Act, of ours or acting on our behalf, and it is either:

         o a "qualified institutional buyer," as defined in Rule 144A (referred to as a "QIB"), and is aware that any sale of the Original Notes to it has been or will be made in reliance on Rule 144A and the acquisition will be for its own account or for the account of another QIB; or

         o not a "U.S. person," as defined in Regulation S, or purchasing for the account or benefit of a U.S. person, other than a distributor, and it purchased or is purchasing Original Notes in an offshore transaction in accordance with Regulation S.

         (3) It acknowledges that neither we, the initial purchasers nor any person representing us or the initial purchasers has made any representation to it with respect to us or the offering of the Original Notes, other than the information contained in the offering circular dated March 30, 2001, which has been delivered to it and upon which it relied or is relying in making its investment decision with respect to the Original Notes. It has had access to financial and other information concerning us and the Original Notes as it has deemed necessary in connection with its decision to purchase the Original Notes, including an opportunity to ask questions of and request information from us and the initial purchasers.

         (4) It purchased or is purchasing the Original Notes for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case not with a view to, or for offer or sale in connection with, any distribution of the Original Notes in violation of the Securities Act, subject to any requirement of law that the disposition of its property or the property of that investor account or accounts be at all times within its or their control and subject to its or their ability to resell the Original Notes pursuant to Rule 144A or any other available exemption from registration under the Securities Act. It agrees on its own behalf and on behalf of any investor account for which it is purchasing the Original Notes, and each subsequent holder of the Original Notes by its acceptance of the notes will agree, to offer, sell or otherwise transfer the Original Notes before the date that is two years after the later of the date of original issue of the Original Notes and the last date that we or any of our affiliates was the owner of the Original Notes, or any predecessor of the Original Notes (referred to as the "resale restriction termination date") only:

         o        to us;

         o pursuant to a registration statement that has been declared effective under the Securities Act;

         o for so long as the Original Notes are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a QIB that is purchasing for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A;

         o pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act;

         o to an "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is an institutional investor (referred to as an "institutional accredited investor") purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Original Notes of $250,000; or

         o pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the above cases to any requirement of law that the disposition of its property or the property of that investor account or accounts be at all times within its or their control.

         The above restrictions on resale will not apply to the Exchange Notes, and they will not apply to Original Notes after the resale restriction termination date. If any resale or other transfer of the Original Notes is proposed to be made according to the fifth clause above before the resale restriction termination date, the transferor must deliver to us and the trustee a letter from the transferee substantially in the form of Annex A to the offering circular dated March 30, 2001, which must provide, among other things, that the transferee is an institutional accredited investor that is acquiring the Original Notes not for distribution in violation of the Securities Act. Each purchaser acknowledges that we and the trustee reserve the right before any offer, sale or other transfer before the resale restriction termination date of the Original Notes according to the fourth, fifth and sixth clauses above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to us and the trustee. Each purchaser acknowledges that each Original Note contains or will contain a legend substantially to the following effect:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY
         (A) TO THE ISSUER,

         (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 OF SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         (5) Each holder of an Original Note acknowledges that we, the initial purchasers and others will rely upon the truth and accuracy of the above acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or agreements deemed to have been made by it by its purchase of Original Notes is no longer accurate, it shall promptly notify us and the initial purchasers. If it acquired or is acquiring any Original Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each of those accounts and that it has full power to make the above acknowledgments, representations and agreements on behalf of each account.

                          BOOK-ENTRY; DELIVERY AND FORM

The Original Notes were offered and sold in the initial offering in the United States solely to QIBs, under Rule 144A and in offshore transactions to persons other than "U.S. persons," as defined in Regulation S under the Securities Act, in reliance on Regulation S. Following the initial offering, the Original Notes may be sold to:

         o        QIBs under Rule 144A;

         o        non-U.S. persons in reliance on Regulation S; and

         o under other exemptions from, or in transactions not subject to, the registration requirements of the Securities Act, as described under "Transfer Restrictions," including sales to institutional accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that are not QIBs.

These restrictions do not apply to the Exchange Notes.

THE GLOBAL NOTES

Rule 144A Global Note. Original Notes offered and sold to QIBs under Rule 144A were issued in the form of one or more registered notes in global form, without interest coupons (referred to collectively as the "Rule 144A Global Note"). The Rule 144A Global Note was deposited on the date of the closing of the sale of the Original Notes with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co., as nominee of DTC, or remains in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee. Interests in the Rule 144A Global Note are available for purchase only by QIBs.


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


Regulation S Global Notes. Original Notes offered and sold in offshore transactions to non-U.S. persons in reliance on Regulation S have been or will be issued in the form of one or more registered notes in global form, without interest coupons (referred to collectively as the "Regulation S Global Note"). The Regulation S Global Note has been deposited upon issuance with, or on behalf of, a custodian for DTC in the manner described in the preceding paragraph for credit to the respective accounts of the purchasers, or to other accounts as they may direct, at Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), or Clearstream Bank, societe anonyme ("Clearstream").

Investors may hold their interests in the Regulation S Global Note directly through Euroclear or Clearstream, if they are participants in these systems, or indirectly through organizations that are participants in these systems. After the expiration of the restricted period, as defined below, investors may also hold these interests through organizations other than Euroclear or Clearstream that are participants in the DTC system. Euroclear and Clearstream hold or will hold the interests in the Regulation S Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries. These depositaries, in turn, hold or will hold the interests in the Regulation S Global Note in customers' securities accounts in the depositaries' names on the books of DTC.

Institutional Accredited Investor Global Note. In connection with the resale of Original Notes to an institutional accredited investor, beneficial interests in any of the global notes may be exchanged for interests in a separate note in registered form, without interest coupons (referred to as the "Institutional Accredited Investor Global Note"), which was deposited on the date of the closing of the sale of the Original Notes with, or on behalf of, a custodian for DTC in the manner described in the preceding paragraphs.

Exchange Security Global Note. Exchange Notes issued in the Exchange Offer will be issued in the form of one or more registered notes in global form, without interest coupons (referred to collectively as the "Exchange Security Global Note"). The Exchange Security Global Note will be deposited on the date of the closing of the Exchange Offer with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co., as nominee of DTC, or remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

Except as set forth below, the Rule 144A Global Note, the Regulation S Global Note, the Institutional Accredited Investor Global Note and the Exchange Security Global Note may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

The Original Notes are and will continue to be subject to various restrictions on transfer and will bear a restrictive legend as set forth under "Transfer Restrictions." The Exchange Notes will not be subject to those transfer restrictions.

All interests in the global notes, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of their systems.

EXCHANGES AMONG THE GLOBAL NOTES

Before the 40th day after the later of the commencement of the offering of the Original Notes and the date of the closing of the sale of the Original Notes (this period through and including such 40th day is referred to as the "restricted period" and it ends May 14, 2001), transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of that interest through the Rule 144A Global Note or the Institutional Accredited Investor Global Note will be made only in accordance with applicable procedures and upon receipt by the trustee of a written certification from the transferor of the beneficial interest in the form provided in the indenture to the effect that the transfer is being made to:

         o a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A; or

         o an institutional accredited investor purchasing for its own account, or for the account of an institutional accredited investor, in a minimum principal amount of the notes of $250,000.

The written certification will no longer be required after the expiration of the restricted period. In addition, in the case of a transfer pursuant to the second bullet point above, whether before or after the expiration of the restricted period, the transferor

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


may be required to deliver to the trustee a letter from the transferee substantially in the form of Annex A hereto, which must provide, among other things, that the transferee is an institutional accredited investor that is acquiring the Original Notes not for distribution in violation of the Securities Act.

Transfers by an owner of a beneficial interest in the Rule 144A Global Note or the Institutional Accredited Investor Global Note to a transferee who takes delivery of the interest through the Regulation S Global Note, whether before or after the expiration of the restricted period, will be made only upon receipt by the Trustee of a certification from the transferor to the effect that the transfer is being made in accordance with Regulation S or, if available, Rule 144 under the Securities Act, and that, if the transfer is being made before the expiration of the restricted period, the interest transferred will be held immediately after the transfer through Euroclear or Clearstream.

Any beneficial interest in one of the global notes that is transferred to a person who takes delivery in the form of an interest in another global note will, upon transfer, cease to be an interest in that global note and become an interest in the other global note and, accordingly, will then be subject to any transfer restrictions and other procedures applicable to beneficial interests in the other global note.

BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. Neither we nor the initial purchasers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

DTC has advised us that it is:

         o a limited purpose trust company organized under the laws of the State of New York;

         o a "banking organization" within the meaning of the New York Banking Law;

         o        a member of the Federal Reserve System;

         o a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

         o a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, which eliminates the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and some other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a participant in DTC, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants in DTC.

We expect that pursuant to procedures established by DTC:

         o upon deposit of each global note, DTC will credit the accounts of participants in DTC designated by the initial purchasers with an interest in the global note; and

         o ownership of the notes will be shown on, and the transfer of ownership of the notes will be effected only through, records maintained by DTC, with respect to the interests of participants in DTC, and the records of participants and indirect participants, with respect to the interests of persons other than participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of the interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

         o will not be entitled to have notes represented by the global note registered in their names;

         o will not receive or be entitled to receive physical delivery of certificated notes; and

         o will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note. We understand that under existing industry practice, if we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of the global note, is entitled to take, then DTC would authorize its participants to take the action and the participants would authorize holders owning through participants to take the action or would otherwise act upon the instruction of such holders. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

Payments with respect to the principal of, and premium, if any, and interest (including additional interest, if any) on, any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing those notes under the indenture. Under the terms of the indenture, we and the Trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payment on the notes and for any and all other purposes whatsoever. Accordingly, neither we nor the Trustee has or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, including principal, premium, if any, liquidated damages, if any, and interest. Payments by the participants and the indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. These cross-market transactions, however, will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines, Brussels time, of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interest in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Although DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform the procedures, and the procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

If:

         o DTC notifies us that it is at any time unwilling or unable to continue as a depositary or DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of such notice or cessation;

         o we, at our option, notify the Trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture; or

         o upon the occurrence of some other events as provided in the indenture;

then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon the issuance of certificated notes, the Trustee is required to register the certificated notes in the name of that person or persons, or their nominee, and cause the certificated notes to be delivered thereto.

Neither we nor the Trustee will be liable for any delay by DTC or any participant or indirect participant in DTC in identifying the beneficial owners of the related notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.


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             CERTAIN UNITED STATED FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material federal income tax consequences of the ownership and disposition of the notes. This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, retroactively or prospectively.

This discussion is for general information only and pertains only to notes held as capital assets within the meaning of Section 1221 of the Code. This summary applies only to a beneficial owner of a note who acquires a note at the initial offering and for the original offering price thereof and may not apply to certain categories of investors subject to special treatment under the Code, such as banks, thrift institutions, real estate investment trusts, regulated investment companies, other financial institutions, insurance companies, dealers in securities or currencies, pension plans, tax exempt organizations, persons that are passthrough entities or investors in passthrough entities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for the alternative minimum tax, holders of notes whose "functional currency" is not the U.S. dollar, and persons who have acquired notes as part of a straddle, hedge, conversion or constructive sale transaction or other integrated investment. Moreover, this discussion summarizes only federal income tax consequences and does not address any other federal tax consequences or any state, local or other tax consequences. Controversy and uncertainty exist in many areas of the federal income tax law that may affect an investment in notes. Accordingly, there can be no assurance that some of the views expressed herein will not be challenged by the IRS.

ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT, AND MUST DEPEND UPON, THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NOTES TO THEM, INCLUDING ANY FEDERAL, STATE, LOCAL OR OTHER TAX CONSEQUENCES (INCLUDING ANY TAX RETURN FILING OR OTHER TAX REPORTING REQUIREMENTS) OF THE OWNERSHIP AND DISPOSITION OF THE NOTES.

As used herein the term "United States Holder" means a beneficial owner of a note that is, for United States federal income tax purposes, (i) a citizen or resident alien of the United States, (ii) a corporation created or organized in or under the laws of the United States or of any political subdivision thereof,
(iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. The term "Non-U.S. Holder" means a beneficial owner of a note that is not a United States Holder.

If a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

UNITED STATES TAXATION OF NON-U.S. HOLDERS

Payments of Interest

Interest paid to a Non-U.S. Holder will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder and (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,
(ii) the Non-U.S. Holder is not a controlled foreign corporation that is related to us actually or constructively though stock ownership and (iii) either (a) the Non-U.S. Holder provides its name and address on an IRS Form W-8BEN (or other applicable form) and certifies, under penalty of perjury, that it is not a United States person or (b) the Non-U.S. Holder holds its notes through certain foreign intermediaries or certain foreign partnerships, and it satisfies the certification requirements of applicable United States Treasury regulations. Special certification rules apply to certain Non-United States Holders that are entities rather than individuals.

As more fully described under "Exchange Offer and Registration Rights Agreement," upon the occurrence of certain enumerated events we may be required to pay "additional interest." Notwithstanding the above, it is possible that such payments might be subject to U.S. federal income or withholding tax.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of premium, if any, and interest made to such Non-U.S. Holder will be subject to the 30% United States federal withholding tax, unless the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable tax treaty; or IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States.

The 30% United States federal withholding tax generally will not apply to any gain that a Non-U.S. Holder realizes on the sale, exchange, retirement or other disposition of a note.

Disposition of the Notes

Subject to the discussion of backup withholding below, a Non-U.S. Holder generally will not be subject to United States federal income tax with respect to gains realized on the disposition of a note, unless (i) the gain is effectively connected with a United States trade or business conducted by the Non-U.S. Holder, or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days during the taxable year of the disposition and certain other requirements are satisfied, unless an applicable income tax treaty exempts the gain from U.S. tax. If a Non-U.S. Holder is subject to tax pursuant to (ii) in the immediately preceding sentence, the tax is imposed at the rate of 30%. Gains described in this paragraph are exempt from United States federal withholding tax.

The exchange of a note for an exchange note pursuant to the exchange offer described in "Exchange Offer and Registration Rights Agreement" should not constitute a "significant modification" of the note for United States federal income tax purposes and, accordingly, the exchange note received should be treated as a continuation of the note in the hands of the holder. As a result, there will be no United States federal income tax consequences to a Non-U.S. Holder who exchanges a note for an exchange note pursuant to the exchange offer.

Effectively Connected Income

If interest and other payments received by a Non-U.S. Holder with respect to the notes (including proceeds from the disposition of the notes) are effectively connected with a conduct by the Non-U.S. Holder of a trade or business within the United States (or the Non-U.S. Holder is otherwise subject to United States federal income taxation on a net basis with respect to such holder's ownership of the notes), such Non-U.S. Holder will generally be subject to U.S. federal income tax, subject to any modification provided under an applicable income tax treaty. Stated interest payable on the notes generally will generally be taxable as interest income at the time accrued or received, in accordance with the holder's method of accounting for United States federal income tax purposes. Interest income is taxed at ordinary applicable graduated income tax rates. Upon the sale, exchange or other disposition of a note, capital gain or loss will be recognized in an amount equal to the difference between the amount realized by the holder (except to the extent such amount is attributable to accrued but unpaid interest, which will be includible in income as interest to the extent not previously included in income and in accordance with the holder's method of accounting) and the holder's adjusted tax basis in the note. Holders are advised to consult their tax advisors regarding the taxation of capital gains and losses.

A Non-U.S. Holder may also be subject to the "branch profits tax" if such holder is a corporation.

Income effectively connected with the conduct of a trade or business within the United States is not subject to United States federal withholding tax.

Backup Withholding and Information Reporting

In general, no information reporting or backup withholding will be required regarding payments that we make to a holder of a note provided that we do not have actual knowledge that such holder is a United States person and we have received from such holder the statement described above under "United States Taxation of Non-U.S. Holders -- Payments of Interest."

In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a note made within the United States or conducted through certain United States related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that the holder of the note is a United States person, or such holder otherwise establishes an exemption.

The amount of any backup withholding imposed on a payment to a holder of a note will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

                  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. Apogent has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

                  Apogent will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                  For a period of 180 days after the Expiration Date Apogent will promptly send additional copies of this prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Apogent has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Original Notes and the Exchange Notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the Original Notes and the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the notes offered hereby will be passed upon for us by Quarles & Brady LLP, Milwaukee, Wisconsin.


                                    EXPERTS

         Our consolidated balance sheets as of September 30, 2000 and 1999, the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 2000, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                      [This Page Intentionally Left Blank]

                            APOGENT TECHNOLOGIES INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                           PAGE

Independent Auditors' Report                                                               F-2
Consolidated Balance Sheets as of September 30, 2000 and 1999 and
  March 31, 2001 (unaudited)                                                               F-3
Consolidated Statements of Income for the years ended September 30,
  2000, 1999 and 1998 and for the six months ended March 31, 2001
  and 2000 (unaudited)                                                                     F-4
Consolidated Statements of Shareholders' Equity for the years ended
  September 30, 1998, 1999 and 2000 and for the six months ended
  March 31, 2001 (unaudited)                                                               F-5
Consolidated Statements of Cash Flows for the years ended September 30,
  2000, 1999 and 1998 and for the six months ended March 31, 2001
  and 2000 (unaudited)                                                                     F-6
Notes to Consolidated Financial Statements                                                 F-7

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Apogent Technologies Inc.:

We have audited the accompanying consolidated balance sheets of Apogent Technologies Inc. and subsidiaries as of September 30, 2000 and 1999, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Apogent Technologies Inc. and subsidiaries as of September 30, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2000, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP



Milwaukee, Wisconsin
November 13, 2000 except as to footnote 19 which is as of December 11, 2000.

                   APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                                    SEPTEMBER 30,               MARCH 31,
                                                                                2000             1999             2001
                                                                           -------------    -------------    -------------
                                                                                                              (UNAUDITED)
                                   ASSETS
Current assets:
   Cash and cash equivalents                                               $      12,411    $      12,401    $      12,113
   Accounts receivable (less allowance for doubtful
      receivables of $3,098 and $4,041 in 1999 and 2000,
      respectively) (note 2)                                                     173,585          147,296          177,830
   Inventories (note 3)                                                          141,779          123,628          156,075
   Deferred income taxes (note 4)                                                 13,226           18,325           13,055
   Net assets held for discontinued operations (note 15)                         152,970          155,595               --
   Prepaid expenses and other current assets                                      16,564            9,083           19,951
                                                                           -------------    -------------    -------------
      Total current assets                                                       510,535          466,328          379,024
   Available for sale security (note 7)                                           54,444           50,900           53,540
   Property, plant and equipment, net (notes 5 and 7)                            208,094          187,759          212,394
   Intangible assets (note 6)                                                  1,008,153          820,475        1,056,094
   Deferred income taxes (note 4)                                                  7,870            7,667            7,888
   Other assets                                                                    3,268            6,846            6,761
                                                                           -------------    -------------    -------------
      Total assets                                                         $   1,792,364    $   1,539,975    $   1,715,701
                                                                           =============    =============    =============

                   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                        $      51,899    $      49,296    $      44,049
   Advances and loans from SDS (note 13)                                          77,762           56,777               --
   Current portion of long-term debt (notes 7 and 8)                              34,327            7,391           41,542
   Income taxes payable (note 4)                                                  16,604           18,372           34,089
   Accrued payroll and employee benefits (note 10)                                30,509           35,594           28,619
   Restructuring reserve (note 11)                                                 5,609              987            4,256
   Deferred income taxes (note 4)                                                    807              717              905
   Other current liabilities (note 11 and 15)                                     23,622           29,045           31,143
                                                                           -------------    -------------    -------------
      Total current liabilities                                                  241,139          198,179          184,603
   Long-term debt (note 7 and 8)                                                 649,409          591,807          594,250
   Securities lending agreement (note 7)                                          54,444           50,461           53,540
   Deferred income taxes (note 4)                                                 93,048           69,888           93,649
   Other liabilities (note 10)                                                     4,808            4,296            6,410
   Commitments and contingent liabilities (notes 8, 10, 13 and 14)
Shareholders' equity (note 12):
   Preferred stock, $0.01 par value; authorized 20,000,000 shares                     --               --               --
   Common stock, $0.01 par value; authorized
      250,000,000 shares issued 104,023,917,
      105,191,692, and 105,406,437 shares in 1999, 2000, and 2001, respectively; outstanding 104,023,697,
      105,191,692 and 105,406,437 shares in 1999, 2000, and 2001,
      respectively                                                                 1,052            1,040            1,054
   Equity rights, 50 rights at $1.09 per right and                                    --               --               --
   Additional paid-in capital                                                    271,739          251,251          248,097
   Retained earnings                                                             531,701          403,380          571,509
   Accumulated other comprehensive income (note 17)                              (54,976)         (30,327)         (37,411)
   Treasury common stock, 220 shares at cost                                          --               --               --
                                                                           -------------    -------------    -------------
      Total shareholders' equity                                                 749,516          625,344          783,249
                                                                           -------------    -------------    -------------
      Total liabilities and shareholders' equity                           $   1,792,364    $   1,539,975    $   1,715,701
                                                                           =============    =============    =============


See accompanying notes to consolidated financial statements.

                   APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                    SIX MONTHS ENDED
                                                                 YEAR ENDED SEPTEMBER 30,                MARCH 31,
                                                           -----------------------------------    ----------------------
                                                              2000         1999         1998         2001         2000
                                                           ---------    ---------    ---------    ---------    ---------
                                                                                                        (UNAUDITED)

Net sales                                                  $ 863,575    $ 715,037    $ 557,762    $ 465,862    $ 422,957
Cost of sales:
   Cost of products sold                                     436,508      372,528      288,522      239,128      215,433
   Restructuring charge (note 11)                              4,413           --        1,510           --           --
   Depreciation of purchase accounting adjustments               524          551          551          268          268
                                                           ---------    ---------    ---------    ---------    ---------
Total cost of sales                                          441,445      373,079      290,583      239,396      215,701
                                                           ---------    ---------    ---------    ---------    ---------
      Gross profit                                           422,130      341,958      267,179      226,466      207,256
                                                           ---------    ---------    ---------    ---------    ---------
Selling, general and administrative expenses                 186,418      147,883      118,523       97,932       91,035
Restructuring charge (note 11)                                 5,840          245        7,093          583           --
Depreciation and amortization of purchase
   accounting adjustments                                     36,883       24,704       19,145       21,281       17,169
                                                           ---------    ---------    ---------    ---------    ---------
      Total selling, general and administrative expenses     229,141      172,832      144,761      119,796      108,204
                                                           ---------    ---------    ---------    ---------    ---------
      Operating income                                       192,989      169,126      122,418      106,670       99,052
                                                           ---------    ---------    ---------    ---------    ---------
Other income (expense):
   Interest expense (notes 7 and 10)                         (48,684)     (40,073)     (33,772)     (24,392)     (23,895)
   Interest expense--SDS (note 13)                              (766)      (1,151)      (1,498)          --           --
   Amortization of deferred financing fees (note 7)             (533)        (224)        (151)        (249)        (261)
   Other, net                                                  1,319         (286)        (161)       5,266          167
                                                           ---------    ---------    ---------    ---------    ---------
Income from continuing operations
   before income taxes and extraordinary items               144,325      127,392       86,836       87,295       75,063
Income taxes (note 4)                                         57,601       49,981       34,714       34,918       29,262
                                                           ---------    ---------    ---------    ---------    ---------
Income from continuing operations                             86,724       77,411       52,122       52,377       45,801
Discontinued operations (net of income
   tax expense of $16,347, $30,930 and
   $28,339) (notes 14 and 15)                                 41,597       47,965       23,921      (11,824)      23,598
                                                           ---------    ---------    ---------    ---------    ---------
Income before extraordinary items                            128,321      125,376       76,043       40,553       69,399
Extraordinary items--
   Gain on sale of discontinued operations
      (net of income tax expense of $415,828) (note 15)           --       17,171           --
   Loss from early extinguishment of debt
      (net of income tax of $496) (note 7)                        --           --           --         (745)          --
                                                           ---------    ---------    ---------    ---------    ---------
Net income                                                 $ 128,321    $ 142,547    $  76,043    $  39,808    $  69,399
                                                           =========    =========    =========    =========    =========
Basic earnings per common share from
   continuing operations                                   $    0.83    $    0.75    $    0.51    $    0.50    $    0.44
Discontinued operations                                         0.40         0.46         0.23        (0.11)        0.23
Extraordinary items                                               --         0.17           --        (0.01)          --
                                                           ---------    ---------    ---------    ---------    ---------
Basic earnings per common share                            $    1.23    $    1.38    $    0.74    $    0.38    $    0.67
                                                           =========    =========    =========    =========    =========
Diluted earnings per common share from
   continuing operations                                   $    0.81    $    0.73    $    0.49    $    0.49    $    0.43
Discontinued operations                                         0.39         0.45         0.23        (0.11)        0.22
Extraordinary items                                               --         0.16           --        (0.01)          --
                                                           ---------    ---------    ---------    ---------    ---------
Diluted earnings per common share                          $    1.20    $    1.34    $    0.72    $    0.37    $    0.65
                                                           =========    =========    =========    =========    =========

See accompanying notes to consolidated financial statements.

                   APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                               ACCUMULATED
                                                                        ADDITIONAL                OTHER      TREASURY      TOTAL
                                                      COMMON   EQUITY    PAID-IN    RETAINED  COMPREHENSIVE   COMMON   SHAREHOLDERS'
                                                       STOCK   RIGHTS    CAPITAL    EARNINGS     INCOME        STOCK      EQUITY
                                                     --------  ------   ----------  --------  -------------  --------  -------------

Balance at September 30, 1997 ...................... $  1,014  $   --   $ 212,665   $189,952    $ (24,981)   $     (1)   $ 378,649
Comprehensive income:
   Net income ......................................       --      --          --     76,043           --          --       76,043
   Translation adjustment ..........................       --      --          --         --        4,293          --        4,293
                                                     --------  ------   ---------   --------    ---------    --------    ---------
Total comprehensive income .........................       --      --          --     76,043        4,293          --       80,336
Shares issued in connection with 1,445,760
   stock options ...................................       15      --      12,970         --           --          --       12,985
Conversion of 200 equity rights to 872
   shares of common stock ..........................       --      --          --         (1)          --           1           --
Tax benefit related to stock options ...............       --      --       7,291         --           --          --        7,291
Dividends paid by "A" Company prior to the
   merger ..........................................       --      --         314       (479)          --          --         (165)
Dividends paid by Pinnacle Products prior to
   the merger ......................................       --      --          --     (4,682)          --          --       (4,682)
Shares issued--Deferred Compensation Plan "A"
   Company .........................................       --      --         830         --           --          --          830
                                                     --------  ------   ---------   --------    ---------    --------    ---------
Balance at September 30, 1998 ......................    1,029      --     234,070    260,833      (20,688)         --      475,244
Comprehensive income:
   Net income ......................................       --      --          --    142,547           --          --      142,547
   Translation adjustment ..........................       --      --          --         --       (9,905)         --       (9,905)
   Unrealized gain on security available for sale...       --      --          --         --          266          --          266
                                                     --------  ------   ---------   --------    ---------    --------    ---------
Total comprehensive income .........................       --      --          --    142,547       (9,639)         --      132,908
Shares issued in connection with 1,121,421 stock
   options .........................................       11      --      10,680         --           --          --       10,691
Tax benefit related to stock options ...............       --      --       6,501         --           --          --        6,501
                                                     --------  ------   ---------   --------    ---------    --------    ---------
Balance at September 30, 1999 ......................    1,040      --     251,251    403,380      (30,327)         --      625,344
Comprehensive income:
   Net income ......................................       --      --          --    128,321           --          --      128,321
   Translation adjustment ..........................       --      --          --         --      (26,773)         --      (26,773)
   Unrealized gain on security available for sale...       --      --          --         --        2,124          --        2,124
                                                     --------  ------   ---------   --------    ---------    --------    ---------
Total comprehensive income .........................       --      --          --    128,321      (24,649)         --      103,672
Shares issued in connection with 1,167,775 stock
   options .........................................       12      --      12,587         --           --          --       12,599
Tax benefit related to stock options ...............       --      --       7,901         --           --          --        7,901
                                                     --------  ------   ---------   --------    ---------    --------    ---------
Balance at September 30, 2000....................... $  1,052  $   --   $ 271,739   $531,701    $ (54,976)   $     --    $ 749,516
Comprehensive income:
   Cumulative effect of accounting change
        for cash flow hedge, net of tax effect
        of $1,687...................................       --      --          --         --        2,530          --        2,530
   Net income.......................................       --      --          --     39,808           --          --       39,808
   Translation adjustment...........................       --      --          --         --        4,381          --        4,381
   Adjustment to interest rate swap
        agreement upon sale, net of tax
        benefit of $984.............................       --      --          --         --       (1,475)         --       (1,475)
   Amortization of gain on sale of interest
        rate swaps, net of tax benefit of $169......       --      --          --         --         (255)         --         (255)
   Unrealized loss on security available
        for sale, net of tax benefit of $362........       --      --          --         --         (542)         --         (542)
                                                     --------  ------   ---------   --------    ---------    --------    ---------
Total comprehensive income..........................       --      --          --     39,808        4,639          --       44,447
Shares issued in connection with
   stock options....................................        2      --       2,302        --            --          --        2,304
Tax benefit related to stock options................       --      --       1,083        --            --          --        1,083
Distribution of the equity of Sybron Dental
   Specialties, Inc. on December 11, 2000,
   net of dividends of $142,880.....................       --      --     (27,027)       --        12,926          --      (14,101)
                                                     --------  ------   ---------   --------    ---------    --------    ---------
Balance at March 31, 2001 (Unaudited)............... $  1,054  $   --   $ 248,097   $571,509    $ (37,411)   $     --    $ 783,249
                                                     ========  ======   =========   ========    =========    ========    =========



See accompanying notes to consolidated financial statements.

                   APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                               SIX MONTHS ENDED
                                                                           YEAR ENDED SEPTEMBER 30,                MARCH 31,
                                                                     -----------------------------------    ----------------------
                                                                        2000         1999         1998         2001         2000
                                                                     ---------    ---------    ---------    ---------    ---------
                                                                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net income                                                         $ 128,321    $ 142,547    $  76,043    $  39,808    $  69,399
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Discontinued operations                                           (41,597)     (47,965)     (23,921)      11,824      (23,598)
     Depreciation                                                       27,957       24,105       18,970       16,536       14,127
     Amortization                                                       38,630       24,890       19,860       20,610       17,159
     Loss (gain) on sales of property, plant and equipment                  79          (39)          50       (4,962)          68
     Provision for losses on doubtful receivables                          863          907          462         (290)         242
     Inventory provisions                                                 (833)         706         (599)       1,161         (485)
     Deferred income taxes                                              10,258       17,876       (5,072)         632        4,006
     Extraordinary items                                                    --      (17,171)          --          745           --
     Changes in assets and liabilities, net of  effects of
       businesses acquired:
       Increase in accounts receivable                                 (15,537)     (19,817)      (6,001)      (3,445)     (15,392)
       Increase in inventories                                          (7,248)     (12,646)      (5,870)     (15,629)      (7,033)
       (Increase) decrease in prepaid expenses
         and other current assets                                       (7,200)       4,627       (2,359)      (2,647)      (2,945)
       Increase (decrease) in accounts payable                            (294)       2,436        2,196       (8,871)      (4,032)
       Increase (decrease) in income taxes payable                      (1,768)      (1,269)      13,892       17,136       (1,636)
       Decrease in other current liabilities                            (6,211)      (5,812)     (11,410)      (7,184)     (10,204)
       Increase (decrease) in accrued payroll and employee benefits     (4,993)       7,212        2,549        4,670       (4,607)
       Increase (decrease) in restructuring reserve                      1,744       (7,036)      14,037       (4,081)        (367)
       Net change in other assets and liabilities                       (5,627)       1,551       11,828         (744)       1,895
                                                                     ---------    ---------    ---------    ---------    ---------
       Net cash provided by operating activities                       116,544      115,102      104,655       65,269       36,597
                                                                     ---------    ---------    ---------    ---------    ---------
Cash flows from investing activities:
  Capital expenditures                                                 (42,493)     (29,920)     (32,797)     (24,171)     (18,768)
  Security purchased                                                        --      (50,461)          --           --           --
  Proceeds from sales of property, plant and equipment                     924          945        5,129       10,731          289
  Proceeds from sale of NPT                                             (2,600)      85,841           --           --       (2,600)
  Dividends received from SDS                                           58,512       36,483       47,225       67,900           --
  Capital contributions paid to SDS                                    (21,399)     (16,210)     (49,268)      (4,623)     (20,398)
  Net change in advances and loans to SDS                               20,985       27,689      (26,088)      (2,782)      61,275
  Distribution of the net equity of SDS                                     --           --           --      (14,101)          --
  Net payments for businesses acquired                                (207,153)    (249,923)    (192,017)     (51,206)    (121,664)
                                                                                  ---------    ---------    ---------    ---------
       Net cash provided by (used in) investing activities            (193,224)    (195,556)    (247,816)     (18,252)    (101,866)
                                                                     ---------    ---------    ---------    ---------    ---------
Cash flows from financing activities:
  Proceeds from long-term debt                                              --      180,000      100,000      333,619           --
  Principal payments on long-term debt                                    (450)     (66,770)     (19,562)    (381,012)        (583)
  Securities lending agreement                                           3,544       50,461           --           --           --
  Proceeds from the exercise of stock options                           12,599       10,691       12,985        2,304        4,645
  Refinancing fees                                                          --       (4,163)        (357)      (3,900)        (197)
  Proceeds--revolving credit facility                                  332,640      351,060      291,960      359,540      192,000
  Principal payments--revolving credit facility                       (274,320)    (448,980)    (243,960)    (358,640)    (133,500)
  Other                                                                  3,646        6,093          521       (1,042)      (2,676)
                                                                     ---------    ---------    ---------    ---------    ---------
       Net cash provided by financing activities                        77,659       78,392      141,587      (49,131)      59,689
Effect of exchange rate changes on cash and cash equivalents              (969)        (146)         429        1,816         (433)
                                                                     ---------    ---------    ---------    ---------    ---------
Net increase (decrease) in cash and cash equivalents                        10       (2,208)      (1,145)        (298)      (6,013)
Cash and cash equivalents at beginning of year                          12,401       14,609       15,754       12,411       12,401
                                                                     ---------    ---------    ---------    ---------    ---------
Cash and cash equivalents at end of year                             $  12,411    $  12,401    $  14,609    $  12,113    $   6,388
                                                                     =========    =========    =========    =========    =========
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
     Interest                                                        $  55,833    $  41,718    $  32,645    $  25,665    $  33,639
                                                                     =========    =========    =========    =========    =========
     Income taxes                                                    $  42,412    $  32,431    $  20,462    $  21,147    $  32,829
                                                                     =========    =========    =========    =========    =========
Capital lease obligations incurred                                   $      25    $     457    $     183    $      --    $      43
                                                                     =========    =========    =========    =========    =========

See accompanying notes to consolidated financial statements.

                   APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The subsidiaries of Apogent Technologies Inc. are leading manufacturers of value-added products for the laboratory market in the United States and abroad. The Company's laboratory subsidiaries manufacture products for the Labware and Life Sciences, Clinical and Industrial, Diagnostic and Microbiology and Laboratory Equipment business segments. See note 16.

On November 8, 2000, Sybron International Corporation (which subsequently changed its name to Apogent Technologies Inc.) announced that it had declared a pro rata distribution to its shareholders of the common stock and related preferred stock purchase rights of Sybron Dental Specialties, Inc. (formerly known as SDS Holding Co.) (the "Distribution"). On December 11, 2000, shareholders of record as of November 30, 2000 received one share of Sybron Dental Specialties, Inc. common stock for every three shares of Sybron International common stock they owned as of the record date. Sybron Dental Specialties, Inc. owns all of the outstanding stock of Sybron Dental Management, Inc., formerly named Sybron Dental Specialties, Inc. Prior to the Distribution, Sybron Dental Management, Inc. was a direct wholly-owned subsidiary of the Company and operated the Company's dental business. Immediately prior to the Distribution, the Company contributed all of the stock of Sybron Dental Management, Inc. to Sybron Dental Specialties, Inc. As used in these Notes to the Consolidated Financial Statements, the term "SDS" means Sybron Dental Management, Inc. (formerly known as Sybron Dental Specialties, Inc.) for the periods prior to the Distribution, and Sybron Dental Specialties, Inc. (formerly known as SDS Holding Co.) for periods after the Distribution.

(a) Principles of Consolidation and Fiscal Year End

The consolidated financial statements reflect the accounts of Apogent Technologies Inc. and its subsidiaries. The term "Company" or "Apogent" as used herein refers to Apogent Technologies Inc. and its subsidiaries and their respective predecessors, unless the context otherwise requires. All significant intercompany balances and transactions have been eliminated. The Company's fiscal year ends on September 30. The fiscal years ended September 30, 2000, 1999 and 1998 are hereinafter referred to as "2000," "1999" and "1998" respectively. On March 31, 1999 and December 11, 2000, respectively, the Company sold Nalge Process Technologies Group, Inc. ("NPT") (the "NPT Sale") and completed the Distribution. The net assets and results of operations of SDS and NPT have been presented as discontinued operations in all years presented herein.

(b) Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include investments in debt obligations with original maturities of three months or less.

(c) Inventories

Inventories are stated at the lower of cost or market. Elements of cost included in inventories are: raw materials, direct labor, manufacturing overhead (which includes indirect labor, fringe benefits, consumable supplies, depreciation of production equipment and tooling) and retained costs representing the excess of manufacturing or production costs over amounts charged to cost of sales. Certain domestic inventories of approximately $50,854 and $53,884 at September 30, 2000 and 1999, respectively, are valued on the last-in, first-out (LIFO) method. The remaining inventories are valued on the first-in, first-out (FIFO) method.

(d) Securities

When securities are purchased they are classified as held-to-maturity, available for sale or trading securities. Held to maturity securities are those which the Company has the positive intent and ability to hold until maturity. Trading securities are those purchased and held with the intent to sell in the near term. Available for sale securities include debt securities which are held for an indefinite period but are neither held to maturity nor trading securities. At September 30, 2000 and 1999, the Company held a U.S. Treasury Bond classified as an available for sale security. Available for sale securities are reported at fair market value.

Unrealized gains and losses for this security are included in comprehensive income as a separate component of shareholders' equity. See note 7.

(e) Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of depreciable assets (5 to 45 years for land improvements, buildings and building improvements, and 3 to 12 years for machinery and equipment) using the straight-line method. The Company assesses the recoverability of assets by comparing the carrying amount of an asset to future net cash flows expected to be generated by that asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair market value of the assets.

(f) Intangible Assets

Intangible assets are recorded at cost and are amortized, using the straight-line method, over their estimated useful lives. Excess costs over net asset values acquired (goodwill) are amortized over 10 to 40 years; proprietary technology, trademarks, customer lists and other intangibles are amortized over 12 to 20 years, 5 to 40 years, 7 to 40 years, and 1 to 40 years, respectively. The Company assesses the recoverability of its goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected undiscounted future cash flows of the acquired businesses. If projected future cash flows indicate that unamortized goodwill will not be recovered, an adjustment would be made to reduce the net goodwill to fair value. Cash flow projections are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. Adjustments to goodwill were made in 1998 as referred to in note 11. No adjustments were made to goodwill in 2000 or 1999.

(g) Revenue Recognition

The Company recognizes revenue upon shipment of products when persuasive evidence of a sales arrangement exists, the price to the buyer is fixed and determinable and collectibility of the sales price is reasonably assured. A large portion of the Company's sales are sold through distributors. Revenues associated with sales to distributors are also recognized upon shipment of products when all risks and rewards of ownership of the product are passed. The Company is not obligated to allow for returns.

(h) Income Taxes

Income taxes are accounted for under the asset and liability method wherein deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income or other comprehensive income in the period that includes the enactment date.

(i) Research and Development Costs

Research and development costs are charged to selling, general and administrative expenses in the year they are incurred. Research and development costs for 2000, 1999 and 1998 were approximately $18,302, $12,562 and $8,738, respectively.

(j) Foreign Currency Translation

The functional currency for the Company's foreign operations is the applicable local currency. The translation from the applicable foreign currencies to U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The gains or losses, net of applicable deferred income taxes, resulting from such translations are included in shareholders' equity. Gains and losses resulting from foreign currency transactions are included in net income. Foreign currency transaction gains for 2000, 1999 and 1998 were approximately $1,306, $403 and $247, respectively.

(k) Pensions

The Company and its subsidiaries have various pension plans covering substantially all employees. U.S. pension obligations are funded by payments to pension fund trustees. Other foreign pensions are funded as expenses are incurred. The Company's policy with respect to its defined benefit plans is generally to fund the minimum amount required under the Employee Retirement Income Security Act of 1974, as amended, for plans subject thereto.

(l) Earnings Per Common Share

Basic earnings per common share is calculated by dividing net income by the weighted average number of common shares outstanding in the period presented. Diluted earnings per common share is calculated by dividing net income by the weighted average number of common shares outstanding plus dilutive effects of potential common shares outstanding during the period. A reconciliation of shares used in calculating basic and diluted earnings per share follows:

                                                                                                 SIX MONTHS ENDED
                                                                                                     MARCH 31,
                                                                                              ------------------------
                                                     2000           1999           1998          2001           2000
                                                  ----------     ----------     ----------    ----------     ---------
                                                                                                     (UNAUDITED)

Basic                                                104,570        103,412        102,320       105,332       104,130
Effect of assumed conversion
  of employee stock options                            2,233          3,158          3,541         2,226         2,358
                                                  ----------     ----------     ----------    ----------     ---------
Diluted                                              106,803        106,570        105,861       107,558       106,488
                                                  ==========     ==========     ==========    ==========     =========

Options to purchase 4,162,920 shares of common stock at prices ranging from $23.81 to $24.50 per share were outstanding during a portion of 1998 but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares. The options, which expire in fiscal 2008, were still outstanding at the end of fiscal year 1998.

Options to purchase 570,724 shares of common stock at prices ranging from $25.74 to $26.75 per share were outstanding during a portion of 1999 but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares. The options, which expire in fiscal 2009, were still outstanding at the end of fiscal year 1999.

Options to purchase 904,844 shares of common stock at prices ranging from $25.31 to $32.00 per share were outstanding during a portion of 2000 but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares. The options, which expire in fiscal 2010, were still outstanding at the end of fiscal year 2000.

(m) Deferred Financing Fees

Deferred financing fees are capitalized and amortized as a separate component of other income over the life of the related debt agreements.

(n) Advertising Costs

Advertising costs included in selling, general and administrative expenses are expensed as incurred and were $6,014, $5,730 and $4,480 in 2000, 1999 and 1998, respectively.

(o) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(p) Derivative Financial Instruments

Derivative financial instruments are used by the Company in the management of its interest rate and foreign currency exposures.

The Company uses interest rate swaps to manage its interest rate risk. The net amounts to be paid or received under interest rate swap agreements designated as hedges are accrued as interest rates change and are recognized over the life of the swap agreements, as an adjustment to interest expense from the underlying debt to which the swap is designated. The related amounts payable to, or receivable from, the counterparties are included in other current assets or other current liabilities. See note 9.

The Company, from time to time, enters into foreign exchange options relating to the anticipated cash flow in local currencies of certain foreign operations. These options allow the Company to exchange foreign currencies for U.S. dollars. The purpose of the Company's foreign currency hedging activities is to protect the Company from the risk that eventual cash flows from foreign activities will be adversely affected by changes in exchange rates. The recognition of gains or losses on foreign currency option contracts entered into to hedge sales are recorded as "net sales." The Company had no foreign exchange option contracts at September 30, 2000 or 1999.

On October 1, 2000, the Company adopted Financial Accounting Standard Board Opinions No. 133 ("SFAS 133") as modified by FASB Opinion No. 138. These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. They require the recognition of all derivative instruments as assets or liabilities in the balance sheet at fair value. The accounting treatment of changes in fair value is dependent upon whether or not a derivative instrument is designated as a hedge and if so, the type of hedge. For derivatives designated as a cash flow hedge, changes in fair value are recognized in other comprehensive income until the hedged item is recognized in earnings. At October 1, 2000 the Company had no freestanding derivatives in place other than interest rate swaps used to hedge variable rate long-term debt and had no material embedded derivatives. The interest rate swaps meet the criteria for cash flow hedge accounting. As a result, the swaps are recorded on the balance sheet as an asset at fair value with the corresponding gain or loss recorded in other comprehensive income beginning October 1, 2000. The impact on other comprehensive income upon adoption of the standard was an unrealized gain, net of tax, of approximately $2,530.

On December 11, 2000, the Company extinguished the variable rate long-term debt to which the swaps were designated and as a result the interest rate swaps ceased to be accounted for as hedges. On December 12, 2000, the Company sold the interest rate swaps for an aggregate gain of $1,055, net of tax. Upon sale of the interest rate swaps, the Company reduced the unrealized gain recorded at October 1, 2000 in other comprehensive income to reflect the fair market value net of tax on the date of sale. The Company will recognize the aggregate gain recorded in other comprehensive income over the original life of the respective interest rate swaps sold as an adjustment of interest expense. For the period December 12, 2000 through March 31, 2001, the Company recognized a gain of $255, net of tax.

In March 2001, we entered into two foreign currency options to hedge against the effect of fluctuations in foreign exchange rates on two notes issued in British Pounds. The options of $11,500 GPB and $11,750 GPB have maturity dates approximating those of the notes, of July 31, 2002 and July 2003, respectively. Both options were priced at $0.69 GBP.

On September 29, 2000, the Financial Accounting Standard Board issued Statement of Financial Accounting Standards No. 140, Accounting of Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 140"). SFAS 140 modifies and replaces Statement of Financial Accounting Standards No. 125. SFAS 140 provides the accounting and reporting guidance for transfers and servicing of financial assets and extinguishments of liabilities and will be the authoritative accounting literature for: (1) securitization transactions involving financial assets; (2) sales of financial assets (including loan participations); (3) factoring transactions; (4) wash sales; (5) servicing assets and liabilities; (6) collateralized borrowing arrangements; (7) securities lending transactions; (8) repurchase agreements; and (9) extinguishment of liabilities, and is applicable prospectively. Adoption of the statement in 2001 is not expected to have any material affect on the consolidated financial position or results of operations.

In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation"--an interpretation of APB Opinion No. 25 ("FIN 44"). This Interpretation clarifies the definition of employee for purposes of applying Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employee ("APB #25"), the criteria for determining whether a plan qualifies as a non-compensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination. This Interpretation is effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. We adopted FIN 44 during the year ended September 30, 2000. This adoption did not have a material effect on out consolidated financial position or results of operations

(q) Environmental Expenditures

Environmental expenditures that relate to current ongoing operations or to conditions caused by past operations are expensed. The Company determines its liability on a site by site basis and records a liability at the time when the liability is probable and can be reasonably estimated. The estimated liability is not reduced for possible recoveries from insurance carriers.

(r) Unaudited Information

All references to the three and six months ended March 31, 2001 and 2000, refer to unaudited information. In the opinion of management, all adjustments that are necessary for a fair statement of the results for the interim periods presented have been included. The results for the three-month and six-month periods, ended March 31, 2001 are not necessarily indicative of the results to be expected for the full year.

(2) BUSINESS AND CREDIT CONCENTRATIONS

Many of the Company's products are sold through major distributors, two of which have exceeded 10% of the Company's consolidated net sales in prior years. These distributors accounted for 13.9% and 9.7%, respectively of the Company's net sales in 2000, 14.9% and 10.7%, respectively of the Company's net sales in 1999, and approximately 15.0% and 11.6%, respectively of the Company's net sales in 1998. Accounts receivable from these distributors comprised approximately 16.9% and 11.8%, respectively of the outstanding consolidated accounts receivable balances at September 30, 1999 and approximately 15.8% and 8.6%, respectively of the outstanding consolidated accounts receivable balances at September 30, 2000. (see note 16)

(3) INVENTORIES

Inventories at September 30, 2000 and 1999 and March 31, 2001 consist of the following:

                                        SEPTEMBER 30,
                                   ----------------------    MARCH 31,
                                      2000         1999         2001
                                   ---------    ---------   -----------
                                                            (UNAUDITED)

Raw materials and supplies         $  59,178    $  44,505    $  64,705
Work in process                       29,848       28,332       26,802
Finished goods                        60,887       59,413       75,876
Excess and obsolescence reserves      (3,872)      (3,880)      (4,289)
LIFO reserve                          (4,262)      (4,742)      (7,019)
                                   ---------    ---------    ---------
                                   $ 141,779    $ 123,628    $ 156,075
                                   =========    =========    =========

During 2000, Quantities of inventory valued on a LIFO basis were consumed. This resulted in the liquidation of LIFO inventories valued at lower prevailing costs when such LIFO quantities were originally acquired in prior years. If these LIFO quantities had not been consumed, but replenished with the quantities valued at current costs, net income in 2000 would have been decreased by approximately $125 and would have had no impact on either basic or diluted earnings per share.

(4) INCOME TAXES

Total income tax expense (benefit) for the years ended September 30, 2000, 1999 and 1998 is allocated as follows:

                                                      2000        1999        1998
                                                    --------    --------    --------

Income from continuing operations                   $ 57,601    $ 49,981    $ 34,714
Extraordinary items                                       --      15,828          --
Discontinued operations                               28,339      30,930      16,347
Shareholders' equity for unrealized gain on
  security available for sale                         (1,420)       (173)         --
Shareholders' equity for compensation expense for
  tax purposes in excess of amounts recognized
  for financial reporting purposes                    (7,901)     (6,501)     (7,291)
                                                    --------    --------    --------
                                                    $ 76,619    $ 90,065    $ 43,770
                                                    ========    ========    ========

Income tax expense (benefit) attributable to income from continuing operations consists of:

                                                                          CURRENT           DEFERRED          TOTAL
                                                                      --------------    --------------    -------------
Year ended September 30, 1998:
   U.S., state and local                                              $       33,353    $       (2,577)   $      30,776
   Foreign                                                                     6,433            (2,495)           3,938
                                                                      --------------    --------------    -------------
                                                                      $       39,786    $       (5,072)   $      34,714
                                                                      ==============    ==============    =============
Year ended September 30, 1999:
   U.S., state and local                                              $       30,294    $       14,700    $      44,994
   Foreign                                                                     1,811             3,176            4,987
                                                                      --------------    --------------    -------------
                                                                      $       32,105    $       17,876    $      49,981
                                                                      ==============    ==============    =============
Year ended September 30, 2000:
   U.S., state and local                                              $       42,664    $        8,401    $      51,065
   Foreign                                                                     4,679             1,857            6,536
                                                                      --------------    --------------    -------------
                                                                      $       47,343    $       10,258    $      57,601
                                                                      ==============    ==============    =============

The domestic and foreign components of income from continuing operations before income taxes, discontinued operations and extraordinary items are as follows:

                                             2000       1999       1998
                                           --------   --------   --------

United States                              $123,422   $111,930   $ 74,081
Foreign                                      20,903     15,462     12,755
                                           --------   --------   --------
Income before income taxes, discontinued
  operations and extraordinary items       $144,325   $127,392   $ 86,836
                                           ========   ========   ========

Income tax expense attributable to income from continuing operations was $57,601, $49,981 and $34,714 in 2000, 1999 and 1998, respectively, and differed from the amounts computed by applying the U.S. Federal income tax rate of 35 percent to income from continuing operations before income taxes, discontinued operations and extraordinary items in 1998, 1999 and 2000 as a result of the following:

                                                                    2000        1999        1998
                                                                  --------    --------    --------

Computed "expected" tax expense                                   $ 50,514    $ 44,587    $ 30,393
Increase (reduction) in income taxes resulting from:
Change in beginning of year valuation allowance for
   deferred tax assets allocated to income tax expense                 (21)       (277)     (1,541)
Amortization of goodwill                                             3,931       2,332       1,807
State and local income taxes, net of Federal income tax benefit      3,898       3,077       1,740
Foreign income taxed at rates higher than U.S. Federal income         (836)       (561)       (588)
Foreign tax credits utilized in excess of U.S.
   tax on foreign earnings                                             205         512         325
Other, net                                                             (90)        311       2,578
                                                                  --------    --------    --------
                                                                  $ 57,601    $ 49,981    $ 34,714
                                                                  ========    ========    ========

The significant components of deferred income tax benefit attributable to income from continuing operations for 2000, 1999 and 1998 are as follows:

                                                    2000       1999        1998
                                                  --------   --------    --------
Deferred tax (benefit)/expense (exclusive of
  the effects of other components listed below)   $ 10,038   $ 18,388    $ (3,410)
Decrease in the valuation allowance for
   deferred tax assets                                 220       (512)     (1,662)
                                                  --------   --------    --------
                                                  $ 10,258   $ 17,876    $ (5,072)
                                                  ========   ========    ========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 2000 and 1999 are presented below.

                                                             2000        1999
                                                           --------    --------
Deferred tax assets:
Inventories                                                $  3,560    $  2,115
Compensation                                                  2,679       2,766
Sale/Leaseback                                                4,531       4,622
Employee benefits                                             1,979       1,726
Net operating loss carryforwards                              1,111         891
Warranty and other accruals                                   8,347      14,763
                                                           --------    --------
Total gross deferred tax assets                              22,207      26,883
Less valuation allowance                                     (1,111)       (891)
                                                           --------    --------
Net deferred tax assets                                      21,096      25,992
                                                           --------    --------
Deferred tax liabilities:
Depreciation                                                (16,928)    (13,675)
Purchase accounting                                         (74,474)    (56,144)
Unrealized appreciation on securities available for sale     (1,593)       (173)
Other                                                          (860)       (613)
                                                           --------    --------
Total gross deferred tax liabilities                        (93,855)    (70,605)
                                                           --------    --------
Net deferred tax liability                                 $(72,759)   $(44,613)
                                                           ========    ========

The change in the net deferred tax liability contains $1,420 and $16,295 of deferred tax liabilities related to acquisitions and the unrealized appreciation on securities available-for-sale. The valuation allowance for deferred tax assets as of October 1, 1998 was $1,403. The net change in the total valuation allowance for the years ended September 30, 2000 and 1999 was an increase of $220, decrease of $512 respectively. The valuation allowance relates primarily to net operating loss carryforwards in certain foreign jurisdictions and U.S. states, in which there is a history of pre-tax accounting losses. Management is unable to conclude that there will be pre-tax accounting income in those jurisdictions in the near term. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

At September 30, 2000, the Company has an aggregate of $1,200 of foreign net operating loss carry forwards from certain foreign jurisdictions, the majority of which have no expiration. The Company has an aggregate of $13,000 of various state net operating losses, the majority of which expire between 2005 and 2007.

Accumulated earnings of foreign subsidiaries at September 30, 2000, 1999 and 1998 of approximately $11,000, $1,000 and $2,000, respectively, have been reinvested in the business and no provision for income taxes has been made for the repatriation of these earnings.

(5) PROPERTY, PLANT AND EQUIPMENT

Major classifications of property, plant and equipment at September 30, 2000 and 1999 are as follows:

                                         2000         1999
                                      ---------    ---------

Land and land improvements            $  12,813    $  13,445
Buildings and building improvements      94,556       87,192
Machinery and equipment                 259,112      223,688
Construction in progress                 17,444       15,196
                                      ---------    ---------
                                        383,925      339,521
Less: Accumulated depreciation         (175,831)    (151,762)
                                      ---------    ---------
                                      $ 208,094    $ 187,759
                                      =========    =========

(6) INTANGIBLE ASSETS

Intangible assets at September 30, 2000 and 1999 are as follows:

                                                                2000           1999
                                                         -----------    -----------

Excess costs over net asset values acquired (goodwill)   $   881,593    $   708,109
Proprietary technology                                        48,302         38,029
Trademarks                                                    45,409         36,988
Customer lists                                               107,419        113,159
Other                                                         71,444         33,893
                                                         -----------    -----------
                                                           1,154,167        930,178
Less: Accumulated amortization                              (146,014)      (109,703)
                                                         -----------    -----------
                                                         $ 1,008,153    $   820,475
                                                         ===========    ===========

The increases in intangible assets from 1999 to 2000 were primarily due to acquisitions accounted for as purchases net of removal of fully written off intangible assets.

(7) LONG-TERM DEBT

Long-term debt at September 30, 2000 and 1999 consists of the following:

                                             2000         1999
                                          ---------    ---------

Term Loan Facility                        $ 380,920    $ 381,370
Revolving Credit Facility                   256,400      198,080
Sale/Leaseback Obligation                    12,024       12,273
Capital leases and other (See Note 8)        34,392        7,475
                                          ---------    ---------
                                            683,736      599,198
Less: Current portion of long-term debt     (34,327)      (7,391)
                                          ---------    ---------
                                          $ 649,409    $ 591,807
                                          =========    =========
Securities lending agreement              $  54,444    $  50,461
                                          =========    =========

Credit Agreements: Until December 11, 2000, the Company and its principal domestic subsidiaries (including certain subsidiaries of SDS) were parties to a credit agreement (as amended, the "Previous Credit Agreement") with The Chase Manhattan Bank ("Chase") and certain other lenders providing for a term A loan facility of $300,000 (the "Tranche A Term Loan Facility"), a term B loan facility of $300,000 (the "Tranche B Term Loan Facility") and a revolving credit facility of up to $600,000 (the "Previous Revolving Credit Facility"). In connection with the Distribution, on December 1, 2000, the Company entered into a new credit agreement (the "Credit Agreement") with Chase and certain other lenders providing for a term loan of $300,000 (the "Term Loan Facility") and a revolving credit facility up to $500,000 (the "Revolving Credit Facility" and together with the Term Loan Facility, the "Credit Facilities"). Borrowings under the Credit Facilities are unsecured. On December 11, 2000, the Company borrowed approximately $563,000 under the Credit Facilities and together with funds aggregating $375,000 (approximately $307,100, the amount equal to the outstanding amounts under the Previous Credit Agreement attributable to SDS on December 11, 2000 including accrued interest plus a cash dividend of $67,900 from SDS to the Company), used such funds to repay all of the outstanding amounts under the Previous Credit Agreement (including amounts attributable to SDS and accrued interest) aggregating $938,000. The Company recorded an extraordinary loss of $745 after taxes as a result of entering into the Credit Agreement. This loss related to the write-off of deferred financing costs associated with the Previous Credit Agreement. For the six months ended March 31, 2001, the Company recorded an extraordinary loss of $745 after taxes as a result of entering into the Credit Agreement. This loss related to the write-off of deferred financing associated with the Previous Credit Agreement. On April 4, 2001 the Company repaid The Term Loan Facility in full.

The Credit Agreement contains financial and operating covenants, including, among other things: restrictions on investments; requirements that the Company maintain certain financial ratios; restrictions on the ability of the Company and its subsidiaries to create or permit liens, or to pay dividends or make other restricted payments (as defined) in excess of $100,000 plus 50% of the defined consolidated net income of the Company for each fiscal quarter ending after September 30, 2000, less any dividends paid or other restricted payments made after September 30, 2000; and limitations on incurrence of additional indebtedness.

Term Loan Facility: Borrowings under the Term Loan Facility are required to be repaid in one installment due on December 1, 2005. The Term Loan Facility provides for an annual interest rate, at the option of the Company, equal to (a) the alternate base rate ("ABR") plus 0% to 1% (the "Term ABR Margin") where ABR is the higher of (i) the rate from time to time publicly announced by Chase in New York City as its prime rate, (ii) the federal funds rate plus 1/2 of 1%, and
(iii) the base CD rate plus 1% or (b) the adjusted interbank offered rate for Eurodollar deposits ("Eurodollar Rates") plus 3/4% to 2.0% (the "Term Loan Eurodollar Rate Margin"). The Term ABR Margin and the Eurodollar Rate Margin depend upon the Company's credit rating from Standard and Poor's Rating Group ("S&P") and Moody's Investors Service, Inc. ("Moody's"). Based on the Company's current credit rating, the Term ABR Margin and the Term Loan Eurodollar Margin would be 0.25% and 1.25%, respectively.

Revolving Credit Facility: Borrowings under the Revolving Credit Facility mature on December 1, 2005. The Revolving Credit Facility provides for an annual interest rate at the option of the Company, equal to (a) ABR plus 0% to .375% (the "Revolving ABR Margin") or (b) the Eurodollar Rates plus .375% to 1.375% (the "Revolving Loan Eurodollar Rate Margin"). In addition, the Company has a third option to set the rate by a competitive bid process among the parties to the Revolving Credit Facility (the "CAF"). The Company also will pay a facility fee of .125% to .375% for all commitments from the lenders, whether drawn or undrawn and a will pay a utilization fee of 0.25% per annum if more than 50% of the Revolving Credit Facility is drawn or the Term Loan Facility is still outstanding. The Revolving ABR Margin, the Revolving Loan Eurodollar Rate Margin and the facility fee depend upon the Company's credit rating from S&P and Moody's. Based upon the Company's current credit rating, the Revolving ABR Margin, the Revolving Loan Eurodollar Rate Margin and the facility fee would be 0%, 0.8% and 0.2%, respectively. The Revolving Credit Facility also provides for a multi currency sub facility providing up to $100,000 in sub commitments in non-dollar currencies. Terms and conditions on the multi currency sub facility are to be agreed upon between the Company and Chase and the lenders providing funding under such facility. The Company may not exceed a total of $500,000 in dollar and non-dollar commitments under this Revolving Credit Facility. The Credit Facility also provides for the issuance of standby letters of credit and commercial letters of credit on behalf of the Company's subsidiaries as required in the ordinary course of business as part of the working capital line.

Tranche A Term Loan Facility: Borrowings under the Tranche A Term Loan Facility were required to be repaid in 21 consecutive quarterly installments of principal. On July 31, 1997 the Company began repaying the principal balance by paying the $8,750 due in 1997, $35,000 due in 1998 and $17,500 of the $36,250
due in fiscal 1999. On March 31, 1999 as a result of the sale of NPT, the Company received approximately $87,500 ($83,200 net of fees, expenses and an adjustment to the purchase price). Net proceeds of the sale, after a reduction for applicable income taxes, were required to be used to repay amounts owed by the Company under the Tranche A Term Loan Facility. On March 31, 1999, the Company paid approximately $67,900 due under the Tranche A Term Loan Facility. In connection with the Distribution on December 11, 2000, the Company repaid the remaining balance (including amounts attributable to SDS and accrued interest) of approximately $260,600 of the Tranche A Term Loan Facility.

Tranche B Term Loan Facility: Borrowings under the Tranche B Term Loan Facility were required to be repaid in consecutive quarterly installments beginning January 31, 2000 as follows: $750 due in fiscal 2000, $1,000 due in fiscal 2001, $1,000 due in fiscal 2002, $120,250 due in fiscal 2003 and $177,000 due in fiscal 2004, with the final payment due on July 31, 2004. In connection with the Distribution, on December 11, 2000, the Company repaid the remaining balance (including amounts attributable to SDS and accrued interest) of $301,300 of the Tranche B Term Loan Facility.

Borrowings under the Tranche A and Tranche B Term Loan Facilities (and the Revolving Credit Facility) were secured by the capital stock of the Company's domestic subsidiaries, and by 65% of the stock held by the domestic subsidiaries in their direct foreign subsidiaries. The Tranche A Term Loan Facility provided for an annual interest rate, at the option of the Company, equal to (a) the higher of (i) the rate from time to time publicly announced by Chase in New York City as its prime rate, (ii) the federal funds rate plus 1/2 of 1%, and (iii) the base CD rate plus 1% (collectively referred to as "ABR") or (b) the adjusted interbank offered rate for Eurodollar deposits ("Eurodollar Rates") plus 1/2% to 7/8% (the "Tranche A Eurodollar Rate Margin") depending upon the ratio of the Company's total debt to Consolidated Adjusted Operating Profit (as defined).

The Tranche B Term Loan Facility provided for an annual interest rate, at our option, equal to (a) the higher of (i) the rate from time to time publicly announced by Chase in New York City as its prime rate plus 1% to 1 1/4%, (ii) the federal funds rate plus of 1 1/2% to 1 3/4%, and (iii) the base CD rate plus 2% to 2 1/4%, depending upon the ratio of our total debt to Consolidated Adjusted Operating Profit or (b) the Eurodollar Rate plus 2% to 2 1/4% depending upon the ratio of our total debt to Consolidated Adjusted Operating Profit.

As of September 30, 2000, the Company has seven interest rate swaps outstanding aggregating a notional amount of $381,000. Under the terms of the swap agreements, the Company is required to pay a fixed rate amount equal to the swap agreement rate listed below. In exchange for the payment of the fixed rate amount, the Company receives a floating rate amount equal to the three-month LIBOR rate in effect on the date of the swap agreements and the subsequent reset dates. For each of the swap agreements the rate resets on each quarterly anniversary of the swap agreement date until the swap expiration date. The net interest rate paid by the Company is approximately equal to the sum of the swap agreement rate plus the applicable Eurodollar Rate Margin. In 2000, the Tranche A and Revolver Eurodollar Rate Margins were .75%. The Tranche B Eurodollar Margin was 2.0%. The swap agreement rates and duration as of September 30, 2000 are as follows:

Expiration Date               NOTIONAL AMOUNT         SWAP AGREEMENT DATE          SWAP AGREEMENT RATE
                              ---------------         -------------------          -------------------

February 7, 2001               $      50,000           August 7, 1997                    5.910%
August 7, 2001                 $      50,000           August 7, 1997                    5.900%
September 10, 2001             $      50,000           December 8, 1995                  5.623%
December 31, 2001              $       6,000           March 24, 1999                    5.500%
June 8, 2002                   $      50,000           December 8, 1995                  5.500%
July 31, 2002                  $      75,000           May 7, 1997                       6.385%
July 31, 2002                  $      50,000           October 23, 1998                  4.733%
October 1, 2002                $      50,000           October 1, 1999                   6.260%

The Company's risk with regard to the swaps is limited to the counterparty's (Bank of America, Illinois, with a notional amount of $131,000, The Sumitomo Bank Limited, The Bank of Nova Scotia, The Bank of New York, Bank of Tokyo Mitsubishi and First Union with notional amounts of $50,000 each) ability to meet the payment terms of the contract. All interest expense for all debt is calculated using the interest method.

On December 11, 2000, due to the extinguishment of debt, interest rate swaps previously designated as cash flow hedges ceased to meet hedge criteria under SFAS 133 as modified by SFAS 138. The approximate fair value on December 11, 2000 was $1,700. The Company sold these interest rate swaps on December 12, 2000 for approximately $1,700, and realized a gain of $1,100 (net of tax). Because these interest rate swaps were designated as a hedge against future variable rate interest payments and the extinguished debt, the gain will continue to be carried in other comprehensive income and recognized as an adjustment of yield interest expense of the Credit Facilities over the remaining term of the interest rate contract.

Previous Revolving Credit Facility: The Company paid a commitment fee of .20% with the ability to increase or reduce the amount from .225% to .15% depending upon the ratio of the Company's total debt to Consolidated Adjusted Operating Profit. The Revolving Credit Facility also provided for the issuance of standby letters of credit and commercial letters of credit on behalf of the Company's subsidiaries as required in the ordinary course of business as part of the working capital line. Borrowings under the Revolving Credit Facility were similar in terms of interest as those under the Tranche A Term Loan Facility described above, except that the Company had a third option to set the rate by a competitive bid process among the parties to the Revolving Credit Facility (the "CAF"). In connection with the Distribution, on December 11, 2000, the Company repaid the remaining balance (including amounts attributable to SDS and accrued interest) of approximately $376,100 of the Previous Revolving Credit Facility.

The Company paid fees on the average unused portion of credit commitments under the Previous Revolving Credit Facility of approximately $327, $201 and $479 in 1998, 1999 and 2000, respectively. The Company paid fees of approximately $55, $38 and $59 for standby letters of credit under the Previous Revolving Credit Facility in 1998, 1999 and 2000, respectively. Standby letters of credit were approximately $2,985 and $18,562 at September 30, 1999 and 2000, respectively.

Securities Lending Agreement: On September 29, 1999, the Company purchased a United States Treasury Bond ("Treasury") with a par value of $50,000, an interest rate of 6.15% and a maturity date of August 15, 2029. Concurrent with the purchase of the Treasury, the Company lent the security to an unrelated third party for a period of 23 years. In exchange for the loaned Treasury, the Company has received collateral equal to the market value of the Treasury on the date of the loan, and adjusted on a weekly basis. This securities lending transaction is related to the Company's existing lending policy by fixing $50,000 of its floating rate debt. For a period of five years, the Company is obligated to pay a rebate on the loaned collateral at an annual fixed rate of 6.478% and is entitled to receive a fee for the loan of the security at a floating rate equal to LIBOR minus .75%. The weighted-average pay and receive rates in 2000 were 6.478% and 5.26%, respectively, at a weighted average notional amount of $52,500. Thereafter, the Company is required to pay the unrelated third party a collateral fee equal to the one-week general collateral rate of interest (as determined weekly in good faith by the unrelated third party, provided that such rate shall not exceed the federal funds rate in effect as of the day of determination plus .25%) and the Company receives all distributions made on or in respect to the Treasury. This transaction is accounted for as a secured borrowing under Statement of Financial Accounting Standards No. 125.

Sale/Leaseback: On December 22, 1988, the Company completed the sale and leaseback (the "Sale/Leaseback") of its then principal domestic manufacturing and office facilities with an unaffiliated third party. The proceeds of $22,500 (net of approximately $1,100 in fees) were used to retire debt. The transaction has been accounted for as a financing for financial statement purposes and as a sale for income tax purposes. The financing obligation is being amortized over the initial 25-year lease term.

The Company pays all costs of maintenance and repair, insurance, taxes, and all other expenses associated with the properties. In addition, each of the leases is unconditionally guaranteed by the Company.

The initial term of each lease is 25 years with five five-year renewal options. The initial aggregate annual payments relating to the Company under the leases were $1,727 payable monthly in advance. On the fifth anniversary of the leases and every five years thereafter (including renewal terms), the rent is increased by the percentage equal to 75% of the percentage increase in the Consumer Price Index over the preceding five years. The percentage increase to the rent in any five-year period will be capped at 15%. Beginning January 1, 1999 annual payments increased to $2,176. The next adjustment will not occur until January 1, 2004.

The Company has the option to purchase the facilities according to the terms of any bona fide offer received by the lessor from a third party (the "Third Party Offer") at any time during the term of the leases. The purchase price upon exercise of the option will be an amount equal to the purchase price contained in the Third Party Offer. The Company also has the option to purchase the facilities, subject to complying with the notice provision in the leases, on any date between June 1, 2008 and May 31, 2009. The purchase price upon the exercise of the option is the greater of the fair market value of the leased premises or the sum of the landlord's acquisition cost for the leased premises and any prepayment premiums that would be payable under the landlord's financing for the premises.

In the event of a breach of certain covenants which include, subject to certain exceptions, restrictions on the Company's and its subsidiaries' incurrence of certain additional indebtedness, payment of dividends or the making of other distributions or the repurchase of the Company's capital stock, or the creation of liens on their respective properties, the Company must cause each subsidiary to make a rejectable offer to the lessor to purchase its facility. If the lessor accepts the rejectable offer, each subsidiary will pay to the lessor a formula price based upon the lessor's equity in the property and the lessor's pre-payment premium to its lender. The Company may also be obligated to repurchase the property upon the occurrence of certain other events.

Maturities of Long-Term Debt: As of September 30, 2000, maturities of long-term debt, including capital leases, are as follows:

Fiscal

2001                                                                                                 $     34,327
2002                                                                                                          566
2003                                                                                                          473
2004                                                                                                          504
2005                                                                                                          556
Thereafter                                                                                                701,754
                                                                                                     ------------
                                                                                                     $    738,180
                                                                                                     ------------

Maturity of long term debt related to the Term Loan Facility and the Revolving Credit Facility are based upon their maturity dates of December 11, 2005.

(8) LEASE COMMITMENTS

As of September 30, 2000, minimum rentals, excluding rent payments under the Sale/Leaseback described in note 7, under capital and noncancellable operating leases consisting primarily of machinery and equipment, and building leases are:

                                                                   CAPITAL        OPERATING
                                                                  ---------      -----------

2001                                                              $     336      $     8,019
2002                                                                    178            7,176
2003                                                                     48            5,922
2004                                                                      3            4,331
2005                                                                     --            3,703
Thereafter                                                               --           17,610
                                                                  ---------      -----------
                                                                  $     565      $    46,761
                                                                  =========      ===========
Less amounts representing interest                                       67
                                                                  ---------
Present value of net minimum lease payments                             498
Less current portion                                                    264
                                                                  ---------
Long-term obligations under capital leases                        $     234
                                                                  =========

Amortization of assets held under capital leases is included with depreciation expense.

Rental expense under operating leases was $9,434, $6,704 and $4,028 in 2000, 1999 and 1998, respectively.

(9) FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of financial instruments approximate fair value due to the short maturity of those instruments except as follows:

Long-Term Debt

Term Loan Facility and Revolving Credit Facility: The fair value was determined by estimating the interest rate margins (the premium over the Eurodollar Rate) on each of the Tranche A Term Loan Facility, Tranche B Term Loan Facility and the Previous Revolving Credit Facility for companies with credit risk similar to that of the Company. In 2000 the Company's spread over the Eurodollar Rate was 75 basis points for the Tranche A Term Loan Facility and the Previous Revolving Credit Facility and a spread of the Eurodollar Rate plus 200 basis points on the Tranche B Term Loan Facility. Since the Company has refinanced these facilities on December 11, 2000 at a rate of LIBOR + 125 basis points, LIBOR + 125 basis points was used for the calculations of fair market value.

Sale/Leaseback: The fair value was determined by estimating the interest rate at which the Company could refinance the Sale/Leaseback given the same maturity period.

Interest Rate Swap Agreements: The fair values of interest rate swap agreements are obtained from dealer quotes. These values represent the estimated amount the Company would receive/(pay) if the agreements were terminated as quoted by the bank with which the Company executed the swap agreements.

                                                                   SEPTEMBER 30, 2000            SEPTEMBER 30, 1999
                                                              ---------------------------    --------------------------
                                                               REPORTED       ESTIMATED         REPORTED      ESTIMATED
                                                                AMOUNT       FAIR VALUE          AMOUNT      FAIR VALUE
                                                              ----------    -------------    -------------   ----------

Long-term debt (including current portion)................    $  738,180    $     742,132    $     649,959   $  654,126
Interest rate swap agreements.............................            --            4,221               --        2,768

Derivatives: The Company uses derivative financial instruments to manage its foreign currency exposures and interest rate risk. The Company does not hold or issue financial instruments for trading purposes. The notional amounts of these contracts do not represent amounts exchanged by the parties and, thus, are not a measure of the Company's risk. The net amounts exchanged are calculated on the basis of the notional amounts and other terms of the contracts, such as interest rates or exchange rates, and only represent a small portion of the notional amounts. The credit and market risk under these agreements is minimized through diversification among counter parties with high credit ratings. Depending on the item being hedged, gains and losses on derivative financial instruments are either recognized in the results of operations as they accrue or are deferred until the hedged transaction occurs. Derivatives used as hedges are effective at reducing the risk associated with the exposure being hedged and are designated as a hedge at the inception of the derivative contract. Accordingly, changes in the market value of the derivative are highly correlated with changes in the market value of the underlying hedged item at the inception of the hedge and over the life of the hedge contract.

Foreign Exchange Contracts: The Company enters into foreign exchange hedging contracts to hedge certain sales commitments and loans made to foreign subsidiaries denominated in foreign currencies. The term of these contracts is less than one year. The purpose of the Company's foreign currency hedging activities is to protect the Company from the risk that the eventual cash flows resulting from foreign activities will be adversely affected by changes in exchange rates. The recognition of gains and losses on contracts entered into to hedge sales commitments are included in net income as an adjustment to net sales. At September 30, 2000 and 1999, the Company had no foreign exchange option contracts.

Interest Rate Swaps: The Company enters into interest rate swaps to stabilize funding costs by minimizing the effect of potential interest rate increases on floating-rate debt in a rising interest rate environment. Under these agreements, the Company contracts with a counter party to exchange the difference between a fixed rate and a floating rate applied to the notional amount of the swap. Swap contracts are principally between one and five years in duration. The differential to be paid or received on interest rate swap agreements is accrued as interest rates change and is recognized in net income as an adjustment to interest expense. Gains and losses resulting from terminated interest rate swap agreements are deferred and recognized in net income over the shorter term of the remaining contractual life of the swap agreement or the remaining term of the debt underlying the swap agreement. If swap agreements are terminated due to the underlying debt being extinguished, any resulting gain or loss is recognized in net income as an adjustment to interest expense at the time of the termination. The Company has not terminated any interest rate swap agreements. The weighted-average pay and receive rates for the swaps outstanding at September 30, 2000, were 5.79% and 6.24%, respectively, at a weighted average notional amount of $382,000. The weighted-average pay and receive rates for the swaps outstanding at September 30, 1999 were 5.78% and 5.22%, respectively at a weighted average notional amount of $382,000.

(10) EMPLOYEE BENEFIT PLANS

Effective September 30, 1999, the Company adopted Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." This standard only modifies the financial statement presentation of the Company's pension and post retirement benefit obligations and does not impact measurement of such obligations.

Pension and Other Postretirement Benefits: The Company has defined benefit pension plans covering approximately 48 percent of its U.S. employees. The benefits are generally based on various formulas, the principal factors of which are years of service and compensation. The Company's funding policy is to generally make the minimum annual contributions required by applicable regulations. Plan assets are invested primarily in U.S. stocks, bonds and International stocks. In addition to the defined benefit plans, the Company provides certain health care benefits for eligible retired employees which are funded as costs are incurred. Certain employees who reached the age of 55 prior to January 1, 1996 will become eligible for postretirement health care only if they reach retirement age while working for the Company. The Company accrues, as current costs, the future lifetime retirement benefits for both qualifying active and retired employees and their dependents. The postretirement health care plans for subsidiaries of the Company and certain divested operations are generally contributory, with retiree contributions adjusted annually. In 1986, the Company instituted a policy with respect to postretirement medical premiums where the Company's contributions were frozen at the levels equal to the Company's contribution on December 31, 1988, except where collective bargaining agreements prohibited such a freeze.

The following assumptions were used in determining the funded status of the Company's defined benefit plans:

                                                                             2000      1999
                                                                           -------   -------

Discount rate                                                                  8.0%     7.75%
Rate of increase in compensation levels                                        4.0%      4.0%
Expected long-term rate of return on assets                                   10.0%     10.0%

The following assumptions were used in determining the accumulated postretirement benefit obligation of the Company's postretirement plans

                                                                             2000      1999
                                                                           -------   -------

Discount rate                                                                  8.0%     7.75%
Average increase in medical costs                                              5.5%      5.5%

                                              PENSION BENEFITS         OTHER BENEFITS
                                            --------------------    --------------------
                                              2000        1999        2000        1999
                                            --------    --------    --------    --------

Change in benefit obligations:
   Obligations at beginning of year         $ 44,275    $ 50,761    $  5,556    $  8,961
   Service cost                                2,032       2,818          12          28
   Interest cost                               3,691       3,435         399         557
   Actuarial (gain) loss                       3,129     (10,497)        (68)     (2,555)
   Benefit payments                           (2,118)     (2,242)     (1,442)     (1,435)
                                            --------    --------    --------    --------
   Obligations at end of year               $ 51,009    $ 44,275    $  4,457    $  5,556
Change in fair value of plan assets:
   Fair value of plan assets at
      beginning of year                     $ 44,898    $ 42,343    $     --    $     --
   Actual return on plan assets                6,463       4,614          --          --
   Employer contributions                      1,240         184          --          --
   Benefit payments                           (2,118)     (2,242)         --          --
                                            --------    --------    --------    --------
Fair value of plan assets at end of year    $ 50,483    $ 44,899    $     --    $     --
   Funded Status:
   Funded status at end of year             $   (526)   $    624    $ (4,457)   $ (5,556)
   Unrecognized transition (asset)
      obligation                                   6         113          --          --
   Unrecognized prior service cost               144          92          --          --
   Unrecognized (gain) loss                   (6,869)     (7,979)        245         314
   Remaining excess of fair value of
      plan assets over projected
      benefit obligation recognized
      as a result of the 1987 acquisition
      of Sybron Corporation                    1,869       2,341          --          --
                                            --------    --------    --------    --------
Net amount recognized at measurement date     (5,376)     (4,809)     (4,212)     (5,242)
Employer contribution paid after
   measurement date                              167          --          --          --
                                            --------    --------    --------    --------
Net amount recognized at end of year        $ (5,209)   $ (4,809)   $ (4,212)   $ (5,242)
                                            ========    ========    ========    ========

The following table provides the amounts recognized in the Company's consolidated balance sheets:

                                             PENSION BENEFITS       OTHER BENEFITS
                                            ------------------    ------------------
                                              2000       1999       2000       1999
                                            -------    -------    -------    -------

Prepaid benefit cost                        $   188    $   124    $(4,212)   $(5,242)
Accrued benefit liability                    (7,433)    (7,274)        --         --
Remaining excess of fair value of plan
   assets over projected benefit
   obligation recognized as a result
   of the 1987 acquisition of Sybron
   Corporation                                1,869      2,341         --         --
                                            -------    -------    -------    -------
Net amount recognized at measurement date    (5,376)    (4,809)    (4,212)    (5,242)
Employer contribution paid after
   measurement date                             167         --         --         --
                                            -------    -------    -------    -------
Net amount recognized at September 30       $(5,209)   $(4,809)   $(4,212)   $(5,242)
                                            =======    =======    =======    =======

The following table provides disclosure of the net periodic benefit cost:

                                           PENSION BENEFITS                  OTHER BENEFITS
                                     -----------------------------    ---------------------------
                                      2000       1999       1998       2000      1999      1998
                                     -------    -------    -------    -------   -------   -------

Service cost                         $ 2,032    $ 2,818    $ 2,544    $    12   $    28   $    23
Interest cost                          3,691      3,435      3,074        399       557       662
Expected return on plan assets        (4,509)    (4,123)    (4,118)        --        --        --
Amortization of transition
  (asset) obligation                     107        108        107         --        --        --
Amortization of prior service cost       (52)       (52)       (52)        --        --        --
Amortization of net (gain) loss           65        126         13         --        66        42
                                     -------    -------    -------    -------   -------   -------
Net periodic benefit cost            $ 1,334    $ 2,312    $ 1,568    $   411   $   651   $   727
                                     =======    =======    =======    =======   =======   =======

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of fair value of plan assets were $2,880, $1,732 and $0, respectively as of September 30, 2000 and $4,139, $1,853, and $0, respectively, as of September 30, 1999.

An increase of one percentage point in the per capita cost of health care costs associated with the plans for which the Company contributions are not frozen would increase the accumulated postretirement benefit obligation and service and interest cost components as of September 30, 2000 by approximately $61 and $3, respectively.

Because the majority of the postretirement plans are remaining liabilities from certain divested operations and more than 85% of the 2000, 1999 and 1998 net periodic postretirement benefit costs relate to interest costs, the Company has classified such interest costs as interest expense. This results in a non-cash increase in interest expense of approximately $399, $557 and $662 in 2000, 1999 and 1998, respectively.

Savings Plans: Employees in the United States are eligible to participate in contributory savings plans maintained by the Company under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Company matching contributions under the plans, net of forfeitures, were approximately $2,770, $2,324 and $2,321 for 2000, 1999 and 1998, respectively.

(11) RESTRUCTURING CHARGES

In June 1998, the Company recorded a restructuring charge of approximately $8,500 (approximately $5,400 after tax or $.05 per share on a diluted basis) for the rationalization of certain acquired companies, combination of certain duplicate production facilities, movement of certain customer service and marketing functions, and the exiting of several product lines. The restructuring charge was classified as components of cost of sales (approximately $1,800 relating to the write-off of inventory discussed below), selling, general and administrative expenses (approximately $6,700).

         Restructuring activity since June 30, 1998 and its components are as follows:

                                          LEASE    INVENTORY    FIXED
                             SEVERANCE  PAYMENTS   WRITE-OFF   ASSETS    GOODWILL
(IN THOUSANDS)                  (a)        (b)        (c)        (c)       (d)        TOTAL
--------------               ---------  --------   ---------  --------  ---------   --------

1998 Restructuring Charge    $  3,400   $    200   $  1,800   $  1,000   $  2,100   $  8,500
1998 Cash Payments                900        100         --         --         --      1,000
1998 Non-Cash Charges              --         --      1,800      1,000      2,100      4,900
                             --------   --------   --------   --------   --------   --------
September 30, 1998 balance   $  2,500   $    100   $     --   $     --   $     --   $  2,600
1999 Cash Payments              1,900        100         --         --         --      2,000
Adjustments(a)                    300         --         --         --         --        300
                             --------   --------   --------   --------   --------   --------
September 30, 1999 balance   $    900   $     --   $     --   $     --   $     --   $    900
2000 Cash Payments                700         --         --         --         --        700
                             --------   --------   --------   --------   --------   --------
September 30, 2000 balance   $    200   $     --   $     --   $     --   $     --   $    200
                             --------   --------   --------   --------   --------   --------

2001 Cash Payments                100         --         --         --         --        100
                             --------   --------   --------   --------   --------   --------
March 31, 2001 balance       $    100   $     --   $     --   $     --   $     --   $    100
                             --------   --------   --------   --------   --------   --------

(a) Amount represents severance and termination costs for approximately 65 terminated employees (primarily sales and marketing personnel). As of March 31, 2001, all employees have been terminated as a result of the restructuring plan. Payments will continue to certain employees previously terminated under this restructuring plan. An adjustment of approximately $300 was made in the third quarter of fiscal 1999 to adjust the accrual primarily representing under accruals for anticipated costs associated with outplacement services, accrued fringe benefits, and severance associated with employees who were previously notified of termination. No additional employees will be terminated under this restructuring plan.

(b)      Amount represents lease payments on exited facilities.

(c) Amount represents write-offs of inventory and fixed assets associated with discontinued product lines.

(d)      Amount represents goodwill associated with exited product lines.

         The Company expects to make future cash payments of approximately $100 during the remainder of fiscal 2001.

         In September 2000, the Company recorded a restructuring charge of approximately $11,300 (approximately $7,500 after tax or $.07 per share on a diluted basis) for the consolidation of certain businesses, product rationalizations, changes in management structure and taxes associated with restructuring the U.K. operations. The restructuring charge was classified as components of cost of sales (approximately $4,400 relating to the write-off of inventory, write-offs of fixed assets, certain lease terminations and severance associated with employees in production activities), selling, general and administrative expense at $5,800 and income tax expense of $1,000, related to the companies restructuring of its U.K. operations. Restructuring activity since its inception in September 2000 and its components is as follows:

                                                        FIXED      LEASE     SHUT-DOWN
                             SEVERANCE   INVENTORY     ASSETS   COMMITMENTS    COSTS        TAX
                                (a)         (b)         (b)         (c)         (c)         (d)        OTHER       TOTAL
                             ---------   ---------   ---------  -----------  ---------   ---------   ---------   ---------

2000 Restructuring charge    $   5,500   $   2,100   $   1,000   $     500   $     300   $   1,000   $     900   $  11,300
2000 Cash payments               1,100          --          --          --          --          --          --       1,100
2000 Non-cash charges               --       2,100       1,000          --          --          --         800       3,900
                             ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
September 30, 2000 balance   $   4,400   $      --   $      --   $     500   $     300   $   1,000   $     100   $   6,300
Adjustments(e)                     600          --          --          --          --          --          --         600
2001 Cash payments               1,600          --          --         100         100          --          --       1,800
                             ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
March 31, 2000 balance       $   3,400   $      --   $      --   $     400   $     200   $   1,000   $     100   $   5,100
                             =========   =========   =========   =========   =========   =========   =========   =========

(a) Amount represents severance and termination costs for 151 terminated employees (primarily sales, marketing and corporate personnel). As of March 31, 2001, 151 employees have been terminated as a result of the restructuring plan.

(b) Amount represents write-offs of inventory and fixed assets associated with discontinued product lines.

(c) Amount represents lease payments and shut down costs on exited facilities.

(d) Amount represents income tax expense associated with the restructuring of our U.K. facilities.

(e) Amount represents an increase in the severance costs for 16 employees (primarily corporate personnel). These employees are included in the total 151 terminated employees referenced above.

The Company expects to make cash payments of approximately $3,500 and $400 in each of the remaining two quarters of fiscal 2001, respectively and $1,200 in fiscal 2002 and beyond.

(12) CAPITAL STOCK

Stock Option Plans: The Company has five stock option plans. As of September 30, 2000, there were options with respect to 5,616 shares of Common Stock outstanding under the 1988 Stock Option Plan (the "1988 Plan"), and there were no shares available for the granting of options under such plan; there were options with respect to 26,800 shares of Common Stock outstanding under the 1990 Stock Option Plan (the "1990 Plan") and there were no shares remaining available for the granting of options under such plan; there were options with respect to 7,869,242 shares of Common Stock outstanding under the Amended and Restated 1993 Long-Term Incentive Plan (the "1993 Plan") and there were 980,896 shares remaining available for the granting of options under such plan; there were options with respect to 324,000 shares of Common Stock outstanding under the Amended and Restated 1994 Outside Directors' Stock Option Plan (the "1994 Outside Directors' Plan"), and there were no shares available for the granting of options under such plan; there were options with respect to 168,000 shares of Common Stock outstanding under the 1999 Outside Directors' Stock Option Plan (the "1999 Outside Directors' Plan"), and there were 312,000 shares remaining available for the granting of options under such plan. Changes in stock options outstanding are as follows:

                                                                         NUMBER OF                          WEIGHTED AVERAGE
                                                                           SHARES        PRICE PER SHARE     EXERCISE PRICE
                                                                        -----------     -----------------   ----------------

Options outstanding at September 30, 1997                                 6,943,280     $     5.99-$15.35       $   9.36
   Granted                                                                4,188,064     $    23.81-$24.50       $  24.42
   Exercised                                                             (1,455,760)    $     5.99-$15.35       $   8.63
   Canceled and available for reissue                                      (277,556)    $     8.34-$23.81       $  10.92
                                                                        -----------
Options outstanding at September 30, 1998                                 9,398,028     $     5.99-$24.50       $  16.14
   Granted                                                                  896,748     $    25.31-$26.75       $  26.18
   Exercised                                                             (1,121,421)    $     5.99-$24.34       $   9.53
   Canceled and available for reissue                                      (145,584)    $    11.55-$26.75       $  20.86
                                                                        -----------
Options outstanding at September 30, 1999                                 9,027,771     $     6.06-$26.75       $  17.88
   Granted                                                                  764,040     $    22.00-$32.00       $  24.05
   Exercised                                                             (1,167,775)    $     6.06-$26.75       $  10.79
   Canceled and available for reissue                                      (230,378)    $    11.54-$26.75       $  24.13
                                                                        -----------
Options outstanding at September 30, 2000                                 8,393,658     $     6.36-$32.00       $  19.27
Options exercisable at September 30, 2000                                 5,212,321     $     6.36-$26.75       $  16.09
Options available for grant at September 30, 2000                         1,292,896
                                                                        ===========

The range of exercise prices for options outstanding at September 30, 2000 was $6.06 to $26.75. The range of exercise prices for options is wide due to the increasing price of the Company's stock (upon which the exercise price is based) over the period of the grants.

The following table summarizes information about options outstanding and outstanding and exercisable on September 30, 1999:

                                            OPTIONS OUTSTANDING
                                      ----------------------------------  OPTIONS OUTSTANDING AND EXERCISABLE
                                      WEIGHTED AVERAGE                    -----------------------------------
RANGE OF                NUMBER OF         REMAINING     WEIGHTED AVERAGE    NUMBER OF        WEIGHTED AVERAGE
EXERCISE PRICES           SHARES      CONTRACTUAL LIFE   EXERCISE PRICE      SHARES           EXERCISE PRICE
---------------       -------------   ----------------  ----------------  -------------      ----------------

$5.00-$10.00              2,327,718           4.0          $   8.43           2,327,718         $    8.43
$10.01-$15.00               392,270           5.4             11.94             392,270             11.94
$15.01-$20.00               257,124           6.3             15.36             187,328             15.36
$20.01-$25.00             4,511,702           7.8             24.22           2,051,778             24.36
$25.01-$30.00               799,844           8.3             26.20             253,227             26.34
$30.01-$35.00               105,000           9.6             31.02                  --                --
                      -------------        ------          --------       -------------         ---------
                          8,393,658           6.7             19.27           5,212,321             16.09
                      =============        ======          ========       =============         =========

1988, 1990 and 1993 Plans

No options may be granted under the plans after ten years from the date the plans are approved by the shareholders of the Company. Options granted pursuant to the plans shall be either incentive options which are intended to meet the requirements of section 422 of the Code or nonstatutory options. The exercise price of the options will be determined by the Compensation/Stock Option Committee. The exercise price of any incentive option shall not be less than the fair market value per share of the Common Stock on the date of the grant of such option. An optionee under the plans must pay the full option price of an option either (a) in cash or its equivalent, (b) with the Compensation/Stock Option Committee's consent, by delivering previously acquired shares of Common Stock having a fair market value at the time of the exercise equal to the total option price, (c) with the Compensation/Stock Option Committee's consent, by a cashless exercise as permitted under The Federal Reserve Board's Regulation T or (d) in any combination of the foregoing.

In general, options granted under the 1990 Plan after May 14, 1992, and under the 1993 Plan, vest in equal annual installments on each of the first four anniversaries following the date of grant. The Company made significant management changes in connection with the Spin-Off, including a change in the Chief Executive Officer, Chief Financial Officer and General Counsel. The Board of Directors and the Compensation Committee amended certain stock options previously granted to each of the executive officers so replaced to provide for the vesting of any unvested portion of the options granted to each of them in April of 1998, provided the individual remains an employee of the Company until June 1, 2001. If the individual is terminated prior to that date, the options would fully vest at that time. These options were also amended to provide for a five year period (rather than a three month period) to exercise the options after termination of employment. The amendments to these options had no earnings impact because the options had no intrinsic value (i.e. there was no positive spread between the market price and exercise price of the option shares) at the time of the amendment.

Outside Directors' Plans

The 1994 Outside Directors' Plan provided for the automatic granting of nonstatutory stock options to those of the Company's directors who qualify as "outside directors" at the time of grant. Following each annual meeting of shareholders prior to September 30, 1998, the plan's expiration date, each outside director was automatically granted an option to purchase 12,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Each option granted under the 1994 Outside Directors' Plan became exercisable six months after the date of grant, regardless of whether the grantee was still a director of the Company on such date. All rights to exercise an option granted under the 1994 Outside Directors' Plan terminate upon the earlier of ten years from the date of grant or two years from the date the grantee ceases to be a director of the Company. The exercise price must be paid in full at the time of exercise, and such payment may be made in cash, by delivering shares of Common Stock which the optionee or the optionee's spouse or both have beneficially owned for at least six months prior to the time of exercise, or through a combination of cash and such delivered Common Stock.

The 1999 Outside Directors' Plan provides for the automatic granting of nonstatutory stock options to those of the Company's directors who qualify as "outside directors" at the time of grant. Following each annual meeting of shareholders beginning in 1999, when the plan was approved by the shareholders, each outside director is automatically granted an option to purchase 12,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant.

Each option granted under the 1999 Outside Directors' Plan is exercisable immediately upon grant. All rights to exercise an option granted under the 1999 Outside Directors' Plan terminate upon the earlier of ten years from the date of grant or two years from the date the grantee ceases to be a director of the Company. The exercise price must be paid in full at the time of exercise, and such payment may be made in cash, by delivering shares of Common Stock which the optionee or the optionee's spouse or both have beneficially owned for at least six months prior to the time of exercise, or through a combination of cash and such delivered Common Stock.

The Company has adopted the provisions of Statement of Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and continues to apply Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock plans. If the Company had elected to recognize compensation cost for all of the plans based upon the fair value at the grant dates for awards under those plans, consistent with the method prescribed by SFAS 123, net income and earnings per share would have been changed to the pro forma amounts indicated below:

                                          2000          1999          1998
                                       -----------   -----------   -----------

Pro forma net income                   $   116,437   $   130,902   $    68,966
Basic pro forma earnings per share            1.11          1.27           .67
Diluted pro forma earnings per share          1.09          1.23           .65

The fair value of the Company's stock options used to compute pro forma net income and earnings per share disclosures is the estimated present value at grant date using the Black-Scholes option pricing model with the following weighted average assumptions:

                                          2000          1999          1998
                                       -----------   -----------   -----------

Volatility                                35.0%         28.8%          34.1%
Risk-free interest rate                   6.50%         4.99%          5.66%
Expected holding period               7.8 years     7.7 years      8.7 years
Dividend yield                                0             0              0

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's options have characteristics significantly different from traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in the opinion of management, the existing models do not necessarily provide a reliable single value of its options and may not be representative of the future effects on reported net income or the future stock price of the Company. The weighted average estimated fair value of employee stock options granted in 2000, 1999 and 1998 was $14.54, $13.53 and $13.13 per share, respectively. For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting period.

On December 11, 2000, in connection with the spin-off of SDS, certain employees of SDS exchanged 1,320,515 outstanding options to purchase Sybron International Corporation common stock for 2,331,214 options to purchase Sybron Dental Specialties, Inc. common stock. All remaining stock options (owned by remaining employees and directors of the Company) were adjusted by adjusting the exercise price and the number of shares subject to each such option to reflect the change in market value of the Company's common stock resulting from the spin-off, so that the intrinsic value of the options (the spread between the market value and the exercise price of the option shares) after the spin-off was equal to their intrinsic value immediately prior to the spin-off. The spread on options for fractional shares resulting from the exchange or adjustment was paid in cash. As a result of these exchanges and adjustments, the number of outstanding employee and director stock options increased by 391,458 shares and the average exercise price decreased by approximately $3.80.

Equity Rights: As of September 30, 2000, the Company holds 220 shares of treasury stock for delivery to equity right holders who have not yet surrendered their certificates. Equity right holders are entitled to receive 4.375 shares of Common Stock upon surrender of such certificates.

(13) TRANSACTIONS WITH SYBRON DENTAL SPECIALTIES

Cash management and advances: The Company has managed the cash not considered necessary for current operating requirements of its subsidiaries, including the operations of SDS. Cash collected from and cash payments to the operations of SDS are collected or funded from a centralized treasury operation and are either credited or charged to SDS. Advances to and collections from SDS are indirectly charged or credited with interest as such advances to or collections from SDS were applied to borrowings or repayments under the Old Credit Facilities. On an annual basis, outstanding balances are cleared via an intercompany dividend to or capital contribution from Apogent Technologies.

Dividends Paid to Apogent Technologies: From time to time, SDS has paid dividends to the Company. Dividends in 2000, 1999 and 1998 were $58,512, $36,483 and $47,225, respectively.

Capital Contributions to SDS. From time to time, the Company has made capital contributions to SDS. Capital contributions in 2000, 1999 and 1998 were $21,399, $16,210 and $49,268, respectively.

Apogent Technologies Credit Facilities: Apogent Technologies, consistent with the terms of its Old Credit Facilities, has historically recorded a portion of its outstanding debt (and associated interest expense) under its Old Credit Facilities to certain of its subsidiaries, including the operations of SDS. SDS's historical debt outstanding under the Old Credit Facilities at September 30, 2000 and 1999 were $311,772 and $273,192, respectively. SDS's historical interest expense was $25,899, $17,074 and $20,195 in 2000, 1999 and 1998,
respectively.

Apogent Technologies Charges: Apogent Technologies performs certain functions for its subsidiaries (legal, tax, treasury, consolidation accounting, financial reporting and insurance) and therefore charges its corporate office, general and administration expenses to its subsidiaries. Such costs charged to SDS amounted to $2,979, $4,228 and $3,620 in 2000, 1999 and 1998, respectively. Services performed at the corporate office generally benefit the domestic operations, and therefore Sybron International corporate office, general and administrative expenses are generally charged based on SDS's domestic revenues as a percentage of total Sybron International domestic revenues. Because corporate office general and administrative expenses at Sybron International generally benefit domestic operations, Sybron International considers this method to be a reasonable basis for allocation. Management estimates that costs incurred by SDS if it had operated as an unaffiliated entity would have exceeded the amounts actually charged by approximately $2,500 in each of the three years reported.

Intercompany Loans with Sybron Dental Specialties: Loans due from (to) SDS at September 30, 1998, 1999 and 2000 were as follows:

                           AMOUNT          RATE    MATURITY
                         ----------        -----   ---------
1998:
Sybron Holdings A/S      $ (21,098)        8.00%   On Demand
Sybron Deutchland GmbH        (342)        6.50%    12/31/98
Sybron Deutchland GmbH      (1,497)        6.50%      8/3/99
Sybron Deutchland GmbH        (493)        3.75%   On Demand
1999:
Sybron Holdings A/S      $ (11,472)        5.50%   On Demand
Electrothermal              (1,647)        8.00%      8/9/00
Sybron Deutchland GmbH      (1,367)        6.50%      8/3/00
Sybron U.K                    (554)        8.00%     7/30/00
Sybron Deutchland GmbH        (454)        3.75%   On Demand
Sybron Deutchland GmbH        (110)        6.50%    12/31/99
Nalge U.K                    1,071         0.00%        None
2000:
Sybron Holdings A/S      $  (1,773)        5.50%   On Demand

(14) COMMITMENTS AND CONTINGENT LIABILITIES

Applied Biotech, Inc. ("ABI"), a subsidiary in our Diagnostics and Microbiology business segment, manufactures and supplies immunoassay pregnancy tests to Warner Lambert Co. (now part of Pfizer Inc.). Warner Lambert sells the tests to retailers who sell them over-the-counter to consumers. ABI supplies the product to Warner Lambert pursuant to a supply agreement which Warner Lambert claims requires ABI to defend and indemnify Warner Lambert with respect to any liability arising out of claims that the product infringes any patents held by third parties. On January 8, 1999, Conopco, Inc. d/b/a Unipath Diagnostics Company filed a lawsuit against Warner Lambert in the U.S. District Court for the District of New Jersey. Conopco claims in the suit that the Warner Lambert pregnancy test supplied by ABI infringes certain patents owned by Conopco. ABI has agreed to defend the lawsuit on behalf of Warner Lambert. In November 2000, the U.S. District Court granted a motion for summary judgment in favor of Warner Lambert and ABI, ruling that ABI's product does not infringe on the Conopco patents. The Company therefore believes the resolution of this lawsuit will not have a material adverse effect on the results of operations or financial condition of the Company. Additionally, another third party has contacted Warner Lambert regarding patents it holds which may apply to the Warner Lambert pregnancy test. Thus, Warner Lambert or ABI may in the future be subject to additional lawsuits by third parties for patent infringement with respect to these products. ABI believes it has meritorious defenses to these patents and will vigorously defend any such lawsuits against it, if brought.

The Company or its subsidiaries are at any one time parties to a number of lawsuits or subject to claims arising out of their respective operations, or the operation of businesses divested in the 1980's for which certain subsidiaries may continue to have legal or contractual liability, including product liability, patent and trademark or other intellectual property infringement, contractual liability, workplace safety and environmental claims and cases, some of which involve claims for substantial damages. The Company and its subsidiaries are vigorously defending lawsuits and other claims against them. Based upon the insurance available under an insurance program and the potential for liability with respect to claims which are uninsured, the Company believes that any liabilities which might reasonably result from any of the pending cases and claims would not have a material adverse effect on the results of operations or financial condition of the Company. There can be no assurance as to this, however, or that litigation having such a material adverse effect will not arise in the future. The Company does not reduce legal or contractual liabilities for possible recoveries from insurance companies.

On September 30, 1999, the Company assigned its rights to receive in 2022 a Treasury with a par value of $50,000 to an unrelated third party. The third party has also agreed to assume any obligations for which the security has been pledged.

(15) ACQUISITIONS AND DISCONTINUED OPERATIONS

The Company has completed 43 acquisitions, sold one business and spun off one business since the beginning of 1998. The acquired companies are all engaged in businesses which are similar to the Company's existing businesses. The divested company was engaged in the business of process technologies. The spun off company was engaged in the dental business.

1998

During 1998, the Company completed 17 acquisitions for cash. The aggregate cash purchase price of the acquisitions was approximately $192,382, including fees and expenses. The Company is not subject to future purchase price adjustments based upon earnout provisions under any of the purchase and sale agreements. All acquisitions were accounted for as purchases. The results of the acquisitions were included as of the date they were acquired. The following table outlines sales and operating income for the most recent available twelve-month period prior to acquisition, and total assets at the most recent available date prior to acquisition, for each of the acquired companies accounted for as purchases. The total goodwill for the acquired companies was $143,886.

BUSINESS SEGMENT                                                                   OPERATING      TOTAL        TYPE OF
COMPANY ACQUIRED                                         DATE           SALES       INCOME       ASSETS      ACQUISITION
----------------                                    -------------    ----------    ---------    ---------    -----------

LABWARE AND LIFE SCIENCES:
Lida Manufacturing Corporation                       October 1997    $    5,694    $     379    $   1,585        Stock

CLINICAL AND INDUSTRIAL:
Chase Instruments Corp.                              October 1997        21,592        1,957       11,946        Asset
Cel-Line Associates, Inc.                            January 1998         1,878           39          155        Asset
SciCan Scientific                                      April 1998         5,483          311        2,982        Asset
Marks Polarized Corporation                              May 1998           935           84          263        Asset
Scherf Prazision GmbH                                 August 1998         2,621          184        1,327        Asset

DIAGNOSTICS AND MICROBIOLOGY:
Clinical Standards Labs, Inc.                       November 1997         2,759          106          911        Stock
Diagnostic Reagents, Inc.                            January 1998         7,609        3,057        5,795        Stock
Criterion Sciences                                     April 1998         5,572        2,731          686        Asset
Custom Laboratories, Inc.                              April 1998         1,444           72        1,616        Asset
DiMed Corporation                                      April 1998         1,830          154        1,248        Asset
Summit Biotechnology, Inc.                               May 1998         1,237          414          455        Asset
Applied Biotech, Inc.                                 August 1998        25,141       13,663       12,920        Stock
Seradyn, Inc.                                         August 1998        12,038         (535)       8,518        Asset
MicroBio Products, Inc.                               August 1998         3,675           22        1,032        Stock

LABORATORY EQUIPMENT:
Electrothermal Engineering Ltd.                         July 1998         5,565          (21)       2,627        Stock
Lab-Line Instruments, Inc.                              July 1998        20,323          633        8,995        Stock

See note 16 for a description of business segments.

1999

ACQUISITIONS

During 1999, the Company completed 16 acquisitions for cash. The aggregate cash price of the acquisitions (none of which individually or aggregated was significant) was $251,332. The Company is not subject to future purchase price adjustments based upon earnout provisions under any of the purchase and sale agreements. All acquisitions were accounted for as purchases. The results of the acquisitions were included as of the date they were acquired. The following table outlines sales and operating income for the most recent date prior to the acquisition, and total assets at the most recent available date prior to acquisition, for each of the acquired companies. The type of acquisition refers to whether the Company purchased assets or the stock of the acquired companies. The total goodwill for the acquired companies was $182,926.

BUSINESS SEGMENT                                                                   OPERATING     TOTAL         TYPE OF
COMPANY ACQUIRED                                         DATE           SALES       INCOME       ASSETS      ACQUISITION
----------------                                    --------------   ----------    ---------    ---------    -----------

LABWARE AND LIFE SCIENCES:
InVitro Scientific Products, Inc.                     October 1998   $    5,095    $     708    $   1,897       Assets
Pacofin Intersep Filtration
  Products Business of Pacofin, Ltd.                 November 1998          902          343          952       Assets
Scientific Resources, Inc.                            January 1999        4,480          165        1,043       Assets
Molecular BioProducts, Inc.                           January 1999       15,617        4,217        6,727        Stock
Matrix Technologies Corporation                     September 1999       16,775        1,313        8,419        Stock

CLINICAL AND INDUSTRIAL:
Corning Samco Corporation                             October 1998       22,996        2,316       15,690        Stock
  HistoScreen(TM)and Histogel(TM)
  product lines of Perk Scientific                    January 1999          932          254          227       Assets
Stahmer, Weston & Co., Inc.                          February 1999        2,961          (74)         873        Stock
System Sales Associates, Inc.                          August 1999        4,382          565        1,810       Assets
Novelty Glass & Mirror Co., Inc.                     February 1999          280           (9)       4,949       Assets

DIAGNOSTICS AND MICROBIOLOGY:
Rascher & Betzold, Inc.                               January 1999          104           (9)         200       Assets
Microgenics Corporation                                  June 1999       37,165        8,034       25,573        Stock
MicroTest, Inc.                                          July 1999        1,631        1,033          320       Assets
Bioreagent and ELISA
  immunochemistry product
  lines of Genzyme Diagnostics                           July 1999        3,391        2,465          434       Assets

LABORATORY EQUIPMENT:
Laboratory Devices, Inc.                              January 1999          940          202          273       Assets
Stem Corporation Ltd.                                  August 1999        1,655          714        1,090        Stock

See note 16 for a description of business segments.

2000

ACQUISITIONS

During 2000, the Company completed 10 acquisitions, nine for all cash and one for cash and notes in the amount of $30,600. The aggregate cash price of the acquisitions (none of which individually or aggregated was significant) was $206,900. The Company may be subject to future purchase price adjustments based upon earnout provisions under one of the purchase and sale agreements. Such earnout provision has a maximum payout of $6,000. The earnout provision is subject to the achievement of certain financial goals and is not contingent upon employment. The entire earnout is expected to be paid in fiscal 2001 and will be accounted for as additional goodwill. All acquisitions were accounted for as purchases. The results of the acquisitions were included as of the date they were acquired. The following table outlines sales and operating income for the most recent date prior to the acquisition, and total assets at the most recent available date prior to acquisition, for each of the acquired companies. The type of acquisition refers to whether the Company purchased assets or the stock of the acquired companies. The total goodwill for the acquired companies was approximately $205,100. which will be amortized over 20 to 40 years.

BUSINESS SEGMENT                                                                   OPERATING      TOTAL         TYPE OF
COMPANY ACQUIRED                                        DATE            SALES       INCOME        ASSETS      ACQUISITION
----------------                                    -------------    ----------    ---------    ---------     -----------

LABWARE AND LIFE SCIENCES:
Robbins Scientific Corporation                       October 1999    $   19,601    $   4,088    $   9,876        Stock
Versi Dry(TM) product line of
  National Packaging Services Corporation           February 2000         2,494        1,300                     Asset
Sun International                                   February 2000         5,818         (270)       2,269        Asset
Genevac Limited                                          May 2000        10,624        1,082        4,165        Stock
Genevac Inc.                                             May 2000         1,626           --          N/A        Stock

CLINICAL AND INDUSTRIAL:
Microm Laborgorate GmbH                              October 1999        20,676        1,112        7,907        Asset
Lab Vision Corporation                                August 2000         7,487        1,146        4,426        Stock

DIAGNOSTICS AND MICROBIOLOGY:
Consolidated Technologies, Inc.                        March 2000         7,782        2,888        6,100        Asset
Murex bacteriology latex
  agglutination product line of
  Abbott Laboratories                                 August 2000        20,461       10,026          N/A        Asset
The thyroid and coagulation
  product line of Axis Shield                      September 2000         4,507        2,174          N/A        Asset

See note 16 for a description of business segments.

The following pro forma financial information presents the combined results of the operations of the Company and the purchased businesses referred to above as if the 1999 acquisitions had occurred as of the beginning of 1998, after giving effect to certain adjustments, including amortization of goodwill, additional depreciation expense, increased interest expense on debt related to the acquisition and related tax effects. The pro forma information does not necessarily reflect the results of operations that would have occurred had the Company and the purchased companies listed above constituted a single entity during such periods.

                                                       YEAR ENDED SEPTEMBER 30,
                                                      --------------------------
                                                          2000           1999
                                                      -----------     ----------

Net sales                                             $   903,781     $  816,114
Net income                                            $   128,936     $  140,151
Basic earnings per common share                       $      1.23     $     1.36
Diluted earnings per common share                     $      1.21     $     1.32

Discontinued Operations:

CHARGE RELATED TO FORMER OPERATIONS

In 1998, the Company incurred after tax charges of $7,750 related to legal proceedings commenced by Combustion Engineering, Inc. against the Company with respect to the former Taylor Instruments facility in Rochester, New York (the "Site"), an operation accounted for as a discontinued operation when the decision was made to exit the industrial capital goods business in 1983. See note 12.

DIVESTITURE

On March 31, 1999, Sybron completed the sale of NPT to Norton Performance Plastics Corporation, a subsidiary of Saint-Gobain--France. Net proceeds from the sale, net of approximately $1,900 of selling expenses and a reduction to the purchase price of approximately $2,600 paid subsequent to September 30, 1999, amounted to approximately $83,200. The proceeds of the sale net of tax and expenses were used to repay approximately $67,900 previously owed under the Company's credit facilities.

Net sales from NPT were approximately $47,800 in 1998. Certain expenses were allocated to discontinued operations in 1998 and 1999 (up to the date of sale), including interest expense, which was allocated based upon the historical purchase prices and cash flows of the companies comprising NPT. Income from the discontinued operations of NPT in 1999 and 1998 were $121 and $3,848, respectively.

DISTRIBUTION

On November 8, 2000, Apogent Technologies Inc. announced that it had declared a pro rata distribution (or spin-off) to its shareholders of the common stock and related preferred stock purchase rights of Sybron Dental Specialties, Inc. (the "Distribution"). Shareholders of record as of November 30, 2000 received one share of Sybron Dental Specialties, Inc. ("SDS") common stock for every three shares of Sybron International common stock they own. These consolidated financial statements have reclassified SDS and its affiliates to discontinued operations. On December 11, 2000 the Distribution was completed. No proceeds will be received by the Company in connection with the Distribution. Income included in discontinued operations for 2000, 1999 and 1998 was $41,597, $47,844 and $27,823, respectively. SDS will issue its own financial statements as of September 30, 2000.

For the six months ended March 31, 2001 and 2000, the Company has included a net loss of $11,800 and net income of $23,600 from discontinued operations, respectively. The net loss in 2001 included transaction expenses of $12,500 relating to the spin-off of SDS. Revenues and net income from SDS through the date of the Distribution (through December 11, 2000) were $67,400 and $638, respectively and offset the transaction expenses. Revenues and net income from SDS for the six months ended March 31, 2000 and 1999 were $201,600 and $23,600, respectively.

As a result, these consolidated financial statements have reclassified SDS and its affiliates to discontinued operations. SDS included the business segments, Professional Dental, Orthodontics and Infection Control Products. The components of net assets held for sale of discontinued operations included in the consolidated balance sheets at September 30, 2000 and 1999 are as follows:

                                           SEPTEMBER 30,  SEPTEMBER 30,
                                               2000           1999
                                           -------------  -------------

Cash                                         $   5,783      $   6,090
Net account receivables                         85,767         84,210
Net inventories                                 74,383         79,574
Other current assets                             6,497          6,336
Advances and loans to Sybron International      77,762         56,777
Property plant and equipment--net               55,326         57,488
Intangible assets                              220,705        207,606
Other assets                                     6,967          6,263
Current portion of long term debt              (21,761)        (1,571)
Accounts payable                               (11,351)       (13,122)
Income taxes payable                            (5,680)        (3,918)
Accrued liabilities                            (27,859)       (29,402)
Deferred income taxes--net                      (6,252)        (6,203)
Long term debt                                (298,482)      (283,447)
Other liabilities                               (8,835)       (11,086)
                                             ---------      ---------
                                             $ 152,970      $ 155,595
                                             =========      =========

2001

ACQUISITIONS

During fiscal 2001, the Company has thus far completed 4 acquisitions for cash. The aggregate cash price of the acquisitions (none of which individually or aggregated was significant) was $135,575. The results of these acquisitions were included as of the date they were acquired. The following table outlines sales and operating income for the most recent date prior to the acquisition, and total assets at the most recent available date prior to acquisition, for each of the acquired companies. The type of acquisition refers to whether the Company purchased assets or the stock of the acquired companies.

BUSINESS SEGMENT                                                                   OPERATING      TOTAL        TYPE OF
COMPANY ACQUIRED                                          DATE          SALES       INCOME        ASSETS     ACQUISITION
----------------                                       ----------    ----------    ---------    ---------    -----------
(Unaudited)
LABWARE AND LIFE SCIENCES
BioRobotics Group Limited                              March 2001    $  10,500    $   2,500    $ 4,592          Asset
Advanced Biotechnologies Limited                       April 2001       21,500        6,700     14,265          Asset

CLINICAL AND INDUSTRIAL
Vacuum Process Technology, Inc.                     November 2000    $   5,051     $    (19)   $  2,609         Asset
Disposable Glass Culture Tube Business                 April 2001        5,800          331           -         Asset
     of Kimble Glass, Inc.

See note 16 for a description of business segments.

(16) SEGMENT INFORMATION

The Company's operating subsidiaries are engaged in the manufacture and sale of laboratory products in the United States and other countries. The Company's products are categorized in the business segments of Labware and Life Sciences; Clinical and Industrial; Diagnostics and Microbiology; and Laboratory Equipment. A description of the business segments follows:

Products in the Labware and Life Sciences business segment include approximately 4,900 items, including reusable plastic products (bottles, carboys, graduated ware, beakers and flasks) and disposable plastic products (microfiltration and cryogenic storage products). Other labware products include products for critical packaging applications (bottles for packaging diagnostic and other reagents, media, pharmaceuticals and specialty chemicals), safety products (hazard labeled containers and biohazard disposal products), environmental containers, and autosampler vials and seals used in chromatography analysis. Life sciences products include applications of cell culture, filtration, molecular biology, cryopreservation, immunology, electrophoresis, liquid handling and high throughput screening for pharmaceutical drug discovery.

Products in the Clinical and Industrial business segment include microscope slides, cover glass, glass tubes and vials, stains and reagents and histology and immunochemistry instrumentation for clinical testing, thin glass for watch crystals, cosmetic mirrors, precision and coated glass used in various optic applications, and precision thin film optical coating equipment.

Products in the Diagnostics and Microbiology business segment are used for drug testing, therapeutic drug monitoring, infectious disease detection, pregnancy testing, glucose tolerance testing, blood bank saline testing, clinical diagnostic liquid standards and research application temperature measurement. Products include diagnostic test kits, culture media, diagnostic reagents, and other products used in detecting causes of various infections or diseases.

Products in the Laboratory Equipment business segment include heating, stirring and temperature control apparatus such as hot plates, stirrers, shakers, heating tapes, muffle furnaces, incubators, dri-baths, bench top sterilizers and cryogenic storage apparatus, which are fundamental to basic procedures performed in the laboratory; systems for producing ultra pure water; bottle top dispensers, positive displacement micropipettors, and small mixers used in biomolecular research; constant temperature equipment including refrigerators/freezers, ovens, water baths, environmental chambers; and furnaces and fluorometers, spectrophotometers, and strip chart recorders.

Inter-business segment sales are not material. Information on these business segments is summarized as follows:

                         LABWARE    CLINICAL   DIAGNOSTICS
                         AND LIFE     AND          AND       LABORATORY
                         SCIENCES  INDUSTRIAL  MICROBIOLOGY   EQUIPMENT  ELIMINATIONS  TOTAL SLP   OTHER(a)       TOTAL
                        ---------  ----------  ------------  ----------  ------------  ---------   ---------    ---------
1998
Revenues:
   External customer      228,775     135,438     114,683        78,866          --      557,762          --      557,762
   Intersegment               717       5,608         352           972      (6,761)         888        (888)          --
                        ---------   ---------   ---------     ---------   ---------    ---------   ---------    ---------
      Total revenues      229,492     141,046     115,035        79,838      (6,761)     558,650        (888)     557,762
Gross profit              115,724      57,351      59,407        34,697          --      267,179          --      267,179
Selling, general and
   administration          65,570      23,082      34,294        16,405          --      139,351       5,410      144,761
Operating income           50,154      34,269      25,113        18,292          --      127,828      (5,410)     122,418
Depreciation and
   amortization            16,551       8,271       8,477         4,082          --       37,381       1,449       38,830
Interest income               433          66          66            11          --          576          47          623
Interest expense              138         201          10            16          --          365      33,407       33,772
Segment assets            362,637     220,886     320,190       118,306          --    1,022,019     205,833    1,227,852
Expenditures for
   property, plant
   and equipment           19,493       7,456       3,430         2,686          --       33,065         180       33,245

1999
Revenues:
   External customer      268,788     176,059     171,647        98,543          --      715,037          --      715,037
   Intersegment               976       5,833         392           804      (7,367)         638        (638)          --
                        ---------   ---------   ---------     ---------   ---------    ---------   ---------    ---------
      Total revenues      269,764     181,892     172,039        99,347      (7,367)     715,675        (638)     715,037
Gross profit              136,004      75,407      89,458        41,089          --      341,958          --      341,958
Selling, general and
   administration          68,600      30,102      46,246        20,632          --      165,580       7,252      172,832
Operating income           67,404      45,305      43,212        20,457          --      176,378      (7,252)     169,126
Depreciation and
   amortization            18,768      11,696      12,401         4,393          --       47,258       1,737       48,995
Interest income               183          66          79            12          --          340         421          761
Interest expense              233         204         203            45          --          685      39,388       40,073
Segment assets            465,648     290,598     417,313       131,942          --    1,305,501     234,474    1,539,975
Expenditures for
   property, plant
   and equipment           15,598       7,377       4,743         2,254          --       29,972         405       30,377

2000
Revenues:
   External customer      347,437     208,686     210,147        97,305          --      863,575          --      863,575
   Intersegment             1,087       6,962         463           305      (8,817)          --          --           --
                        ---------   ---------   ---------     ---------   ---------    ---------   ---------    ---------
      Total revenues      348,524     215,648     210,610        97,610      (8,817)     863,575          --      863,575
Gross profit              179,460      89,667     111,651        41,352          --      422,130          --      422,130
Selling, general
   and administration     100,365      37,077      60,797        21,148          --      219,387       9,754      229,141
Operating income           79,095      52,590      50,854        20,204          --      202,743      (9,754)     192,989
Depreciation and
   amortization            27,962      13,049      18,921         4,649          --       64,581       2,006       66,587
Interest income               217         120         353            14          --          704         133          837
Interest expense              933         110          25             1          --        1,069      47,615       48,684
Segment assets            428,044     274,968     521,987        88,439          --    1,313,438     478,926    1,792,364
Expenditures for
   property, plant
   and equipment           21,670       8,511      10,527         1,726          --       42,434          84       42,518

(a) Includes the elimination of intercompany activity and corporate office assets consisting primarily of cash, assets held for sale, securities available for sale (2000 and 1999), deferred taxes, and property, plant and equipment.

                                         LABWARE     CLINICAL    DIAGNOSTICS
                                         AND LIFE       AND          AND      LABORATORY
                                         SCIENCES   INDUSTRIAL  MICROBIOLOGY   EQUIPMENT   ELIMINATIONS  OTHER(a)     TOTAL
                                        ---------   ----------  ------------  ----------   ------------  --------   ----------
SIX MONTHS ENDED 3/31/2000 (UNAUDITED)
Revenues:
   External customer                    $ 165,482   $  106,577   $ 103,795    $   47,103           --               $  422,957
   Intersegment                               638        3,326         193           443       (4,315)                     285
      Total revenues                      166,120      109,903     103,988        47,546       (4,315)                 423,242
Gross profit                               86,023       44,910      56,433        19,890           --                  207,256
Selling, general and admin                 46,978       18,195      28,862        10,362           --      3,807       108,204
Operating income                           39,045       26,715      27,571         9,528           --     (3,807)       99,052

SIX MONTHS ENDED 3/31/2001 (UNAUDITED)
Revenues:
   External customer                      182,528      118,270     114,313        50,751                               465,862
   Intersegment                               637        4,144         299           264       (5,276)                      68
      Total revenues                      183,165      122,413     114,612        51,016       (5,276)                 465,930
Gross profit                               95,097       48,786      60,820        21,763                               226,466
Selling, general and admin                 51,106       21,597      31,742        10,715                   4,636       119,796
Operating income                           43,990       27,189      29,078        11,049                  (4,636)      106,670
Segment Assets                            639,155      329,942     523,810       124,987                  97,807     1,715,701

(a)      Includes the elimination of intercompany and corporate office activity.

The Company's international operations are conducted principally in Europe. Inter-geographic sales are made at prices approximating market.

                            2000         1999         1998
                         ---------    ---------    ---------
Net Sales:
United States:
    Customers            $ 643,188    $ 543,846    $ 422,055
    Inter-geographic        55,616       43,777       37,237
                         ---------    ---------    ---------
                           698,804      587,623      459,292
                         ---------    ---------    ---------
Europe:
    Customers              133,437      103,097       83,488
    Inter-geographic        28,059       23,653       21,069
                         ---------    ---------    ---------
                           161,496      126,750      104,557
                         ---------    ---------    ---------
All other areas:
    Customers               86,950       68,094       52,219
    Inter-geographic         8,934        7,798        8,021
                         ---------    ---------    ---------
                            95,884       75,892       60,240
Inter-geographic sales     (92,609)     (75,228)     (66,327)
                         ---------    ---------    ---------
    Total net sales      $ 863,575    $ 715,037    $ 557,762
                         =========    =========    =========
Net Property:
    United States        $ 168,472    $ 147,802    $ 127,181
    Europe                  38,766       39,174       40,424
    All other areas            856          783          733
                         ---------    ---------    ---------
    Total net property   $ 208,094    $ 187,759    $ 168,338
                         =========    =========    =========

Major customer information:

During 2000, 1999 and 1998, one customer, Fisher Scientific, accounted for 10% or more of the Company's net revenues. During 1999 and 1998, another customer, VWR, accounted for 10% or more of the Company's net revenues. The table below lists by segment the 2000, 1999 and 1998 sales to Fisher Scientific and the 1999 and 1998 sales to VWR.

                                     FISHER SCIENTIFIC                  VWR
                               ------------------------------   -------------------
                                 2000       1999       1998       1999       1998
                               --------   --------   --------   --------   --------

Labware and Life Sciences      $ 60,818   $ 55,514   $ 47,957   $ 53,391   $ 48,504
Clinical and Industrial          35,953     24,490     15,040      7,736      5,245
Laboratory Equipment             22,189     20,119     16,025     17,044     11,037
Diagnostics and Microbiology      5,571      6,230      4,602        450        190
                               --------   --------   --------   --------   --------
                               $124,531   $106,353   $ 83,624   $ 78,621   $ 64,976
                               ========   ========   ========   ========   ========

(17) COMPREHENSIVE INCOME

The components of other comprehensive income (loss) are as follows:

                                                                          PRETAX             TAX            AFTER TAX
                                                                       ------------      ------------     -------------
Year ended September 30, 1998
    Translation Adjustment                                             $      4,293      $         --     $       4,293
                                                                       ============      ============     =============
Year ended September 30, 1999
    Translation Adjustment                                             $     (9,905)     $         --     $      (9,905)
    Unrealized gain on security                                                 439              (173)              266
                                                                       ------------      ------------     -------------
    Total other comprehensive income                                   $     (9,466)     $       (173)    $      (9,639)
                                                                       ============      ============     =============
Year ended September 30, 2000
    Translation Adjustment                                             $    (26,773)     $         --     $     (26,773)
    Unrealized gain on security                                               3,544            (1,420)            2,124
                                                                       ------------      ------------     -------------
    Total other comprehensive income                                   $    (23,229)     $     (1,420)    $     (24,649)
                                                                       ============      ============     =============

(18) QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                        First        Second         Third         Fourth
1999                                   Quarter       Quarter       Quarter        Quarter      Total Year
                                     -----------   -----------   -----------    -----------    -----------

Net sales                            $   156,412   $   175,406   $   183,559    $   199,660    $   715,037
                                     ===========   ===========   ===========    ===========    ===========
Gross profit                         $    73,620   $    83,094   $    88,142    $    97,102    $   341,958
                                     ===========   ===========   ===========    ===========    ===========
Income from continuing operations    $    14,951   $    20,596   $    20,860    $    21,004    $    77,411
Discontinued operation                     8,909        11,496        12,484         15,076    $    47,965
Income before extraordinary
item Extraordinary item                       --        18,796          (838)          (787)        17,171
                                     -----------   -----------   -----------    -----------    -----------
Net income                           $    23,860   $    50,888   $    32,506    $    35,293    $   142,547
                                     ===========   ===========   ===========    ===========    ===========

Basic Per Common Share Earnings:
Income from continuing operations    $       .14   $       .20   $       .20    $       .20    $       .75
Discontinued operations                      .09           .11           .12            .15            .46
Extraordinary item                            --           .18          (.01)          (.01)           .17
                                     -----------   -----------   -----------    -----------    -----------
Net income                           $       .23   $       .49   $       .31    $       .34    $      1.38
                                     ===========   ===========   ===========    ===========    ===========

Diluted Per Common Share Earnings:
Income from continuing operations
Before extraordinary item            $       .14   $       .19   $       .19    $       .20    $       .73
Discontinued operations                      .09           .11           .12            .14            .45
Extraordinary item                            --           .18          (.01)          (.01)           .16
                                     -----------   -----------   -----------    -----------    -----------
Net income                           $       .23   $       .48   $       .30    $       .33    $      1.34
                                     ===========   ===========   ===========    ===========    ===========

                                        First        Second         Third         Fourth
2000                                   Quarter       Quarter       Quarter        Quarter      Total Year
                                     -----------   -----------   -----------    -----------    -----------

Net sales                            $   204,883   $   218,074   $   212,029   $   228,589   $   863,575
                                     ===========   ===========   ===========   ===========   ===========
Gross profit                         $   100,091   $   107,165   $   105,409   $   109,465   $   422,130
                                     ===========   ===========   ===========   ===========   ===========
Income from continuing operations    $    20,461   $    25,340   $    23,943   $    16,980   $    86,724
Discontinued operation               $     9,963   $    13,635   $    11,275   $     6,724   $    41,597
                                     -----------   -----------   -----------   -----------   -----------
Net income                           $    30,424   $    38,975   $    35,218   $    23,704   $   128,321
                                     ===========   ===========   ===========   ===========   ===========

Basic Per Common Share Earnings:
Income from continuing operations    $       .20   $       .24   $       .23   $       .16   $       .83
Discontinued operations                      .09           .13           .11           .07           .40
                                     -----------   -----------   -----------   -----------   -----------
Net income                           $       .29   $       .37   $       .34   $       .23   $      1.23
                                     ===========   ===========   ===========   ===========   ===========

Diluted Per Common Share Earnings:
Income from continuing operations
  Before extraordinary item          $       .20   $       .24   $       .22   $       .16   $       .81
Discontinued operations                      .09           .13           .11           .06           .39
                                     -----------   -----------   -----------   -----------   -----------
Net income                           $       .29   $       .37   $       .33   $       .22   $      1.20
                                     ===========   ===========   ===========   ===========   ===========

(19) SUBSEQUENT EVENTS

On December 11, 2000 (the "Distribution Date"), the Company completed the Spin-Off. Just prior to the Spin-Off, the Company received a cash dividend of approximately $67,900 from SDS as well as a non-cash dividend equal to the net intercompany payable from the Company to SDS and its affiliates on the Distribution Date. On the Distribution Date, the Company borrowed approximately $563,000 under the Credit Facilities and, together with funds aggregating $375,000 (approximately $307,100, the amount equal to the outstanding amounts under the Previous Credit Agreement attributable to SDS on the Distribution Date including accrued interest, plus the cash dividend of $67,900 from SDS to the Company), used such funds to repay all of the outstanding amounts under the Previous Credit Agreement (including amounts attributable to

SDS and accrued interest) aggregating approximately $938,000. See footnote 7 regarding terms and amount of the Credit Facilities.

On April 4, 2001 the Company issued $325,000 unsecured senior notes in a private placement with registration rights. The notes were offered at a discount of approximately $1,469. They will mature on April 1, 2011. Interest is fixed at an annual rate of 8% and is payable on April 1, and October 1 of each year, beginning on October 1, 2001. Interest will accrue from April 4, 2001. The notes are redeemable by the Company at any time in whole, or from time to time in part, at a price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present value of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis at the applicable Treasury Yield (as defined in the bond agreement) plus 35 basis points, plus accrued interest to the date of redemption.

Under the private placement the notes have not been registered under the Securities Act of 1933 and were only offered to qualified institutional buyers under Rule 144A and outside the United States under Regulation S. However, the Company has agreed to file a registration statement with the Securities Exchange Commission relating to an exchange offer for the notes or, under certain circumstances, to file a shelf registration statement for the notes.

The Company used the proceeds from the issuance to repay all of its Term Loan Facility ($300 million) and a portion of its Revolving Credit Facility. (See
Note 6 to the unaudited consolidated financial statements). Debt issuance costs incurred of approximately $2,500 will be capitalized and amortized over 10 years.

On December 11, 2000, due to the extinguishment of debt, interest rate swaps previously designated as cash flow hedges ceased to meet hedge criteria under SFAS 133 as modified by SFAS 138. The approximate fair value on December 11, 2000 was $1,700. The Company sold these interest rate swaps on December 12, 2000 for approximately $1,700, and realized a gain of $1,100 (net of tax). Because these interest rate swaps were designated as a hedge against future variable rate interest payments and the extinguished debt, the gain will continue to be carried in other comprehensive income and recognized as an adjustment of yield interest expense of the Credit Facilities over the remaining term of the interest rate contract. Options under Sybron's employee stock option programs with respect to 1,320,515 shares of Company common stock were exchanged for options to purchase SDS common stock by SDS employees in connection with the Spin-Off.

On November 8, 2000, the Board of Directors adopted, effective upon completion of the Distribution, a Rights Agreement, dated as of December 11, 2000, pursuant to which Rights are distributed as a dividend at the rate of one Right for each share of common stock, par value $.01 per share, of the Company held by shareholders of record as of the close of business on December 12, 2000, the day after the Distribution, or issued thereafter. Each Right initially will entitle shareholders to buy one one-hundredth of a share of a series of preferred stock for one hundred forty dollars. The Rights generally will be exercisable if a person or group acquires beneficial ownership of 15 percent or more of the Company's common stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 15 percent or more of the Company's common stock. Thereafter, or if thereafter the Company is involved in a merger or certain other business combinations not approved by the Board of Directors, each right will entitle its holder, other than the acquiring person or group, to purchase common stock of either the Company or the acquirer having a value of twice the exercise price of the Right. The Rights are attached to the common stock unless and until they become exercisable and will expire on December 12, 2010, unless earlier redeemed for $.01 each, or exchanged by the Company as provided in the Rights Agreement.

(20) CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

Below are the condensed consolidating balance sheets, statements of operations and statements of cash flows of Apogent Technologies Inc., as of and for the fiscal years ended September 30, 2000 and 1999 and for the three month and six month periods ended March 31, 2001 and 2000.

Certain general corporate expenses have not been allocated to the subsidiaries, and are all included under the Apogent Technologies Inc. heading. As a matter of course, the Company retains certain assets and liabilities at the corporate level that are not allocated to the subsidiaries including, but not limited to, certain employee benefit, insurance and tax liabilities. Income tax provisions for subsidiaries are typically recorded using an estimate and finalized in total with an adjustment recorded at the corporate level. Certain debt under which Apogent Technologies is listed as the debtor has been allocated to the Guarantor subsidiaries. Intercompany balances include receivables/payables incurred in the normal course of business in addition to investments and loans transacted between subsidiaries of the Company or with Apogent Technologies Inc.

CONDENSED CONSOLIDATING BALANCE SHEETS

                                                                   AS OF SEPTEMBER 30, 2000
                                           ------------------------------------------------------------------------
                                                                             NON
                                              APOGENT      GUARANTOR      GUARANTOR
                                           TECHNOLOGIES   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                           ------------   ------------   ------------   ------------   ------------
(In thousands)
ASSETS
Current assets:
   Cash and cash equivalents               $     7,086    $        --    $     7,902    $    (2,577)   $    12,411
   Accounts receivable, net                         --        146,564         27,021             --        173,585
   Inventories, net                              1,187        120,399         24,020         (3,827)       141,779
   Net assets held for
      discontinued operations                  152,970             --             --             --        152,970
   Other current assets                         16,467         28,387          4,112        (19,176)        29,790
                                           -----------    -----------    -----------    -----------    -----------
      Total current assets                     177,710        295,350         63,055        (25,580)       510,535
   Property, plant and equipment, net            8,840        162,431         36,823             --        208,094
   Intangible assets                             2,922        895,583        109,648             --      1,008,153
   Deferred income taxes                        12,563         (4,693)            --             --          7,870
   Investment in subsidiaries                  813,152         51,069             --       (864,221)            --
   Other assets                                 52,154          3,914          1,644             --         57,712
                                           -----------    -----------    -----------    -----------    -----------
      Total assets                         $ 1,067,341    $ 1,403,654    $   211,170    $  (889,801)   $ 1,792,364
                                           ===========    ===========    ===========    ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                        $       594    $    37,361    $    16,521    $    (2,577)   $    51,899
   Advances and loans from SDS                  77,762             --             --             --         77,762
   Current portion of long-term debt                --         34,252             75             --         34,327
   Income taxes payable                         34,117             --          2,523        (20,036)        16,604
   Accrued expenses and other current
      liabilities                               17,331         29,782         13,434             --         60,547
                                           -----------    -----------    -----------    -----------    -----------
      Total current liabilities                129,804        101,395         32,553        (22,613)       241,139
                                           -----------    -----------    -----------    -----------    -----------
   Long-term debt                                   --        649,383             26             --        649,409
   Securities lending agreement                 54,444             --             --             --         54,444
   Deferred income taxes                        70,388         14,793          7,867             --         93,048
   Other liabilities                             1,164          3,772          1,060         (1,188)         4,808
   Net intercompany (receivable) payable      (519,063)       463,622         55,232            209             --
Commitments and contingent liabilities
Shareholders' equity
   Preferred stock                                  --             --             --             --             --
   Common stock                                  1,052             --             --             --          1,052
   Equity rights                                    --             --             --             --             --
   Additional paid-in-capital                  271,739        786,251         77,970       (864,221)       271,739
   Retained earnings (deficit)               1,055,421       (615,562)        93,830         (1,988)       531,701
   Other comprehensive income                    2,392             --        (57,368)            --        (54,976)
   Treasury stock (at cost)                         --             --             --             --             --
                                           -----------    -----------    -----------    -----------    -----------
      Total shareholders' equity             1,330,604        170,689        114,432       (866,209)       749,516
                                           -----------    -----------    -----------    -----------    -----------
   Total liabilities and
      shareholders' equity                 $ 1,067,341    $ 1,403,654    $   211,170    $  (889,801)   $ 1,792,364
                                           ===========    ===========    ===========    ===========    ===========

                                                                 AS OF SEPTEMBER 30, 1999
                                        ------------------------------------------------------------------------
                                                                           NON
                                           APOGENT      GUARANTOR      GUARANTOR
                                        TECHNOLOGIES   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                        ------------   ------------   ------------   ------------   ------------
(In thousands)
ASSETS
Current assets:
   Cash and cash equivalents            $     6,708    $        --    $     8,126    $    (2,433)   $    12,401
   Accounts receivable, net                      --        128,123         19,173             --        147,296
   Inventories, net                           1,189        103,501         21,772         (2,834)       123,628
   Net assets held for
       discontinued operations              155,595             --             --             --        155,595
   Other current assets                      20,037          4,264          3,107             --         27,408
                                        -----------    -----------    -----------    -----------    -----------
      Total current assets                  183,529        235,888         52,178         (5,267)       466,328
   Property, plant and equipment, net        10,053        138,172         39,534             --        187,759
   Intangible assets                            561        725,050         94,864             --        820,475
   Deferred income taxes                      7,667             --             --             --          7,667
   Investment in subsidiaries               686,481         13,298             --       (699,779)            --
   Other assets                              55,220          1,587            939             --         57,746
                                        -----------    -----------    -----------    -----------    -----------
      Total assets                      $   943,511    $ 1,113,995    $   187,515    $  (705,046)   $ 1,539,975
                                        ===========    ===========    ===========    ===========    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                     $       649    $    32,834    $    18,246    $    (2,433)   $    49,296
   Advances and loans from SDS               56,777             --             --             --         56,777
   Current portion of long-term debt             --          7,341             50             --          7,391
   Income taxes payable                      14,899          1,671          2,374           (572)        18,372
   Accrued expenses and other
      current liabilities                    33,734         23,320          9,289             --         66,343
                                        -----------    -----------    -----------    -----------    -----------
      Total current liabilities             106,059         65,166         29,959         (3,005)       198,179
                                        -----------    -----------    -----------    -----------    -----------
Long-term debt                                   --        541,290             56             --        541,346
Securities lending agreement                 50,461             --             --             --         50,461
Deferred income taxes                        36,174         24,170          9,544             --         69,888
Other liabilities                            49,398          4,747            612             --         54,757
Net intercompany payable (receivable)      (435,045)       330,751        105,274           (980)            --
Commitments and contingent
   liabilities
Shareholders' equity
   Preferred stock                               --             --             --             --             --
   Common stock                               1,040             --             --             --          1,040
   Equity rights                                 --             --             --             --             --
   Additional paid-in-capital               251,251        659,580         40,199       (699,779)       251,251
   Retained earnings (deficit)              883,907       (511,709)        32,464         (1,282)       403,380
   Other comprehensive income                   266             --        (30,593)            --        (30,327)
   Treasury stock (at cost)                      --             --             --             --             --
                                        -----------    -----------    -----------    -----------    -----------
      Total shareholders' equity          1,136,464        147,871         42,070       (701,061)       625,344
                                        -----------    -----------    -----------    -----------    -----------
      Total liabilities and
         shareholders' equity           $   943,511    $ 1,113,995    $   187,515    $  (705,046)   $ 1,539,975
                                        ===========    ===========    ===========    ===========    ===========

     CONDENSED CONSOLIDATING BALANCE SHEETS

                                                                          As of March 31, 2001
                                                                          --------------------
                                                                                 Non
                                               Apogent        Guarantor       Guarantor
(In thousands)                               Technologies    Subsidiaries    Subsidiaries     Eliminations   Consolidated
                                             ------------    ------------    ------------     ------------   ------------
             ASSETS
Current assets:
   Cash and cash equivalents                 $      5,468    $         --    $     11,876    $     (5,231)  $     12,113
   Accounts receivable, net                            --         146,734          31,096              --        177,830
   Inventories, net                                 1,263         131,426          28,081          (4,695)       156,075
   Other current assets                            14,731          13,140           5,135              --         33,006
                                             ------------    ------------    ------------    ------------   ------------
         Total current assets                      21,462         291,300          76,188          (9,926)       379,024

   Property, plant and equipment, net               9,207         163,499          39,688              --        212,394
   Intangible assets                                6,427         898,681         150,986              --      1,056,094
   Deferred income taxes                            7,888              --              --              --          7,888
   Investment in subsidiaries                   1,508,388          51,496                      (1,559,884)            --
   Other assets                                    53,540           5,079           1,682              --         60,301
                                             ------------    ------------    ------------    ------------   ------------
         Total assets                        $  1,606,912    $  1,410,055    $    268,544    $ (1,569,810)  $  1,715,701
                                             ============    ============    ============    ============   ============
    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                          $        273    $     40,384    $      8,623    $     (5,231)  $     44,049
   Current portion of long-term debt                   --          41,491              51              --         41,542
   Income taxes payable                            19,999          11,574           2,516              --         34,089
   Accrued expenses and other current
    liabilities                                    10,297          30,484          24,142              --         64,923
                                             ------------    ------------    ------------    ------------   ------------
         Total current liabilities                 30,569         123,933          35,332          (5,231)       184,603
                                             ------------    ------------    ------------    ------------   ------------
   Long-term debt                                      --         594,223              27              --        594,250
   Securities lending agreement                    53,540              --              --              --         53,540
   Deferred income taxes                           68,114          17,777           7,758              --         93,649
   Other liabilities                                3,959           1,304           1,147              --          6,410
   Net intercompany payable/(receivable)          104,478        (195,909)         93,297          (1,866)            --
   Commitments and contingent liabilities
   Shareholders' equity
      Preferred stock                                  --              --              --              --             --
      Common stock                                  1,054              --              --              --          1,054
      Equity rights                                    --              --              --              --             --
      Additional paid-in-capital                  248,097       1,436,394         123,490      (1,559,884)       248,097
      Retained earnings (deficit)               1,094,451        (567,667)         47,554          (2,829)       571,509
      Other comprehensive income                    2,650              --         (40,061)             --        (37,411)
      Treasury stock (at cost)                         --              --              --              --             --
                                             ------------    ------------    ------------    ------------   ------------
         Total shareholders' equity             1,346,252         868,727         130,983      (1,562,713)       783,249
                                             ------------    ------------    ------------    ------------   ------------
         Total liabilities and
           shareholders' equity              $  1,606,912    $  1,410,055    $    268,544   $  (1,569,810)  $  1,715,701
                                             ============    ============    ============    ============   ============

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

                                                       FOR THE YEAR ENDED SEPTEMBER 30, 2000
                                    ----------------------------------------------------------------------------
                                                                        NON
                                      APOGENT        GUARANTOR       GUARANTOR
                                    TECHNOLOGIES    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                    ------------    ------------    ------------    ------------    ------------
(In thousands)
Net sales                           $         --    $    761,723    $    146,223    $    (44,371)   $    863,575
Cost of sales                                 --         397,009          87,821         (43,385)        441,445
                                    ------------    ------------    ------------    ------------    ------------
      Gross profit                            --         364,714          58,402            (986)        422,130
Selling, general and
   administrative expenses                 9,563         184,749          34,829              --         229,141
                                    ------------    ------------    ------------    ------------    ------------
Operating income                          (9,563)        179,965          23,573            (986)        192,989
Other income (expense):
   Interest expense                          (78)        (43,888)         (5,484)             --         (49,450)
   Other, net                                776           1,439          (1,429)             --             786
                                    ------------    ------------    ------------    ------------    ------------
Income before income taxes,
   discontinued operations and
   extraordinary items                    (8,865)        137,516          16,660            (986)        144,325
Income taxes                              (2,595)         51,859           8,624            (287)         57,601
                                    ------------    ------------    ------------    ------------    ------------
Income from continuing operations
   before extraordinary items             (6,270)         85,657           8,036            (699)         86,724
Discontinued operations                   41,597              --              --              --          41,597
                                    ------------    ------------    ------------    ------------    ------------
Net income                          $     35,327    $     85,657    $      8,036    $       (699)   $    128,321
                                    ============    ============    ============    ============    ============

                                                          FOR THE YEAR ENDED SEPTEMBER 30, 1999
                                    ----------------------------------------------------------------------------
                                                                        NON
                                      APOGENT        GUARANTOR       GUARANTOR
                                    TECHNOLOGIES    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                    ------------    ------------    ------------    ------------    ------------
(In thousands)
Net sales                           $         --    $    638,886    $    109,883    $    (33,732)   $    715,037
Cost of sales                                 --         337,597          67,008         (31,526)        373,079
                                    ------------    ------------    ------------    ------------    ------------
      Gross profit                            --         301,289          42,875          (2,206)        341,958
Selling, general and
   administrative expenses                14,943         132,418          25,471              --         172,832
                                    ------------    ------------    ------------    ------------    ------------
Operating income                         (14,943)        168,871          17,404          (2,206)        169,126
Other income (expense):
   Interest expense                       (2,948)        (31,785)         (6,491)             --         (41,224)
   Other, net                                131            (585)            (56)             --            (510)
                                    ------------    ------------    ------------    ------------    ------------
Income before income taxes,
   discontinued operations and
   extraordinary items                   (17,760)        136,501          10,857          (2,206)        127,392
Income taxes                              (7,454)         50,916           6,820            (301)         49,981
                                    ------------    ------------    ------------    ------------    ------------
Income from continuing operations
   before extraordinary items            (10,306)         85,585           4,037          (1,905)         77,411
Discontinued operations                   47,965              --              --              --          47,965
                                    ------------    ------------    ------------    ------------    ------------
Income before extraordinary items         37,659          85,585           4,037          (1,905)        125,376
Extraordinary item                        17,171              --              --              --          17,171
                                    ------------    ------------    ------------    ------------    ------------
Net income                          $     54,830    $     85,585    $      4,037    $     (1,905)   $    142,547
                                    ============    ============    ============    ============    ============

                                                             FOR THE YEAR ENDED SEPTEMBER 30, 1998
                                         ---------------------------------------------------------------------------
                                                                             NON
                                           APOGENT        GUARANTOR       GUARANTOR
                                         TECHNOLOGIES    SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                         ------------    ------------    ------------   ------------    ------------
(In thousands)
Net sales ............................   $         --    $    490,145    $     93,803   $    (26,186)   $    557,762
Cost of sales ........................             --         260,599          55,999        (26,015)        290,583
                                         ------------    ------------    ------------   ------------    ------------
   Gross profit ......................             --         229,546          37,804           (171)        267,179
Selling, general and
   administrative expenses ...........         19,438         104,727          20,596             --         144,761
                                         ------------    ------------    ------------   ------------    ------------
Operating income .....................        (19,438)        124,819          17,208           (171)        122,418
Other income (expense):
   Interest expense ..................         (3,236)        (32,285)            251             --         (35,270)
   Other, net ........................            (44)           (452)            184             --            (312)
                                         ------------    ------------    ------------   ------------    ------------
Income before income taxes,
   discontinued operations and
   extraordinary items ...............        (22,718)         92,082          17,643           (171)         86,836
Income taxes .........................          3,081          26,929           4,733            (29)         34,714
                                         ------------    ------------    ------------   ------------    ------------
Income from continuing operations
   before extraordinary items ........        (25,799)         65,153          12,910           (142)         52,122
Discontinued operations ..............         23,921              --              --             --          23,921
                                         ------------    ------------    ------------   ------------    ------------
Net income ...........................   $     (1,878)   $     65,153    $     12,910   $       (142)   $     76,043
                                         ============    ============    ============   ============    ============

          CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS - (CONTINUED)

                                                                       For the Six Months Ended March 31, 2001
                                                                       ---------------------------------------
                                                                                         Non
                                                        Apogent       Guarantor      Guarantor
(In thousands)                                        Technologies   Subsidiaries   Subsidiaries   Eliminations    Consolidated
                                                      ------------   ------------   ------------   ------------    ------------
Net sales                                             $        --    $   410,439    $    79,517    $  (24,094)     $   465,862
Cost of sales                                                  --        216,009         46,604       (23,217)         239,396
                                                      -----------    -----------    -----------    ----------      -----------
        Gross profit                                           --        194,430         32,913          (877)         226,466
Selling, general and administrative expenses               16,035         85,189         18,572                        119,796
                                                      -----------    -----------    -----------    ----------      -----------
Operating income                                          (16,035)       109,241         14,341          (877)         106,670
Other income (expense):
        Interest expense                                       --        (24,377)           (15)           --          (24,392)
        Other, net                                          3,785          1,630           (398)           --            5,017
                                                      -----------    -----------    -----------    ----------      -----------
Income before income taxes, discontinued operations
    and extraordinary item                                (12,250)        86,494         13,928          (877)          87,295
Income taxes                                               (5,251)        34,598          5,571            --           34,918
                                                      -----------    -----------    -----------    ----------      -----------
Income from continuing operations before
    extraordinary item                                     (6,999)        51,896          8,357          (877)          52,377
Discontinued operations                                   (11,824)            --             --            --          (11,824)
                                                      -----------    -----------    -----------    ----------      -----------
Income before extraordinary item                          (18,823)        51,896          8,357          (877)          40,553
Extraordinary item                                             --           (745)            --            --             (745)
                                                      -----------    -----------    -----------    ----------      -----------
Net income                                            $   (18,823)   $    51,151    $     8,357    $     (877)     $    39,808
                                                      ===========    ===========    ===========    ==========      ===========



                                                                       For the Six Months Ended March 31, 2000
                                                                       ---------------------------------------
                                                                                         Non
                                                        Apogent       Guarantor      Guarantor
(In thousands)                                        Technologies   Subsidiaries   Subsidiaries   Eliminations    Consolidated
                                                      ------------   ------------   ------------   ------------    ------------
Net sales                                             $         --   $   371,656    $    71,982    $   (20,681)    $   422,957
Cost of sales                                                   --       193,390         42,541        (20,230)        215,701
                                                      ------------   -----------    -----------    -----------     -----------
        Gross profit                                            --       178,266         29,441           (451)        207,256
Selling, general and administrative expenses                 3,890        87,732         16,582             --         108,204
                                                      ------------   -----------    -----------    -----------     -----------
Operating income                                            (3,890)       90,534         12,859           (451)         99,052
Other income (expense):
        Interest expense                                        --       (23,835)           (60)            --         (23,895)
        Other, net                                             459           173           (726)            --             (94)
                                                      ------------   -----------    -----------    -----------     -----------
Income before income taxes and discontinued
  operations                                                (3,431)       66,872         12,073           (451)         75,063
Income taxes                                                (2,316)       26,749          4,829                         29,262
                                                      ------------   -----------    -----------    -----------     -----------
Income from continuing operations                           (1,115)       40,123          7,244           (451)         45,801
Discontinued operations                                     23,598            --             --             --          23,598
                                                      ------------   -----------    -----------    -----------     -----------
Net income                                            $     22,483   $    40,123    $     7,244    $      (451)    $    69,399
                                                      ============   ===========    ===========    ===========     ===========

          CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS


                                                                      For the Three Months Ended March 31, 2001
                                                                      -----------------------------------------
                                                                                         Non
                                                        Apogent       Guarantor      Guarantor
(In thousands)                                        Technologies   Subsidiaries   Subsidiaries   Eliminations    Consolidated
                                                      ------------   ------------   ------------   ------------    ------------
Net sales                                             $        --    $    213,689   $   44,594     $   (13,179)    $   245,104
Cost of sales                                                  --         111,386       26,204         (12,999)        124,591
                                                      -----------    ------------   ----------     -----------     -----------
        Gross profit                                           --         102,303       18,390            (180)        120,513
Selling, general and administrative expenses               11,417          42,354        9,909                          63,680
                                                      -----------    ------------   ----------     -----------     -----------
Operating income                                          (11,417)         59,949        8,481            (180)         56,833
Other income (expense):
        Interest expense                                       --         (11,864)          --              --         (11,864)
        Other, net                                          4,373           1,489         (514)             --           5,348
                                                      -----------    ------------   ----------     -----------     -----------
Income before income taxes and discontinued
  operations                                               (7,044)         49,574        7,967            (180)         50,317
Income taxes                                               (2,889)         19,830        3,187                          20,127
                                                      -----------    ------------   ----------     -----------     -----------
Income from continuing operations                          (4,155)         29,744        4,780            (180)         30,190
Discontinued operations                                      (838)             --           --              --            (838)
                                                      -----------    ------------   ----------     -----------     -----------
Net income                                            $    (4,993)   $     29,744   $    4,780     $      (180)    $    29,352
                                                      ===========    ============   ==========     ===========     ===========



                                                                      For the Three Months Ended March 31, 2000
                                                                      -----------------------------------------
                                                                                         Non
                                                        Apogent       Guarantor      Guarantor
(In thousands)                                        Technologies   Subsidiaries   Subsidiaries   Eliminations    Consolidated
                                                      ------------   ------------   ------------   ------------    ------------
Net sales                                             $         --   $    191,338   $    37,758      $ (11,022)    $   218,074
Cost of sales                                                   --         99,391        22,374        (10,856)        110,909
                                                      ------------   ------------   -----------      ---------     -----------
        Gross profit                                            --         91,947        15,384           (166)        107,165
Selling, general and administrative expenses                 2,535         43,383         8,286             --          54,204
                                                      ------------   ------------   -----------      ---------     -----------
Operating income                                            (2,535)        48,564         7,098           (166)         52,961
Other income (expense):
        Interest expense                                        --        (11,948)          (35)            --         (11,983)
        Other, net                                             487            319          (546)            --             260
                                                      ------------   ------------   -----------      ---------     -----------
Income before income taxes and discontinued
  operations                                                (2,048)        36,935         6,517           (166)         41,238
Income taxes                                                (1,483)        14,774         2,607             --          15,898
                                                      ------------   ------------   -----------      ---------     -----------
Income from continuing operations                             (565)        22,161         3,910           (166)         25,340
Discontinued operations                                     13,635             --            --             --          13,635
                                                      ------------   ------------   -----------      ---------     -----------
Net income                                            $     13,070   $     22,161   $     3,910      $    (166)    $    38,975
                                                      ============   ============   ===========      =========     ===========


CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                                   FOR THE YEAR ENDED SEPTEMBER 30, 2000
                                               ---------------------------------------------------------------------------
                                                                                   NON
                                                 APOGENT        GUARANTOR       GUARANTOR
                                               TECHNOLOGIES    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                               ------------    ------------    ------------    ------------   ------------
(In thousands)
Cash flows provided by operating
   activities: .............................   $      8,446    $    105,872    $      2,226    $         --   $    116,544
Cash flows from investing activities:
   Capital expenditures ....................         (1,007)        (33,823)         (7,663)             --        (42,493)
   Proceeds from sales of property,
      plant and equipment ..................             --             873              51              --            924
   Proceeds from sale of NPT ...............         (2,600)             --              --              --         (2,600)
   Net cash inflow from SDS ................         58,098              --              --              --         58,098
   Net payments for businesses
      acquired .............................        (82,348)       (130,992)          6,187              --       (207,153)
                                               ------------    ------------    ------------    ------------   ------------
      Net cash used in investing
        activities .........................        (27,857)       (163,944)         (1,425)             --       (193,224)
                                               ------------    ------------    ------------    ------------   ------------
Cash flows from financing activities:
   Proceeds from long-term debt ............             --         332,640              --              --        332,640
   Principal payments on long-term debt ....             --        (274,712)            (58)             --       (274,770)
   Securities lending agreement ............          3,544              --              --              --          3,544
   Proceeds from the exercise
      of stock options .....................         12,599              --              --              --         12,599
   Other ...................................          3,646              --              --              --          3,646
                                               ------------    ------------    ------------    ------------   ------------
      Net cash provided by
        financing activities ...............         19,789          57,928             (58)             --         77,659
Effect of exchange rate on cash
   and cash equivalents ....................             --              --            (969)             --           (969)
                                               ------------    ------------    ------------    ------------   ------------
Net increase (decrease) in
   cash and cash equivalents ...............            378            (144)           (224)             --             10
Cash and cash equivalents at
   beginning of year .......................          6,708          (2,433)          8,126              --         12,401
                                               ------------    ------------    ------------    ------------   ------------
Cash and cash equivalents at
   end of year .............................   $      7,086    $     (2,577)   $      7,902    $         --   $     12,411
                                               ============    ============    ============    ============   ============
Supplemental disclosures of cash flow
   information:
Cash paid during the year for:
   Interest ................................   $         --    $     55,509    $        324    $         --   $     55,833
                                               ============    ============    ============    ============   ============
   Income taxes ............................   $     40,544    $        319    $      1,549    $         --   $     42,412
                                               ============    ============    ============    ============   ============
Capital lease obligations incurred .........   $         --    $         25    $         --    $         --   $         25
                                               ============    ============    ============    ============   ============

                                                                           FOR THE YEAR ENDED SEPTEMBER 30, 1999
                                                        ---------------------------------------------------------------------------
                                                                                            NON
                                                          APOGENT        GUARANTOR       GUARANTOR
                                                        TECHNOLOGIES    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                        ------------    ------------    ------------    ------------   ------------
(In thousands)
Cash flows provided by (used in)
   operating activities: .............................  $      3,519    $    111,711    $       (128)   $         --   $    115,102
                                                        ------------    ------------    ------------    ------------   ------------
Cash flows from investing activities:
   Capital expenditures ..............................        (1,030)        (22,477)         (6,413)             --        (29,920)
   Security purchased ................................       (50,461)             --              --              --        (50,461)
   Proceeds from sales of property,
      plant and equipment ............................            --             787             158              --            945
   Proceeds from sale of NPT .........................        85,841              --              --              --         85,841
   Net cash inflow from SDS ..........................        47,962              --              --              --         47,962
   Net payments for businesses
      acquired .......................................      (143,907)       (104,375)         (1,641)             --       (249,923)
                                                        ------------    ------------    ------------    ------------   ------------
      Net cash used in investing
        activities ...................................       (61,595)       (126,065)         (7,896)             --       (195,556)
                                                        ------------    ------------    ------------    ------------   ------------
Cash flows from financing activities:
   Proceeds from long-term debt ......................            --         531,060              --              --        531,060
   Principal payments on long-term debt ..............            --        (515,737)            (13)             --       (515,750)
   Securities lending agreement ......................        50,461              --              --              --         50,461
   Proceeds from the exercise of
      stock options ..................................        10,691              --              --              --         10,691
   Other .............................................         1,930              --              --              --          1,930
                                                        ------------    ------------    ------------    ------------   ------------
      Net cash provided by (used in)
        financing activities .........................        63,082          15,323             (13)             --         78,392
Effect of exchange rate on cash
   and cash equivalents ..............................            --              --            (146)             --           (146)
                                                        ------------    ------------    ------------    ------------   ------------
Net increase (decrease) in cash
   and cash equivalents ..............................         5,006             969          (8,183)             --         (2,208)
Cash and cash equivalents at
   beginning of year .................................         1,702          (3,402)         16,309              --         14,609
                                                        ------------    ------------    ------------    ------------   ------------
Cash and cash equivalents at end
   of year ...........................................  $      6,708    $     (2,433)   $      8,126    $         --   $     12,401
                                                        ============    ============    ============    ============   ============
Supplemental disclosures of cash flow information:
Cash paid during the year for:
   Interest ..........................................  $         --    $     41,464    $        254    $         --   $     41,718
                                                        ============    ============    ============    ============   ============
   Income taxes ......................................  $     27,009    $      2,185    $      3,237    $         --   $     32,431
                                                        ============    ============    ============    ============   ============
Capital lease obligations incurred ...................  $        104    $        353    $         --    $         --   $        457
                                                        ============    ============    ============    ============   ============

                                                                 FOR THE YEAR ENDED SEPTEMBER 30, 1998
                                             ---------------------------------------------------------------------------
                                                                                 NON
                                               APOGENT        GUARANTOR       GUARANTOR
                                             TECHNOLOGIES    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             ------------    ------------    ------------    ------------   ------------
(In thousands)
Cash flows provided by
   operating activities: .................   $    123,165    $    (32,882)   $     14,372    $         --   $    104,655
                                             ------------    ------------    ------------    ------------   ------------
Cash flows from investing activities:
   Capital expenditures ..................         (2,223)        (23,959)         (6,615)             --        (32,797)
   Proceeds from sales of property,
      plant and equipment ................             --           5,087              42              --          5,129
   Net cash inflow from outflow
      to SDS .............................        (28,131)             --              --              --        (28,131)
   Net payments for businesses
      acquired ...........................       (111,805)        (79,961)           (251)             --       (192,017)
                                             ------------    ------------    ------------    ------------   ------------
      Net cash used in investing
        activities .......................       (142,159)        (98,833)         (6,824)             --       (247,816)
                                             ------------    ------------    ------------    ------------   ------------
Cash flows from financing activities:
   Proceeds from long-term debt ..........             --         100,000              --              --        100,000
   Principal payments on
      long-term debt .....................             --         (19,559)             (3)             --        (19,562)
   Proceeds from the exercise of
      stock options ......................         12,985              --              --              --         12,985
   Proceeds--revolving credit
      facility ...........................             --         291,960              --              --        291,960
   Principal payments--revolving
      credit facility ....................             --        (243,960)             --              --       (243,960)
   Other .................................            164              --              --              --            164
                                             ------------    ------------    ------------    ------------   ------------
      Net cash provided by (used in)
        financing activities .............         13,149         128,441              (3)             --        141,587
Effect of exchange rate on cash
   and cash equivalents ..................             --              --             429              --            429
                                             ------------    ------------    ------------    ------------   ------------
Net (decrease) increase in cash
   and cash equivalents ..................         (5,845)         (3,274)          7,974              --         (1,145)
Cash and cash equivalents at
   beginning of year .....................          7,547            (128)          8,335              --         15,754
                                             ------------    ------------    ------------    ------------   ------------
Cash and cash equivalents at
   end of year ...........................   $      1,702    $     (3,402)   $     16,309    $         --   $     14,609
                                             ============    ============    ============    ============   ============
Supplemental disclosures of cash
   flow information:
   Cash paid during the year for:
      Interest ...........................   $         --    $     32,283    $        362    $         --   $     32,645
                                             ============    ============    ============    ============   ============
      Income taxes .......................   $     13,476    $        835    $      6,151    $         --   $     20,462
                                             ============    ============    ============    ============   ============
Capital lease obligations incurred .......   $         --    $        183    $         --    $         --   $        183
                                             ============    ============    ============    ============   ============



        CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                                            For the Six Months Ended March 31, 2001
                                                                            ---------------------------------------
                                                                                              Non
                                                              Apogent       Guarantor      Guarantor
(In thousands)                                              Technologies    Subsidiaries  Subsidiaries   Eliminations   Consolidated
--------------                                              ------------    ------------  -----------    ------------   ------------
Cash flows (used in) provided by operating activities:         $ (52,215)    $ 111,617     $   5,867     $        --      $  65,269
                                                               ---------     ---------     ---------     -----------      ---------
Cash flows from investing activities:
    Capital expenditures                                          (6,738)      (13,712)       (3,721)             --        (24,171)
    Proceeds from sales of property, plant and equipment           9,679         1,017            35              --         10,731
    Net cash inflow from SDS                                      46,394            --            --              --         46,394
    Net payments for businesses acquired                              --       (51,206)           --              --        (51,206)
                                                               ---------     ---------     ---------     -----------      ---------
        Net cash provided by (used in) investing activities       49,335       (63,901)       (3,686)             --        (18,252)
                                                               ---------     ---------     ---------     -----------      ---------
Cash flows from financing activities:
    Proceeds from long-term debt                                      --       693,159            --              --        693,159
    Principal payments on long-term debt                              --      (739,629)          (23)             --       (739,652)
    Proceeds from the exercise of stock options                    2,304            --            --              --          2,304
    Other                                                         (1,042)       (3,900)           --              --         (4,942)
                                                               ---------     ---------     ---------     -----------      ---------
        Net cash provided by (used in) financing activities        1,262       (50,370)          (23)             --        (49,131)
Effect of exchange rate on cash and cash equivalents                  --            --         1,816              --          1,816
                                                               ---------     ---------     ---------     -----------      ---------
Net (decrease) increase in cash and cash equivalents              (1,618)       (2,654)        3,974              --           (298)
Cash and cash equivalents at beginning of year                     7,086        (2,577)        7,902              --         12,411
                                                               ---------     ---------     ---------     -----------      ---------
Cash and cash equivalents at end of period                     $   5,468     $  (5,231)    $  11,876     $        --      $  12,113
                                                               =========     =========     =========     ===========      =========
Supplemental disclosures of cash flow information
Cash paid during the period for:
    Interest                                                   $      --     $  25,410     $     255     $        --      $  25,665
                                                               =========     =========     =========     ===========      =========
    Income taxes                                               $  21,147     $      --     $      --     $        --      $  21,147
                                                               =========     =========     =========     ===========      =========
Capital lease obligations incurred                             $      --     $      --     $      --     $        --      $      --
                                                               =========     =========     =========     ===========      =========

        CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS - (CONTINUED)

                                                                             For the Six Months Ended March 31, 2000
                                                              ---------------------------------------------------------------------
                                                                                              Non
                                                                 Apogent     Guarantor     Guarantor
(In thousands)                                                Technologies  Subsidiaries  Subsidiaries  Eliminations   Consolidated
--------------                                                ------------  ------------  ------------  ------------   ------------
Cash flows provided by (used in) operating activities:         $  38,316     $    (367)    $  (1,352)    $     --        $  36,597
Cash flows from investing activities:
    Capital expenditures                                            (418)      (16,257)       (2,093)          --          (18,768)
    Proceeds from sales of property, plant and equipment              --           280             9           --              289
    Proceeds from sale of NPT                                     (2,600)           --            --           --           (2,600)
    Net cash inflow from SDS                                      40,877            --            --           --           40,877
    Net payments for businesses acquired                         (82,348)      (43,422)        4,106           --         (121,664)
                                                               ---------     ---------     ---------     --------        ---------
        Net cash (used in) provided by investing activities      (44,489)      (59,399)        2,022           --         (101,866)
                                                               ---------     ---------     ---------     --------        ---------
Cash flows from financing activities:
    Proceeds from long-term debt                                      --       192,000            --           --          192,000
    Principal payments on long-term debt                              --      (134,055)          (28)          --         (134,083)
    Proceeds from the exercise of stock options                    4,645            --            --           --            4,645
    Other                                                         (1,033)       (2,063)          223           --           (2,873)
                                                               ---------     ---------     ---------     --------        ---------
        Net cash provided by financing activities                  3,612        55,882           195           --           59,689
Effect of exchange rate on cash and cash equivalents                  --            --          (433)          --             (433)
                                                               ---------     ---------     ---------     --------        ---------
Net (decrease) increase in cash and cash equivalents              (2,561)       (3,884)          432           --           (6,013)
Cash and cash equivalents at beginning of year                     6,708        (2,433)        8,126           --           12,401
                                                               ---------     ---------     ---------     --------        ---------
Cash and cash equivalents at end of period                     $   4,147     $  (6,317)    $   8,558     $     --        $   6,388
                                                               =========     =========     =========     ========        =========
Supplemental disclosures of cash flow information
Cash paid during the year for:
    Interest                                                   $      --     $  33,477     $     162     $     --        $  33,639
                                                               =========     =========     =========     ========        =========
    Income taxes                                               $  32,775     $      --     $      54     $     --        $  32,829
                                                               =========     =========     =========     ========        =========
Capital lease obligations incurred                             $      --     $      43     $      --     $     --        $      43
                                                               =========     =========     =========     ========        =========

                                                                         ANNEX A

                   FORM OF TRANSFEREE LETTER OF REPRESENTATION

Apogent Technologies Inc.
c/o The Bank of New York
One Wall Street
New York, NY  10286

Dear Sirs:

This certificate is delivered to request a transfer of $ principal amount of the 8% Senior Notes Due 2011 (the "Notes") of Apogent Technologies Inc. (the "Company").

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clause (d), (e) or
(f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                   Transferee:

                                   By:
                                      ---------------------------------------

                      [This Page Intentionally Left Blank]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Wisconsin Law. Apogent Technologies Inc. is incorporated under the Wisconsin Business Corporation Law (the "WBCL").

         Under Section 180.0851(1) of the WBCL, Apogent is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Apogent Technologies Inc. In all other cases, Apogent is required by
Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Apogent, unless it is determined that he or she breached or failed to perform a duty owed to Apogent and the breach or failure to perform constitutes:

          o a willful failure to deal fairly with Apogent or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

          o a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

          o a transaction from which the director or officer derived an improper personal profit; or

          o    willful misconduct.

Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Apogent's articles of incorporation, bylaws, any written agreement or a resolution of the board of directors or shareholders.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

         Under Section 180.0833 of the WBCL, directors of Apogent against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

         Bylaws. Article VIII of Apogent's bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL.

Furthermore, certain officers of Apogent are also officers of subsidiaries of Apogent and, as a result, such officers may be entitled to indemnification pursuant to provisions of such subsidiaries' governing corporate laws, articles of incorporation and bylaws. Apogent has also executed an indemnity agreement with each of its directors and certain of its officers which provides certain indemnity rights to such individuals.

         Insurance. Directors and officers of Apogent are covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers, including liabilities under the Securities Act of 1933.

ITEM 21. EXHIBITS.

         See Exhibit Index following the Signatures page in this registration statement, which Exhibit Index is incorporated herein by reference.

ITEM 22. UNDERTAKINGS.

         The undersigned registrant hereby undertakes (in accordance with the corresponding lettered undertakings in Item 512 of Regulation S-K):

         (a) Rule 415 Offering. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                  (g)(1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.



                  (2) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding , or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted t directors, officers and controlling persons of the registrant pursuant to the provisions referred to in
Item 20 of this Registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby further undertakes (in accordance with the corresponding lettered undertakings in Item 22 of Form S-4):

                  (b) To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                  (c) To supply by means of a post-effect amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                       APOGENT TECHNOLOGIES INC.


                                       By: /s/ Frank H. Jellinek, Jr.
                                           -------------------------------------
                                           Frank H. Jellinek, Jr.
                                           President and Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


      Signature                                 Title
      ---------                                 -----
/s/ Frank H. Jellinek, Jr.**       President and Chief Executive Officer and
-----------------------------      Director (principal executive officer of the
Frank H. Jellinek, Jr.             registrant)

/s/ Jeffrey C. Leathe**            Executive Vice President-Finance, Chief
-----------------------------      Financial Officer and Treasurer (principal
Jeffrey C. Leathe                  financial officer and principal accounting
                                   officer of the registrant)

/s/ Don H. Davis, Jr.**            Director
-----------------------------
Don H. Davis, Jr.

/s/ Christopher L. Doerr**         Director
-----------------------------
Christopher L. Doerr

/s/ R. Jeffrey Harris**            Director
-----------------------------
R. Jeffrey Harris

/s/ Stephen R. Hardis**            Director
-----------------------------
Stephen R. Hardis


/s/ William U. Parfet**            Director
-----------------------------
William U. Parfet

/s/ Joe L. Roby**                  Director
-----------------------------
Joe L. Roby

/s/ Richard W. Vieser**            Director
-----------------------------
Richard W. Vieser

/s/ Kenneth F. Yontz**             Director
-----------------------------
Kenneth F. Yontz



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       -----------------------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                            Apogent Finance Company



                                            By: /s/ Michael K. Bresson
                                               ---------------------------------
                                               Michael K. Bresson
                                               Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


           Signature                                       Title
           ---------                                       -----

/s/ Jeffrey C. Leathe**
-----------------------------------      President and Treasurer (principal executive officer,
Jeffrey C. Leathe                        principal financial officer and principal accounting
                                         officer of the registrant)

/s/ Frank H. Jellinek, Jr.**
-----------------------------------      Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
-----------------------------------      Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
-----------------------------------      Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       ----------------------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                        Applied Biotech, Inc.



                                        By: /s/ Michael K. Bresson
                                           -------------------------------------
                                           Michael K. Bresson
                                           Authorized Officer




         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


               Signature                                Title
               ---------                                -----

/s/ Craig Tuttle**
------------------------------------   President (principal executive officer of the
Craig Tuttle                           registrant)

/s/ Jeffrey C. Leathe**
------------------------------------   Treasurer (principal financial officer of the
Jeffrey C. Leathe                      registrant)

/s/ Dale Hill
------------------------------------   Controller (principal accounting officer of the
Dale Hill                              registrant)

/s/ Frank H. Jellinek, Jr.**
------------------------------------   Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
------------------------------------   Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
------------------------------------   Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       ---------------------------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to the Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                              Barnstead Thermolyne Corporation



                                              By: /s/ Michael K. Bresson
                                                 -------------------------------
                                                  Michael K. Bresson
                                                  Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


           Signature                                     Title
           ---------                                     -----

/s/ Duncan Ross**
------------------------------------   President (principal executive officer of the
Duncan Ross                            registrant)

/s/ Jeffrey C. Leathe**
------------------------------------   Treasurer (principal financial officer of the
Jeffrey C. Leathe                      registrant)

/s/ Brenda K. Hoefler**
------------------------------------   Vice President-Finance (principal accounting officer of
Brenda K. Hoefler                      the registrant)

/s/ Frank H. Jellinek, Jr.**
------------------------------------   Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
------------------------------------   Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
------------------------------------   Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       -----------------------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                                 BioRobotics, Inc.



                                                 By:  /s/ Michael K. Bresson
                                                    ----------------------------
                                                    Michael K. Bresson
                                                    Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


           Signature                                       Title
           ---------                                       -----

/s/ Gary E. Nelson**
-----------------------------------       President (principal executive officer of the
Gary E. Nelson                            registrant)

/s/ Jeffrey C. Leathe**
-----------------------------------       Treasurer (principal financial officer of the
Jeffrey C. Leathe                         registrant)

/s/ John L. Stowell**
-----------------------------------       Vice President-Finance (principal accounting officer of
John L. Stowell                           the registrant)

/s/ Frank H. Jellinek, Jr.**
-----------------------------------       Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
-----------------------------------       Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
-----------------------------------       Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       -----------------------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City f Portsmouth, State of New Hampshire, on July 2, 2001.



                                             Chase Scientific Glass, Inc.



                                             By:  /s/ Michael K. Bresson
                                                --------------------------------
                                                Michael K. Bresson
                                                Authorized Officer




         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


          Signature                                  Title
          ---------                                  -----


/s/ Stephen Munzer**
--------------------------------     President (principal executive officer of the
Stephen Munzer                       registrant)

/s/ Jeffrey C. Leathe**
--------------------------------     Treasurer (principal financial officer of the
Jeffrey C. Leathe                    registrant)

/s/ David Bales**
--------------------------------     Vice President-Finance (principal financial officer of
David Bales                          the registrant)

/s/ Frank H. Jellinek, Jr.**
--------------------------------     Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
--------------------------------     Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
--------------------------------     Director
Michael K. Bresson

* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       --------------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                              Consolidated Technologies, Inc.



                                              By:  /s/ Michael K. Bresson
                                                  ------------------------------
                                                   Michael K. Bresson
                                                   Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


            Signature                                       Title
            ---------                                       -----

/s/ Yuh-geng Tsay**
----------------------------------        President (principal executive officer of the
Yuh-geng Tsay                             registrant)

/s/ Jeffrey C. Leathe**
----------------------------------        Treasurer (principal financial officer
Jeffrey C. Leathe                         of the registrant)

/s/ Linda M. Lechner**
----------------------------------        Controller (principal accounting officer of
Linda M. Lechner                          the registrant)

/s/ Frank H. Jellinek, Jr.**
----------------------------------        Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
----------------------------------        Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
----------------------------------        Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       -----------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                         Erie Scientific Company



                                         By:  /s/ Michael K. Bresson
                                             ------------------------------
                                              Michael K. Bresson
                                              Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


          Signature                                             Title
          ---------                                             -----

/s/ Mark F. Stuppy**
------------------------------------       President (principal executive officer of the registrant)
Mark F. Stuppy

/s/ Jeffrey C. Leathe**
------------------------------------       Executive Vice President and Treasurer (principal
Jeffrey C. Leathe                          financial officer and principal accounting officer of
                                           the registrant)

/s/ Gerald Prior**
------------------------------------       Controller (principal accounting officer of the registrant)
Gerald Prior

/s/ Frank H. Jellinek, Jr.**
------------------------------------       Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
------------------------------------       Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
------------------------------------       Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       -----------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                         Erie Scientific Company of Puerto Rico



                                         By:  /s/ Michael K. Bresson
                                             ------------------------------
                                              Michael K. Bresson
                                              Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


         Signature                                           Title
         ---------                                           -----
/s/ Frank H. Jellinek, Jr.**
------------------------------------       Chairman of the Board & President (principal executive
Frank H. Jellinek, Jr.                     officer of the registrant)

/s/ Jeffrey C. Leathe**
------------------------------------       Treasurer (principal financial officer of the
Jeffrey C. Leathe                          registrant)

/s/ Gerald Prior**
------------------------------------       Controller (principal accounting officer of the
Gerald Prior                               registrant)

/s/ Frank H. Jellinek, Jr.**
------------------------------------       Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
------------------------------------       Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
------------------------------------       Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       -----------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.




                                         Erie UK Holding Company




                                         By:  /s/ Michael K. Bresson
                                             ------------------------------
                                              Michael K. Bresson
                                              Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*



          Signature                                         Title
          ---------                                         -----
/s/ Jeffrey C. Leathe**
-------------------------------        President and Treasurer (principal executive officer,
Jeffrey C. Leathe                      principal financial officer and principal accounting
                                       officer of the registrant)

/s/ Frank H. Jellinek, Jr.**
-------------------------------        Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
-------------------------------        Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
-------------------------------        Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       -----------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                         Ever Ready Thermometer Co., Inc.




                                         By:  /s/ Michael K. Bresson
                                             ------------------------------
                                              Michael K. Bresson
                                              Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


           Signature                                         Title
           ---------                                         -----

/s/ Jeffrey C. Leathe**
---------------------------------       President and Treasurer (principal executive officer and
Jeffrey C. Leathe                       principal financial officer of the registrant)

/s/ Vito LiLoia**
---------------------------------       Accounting Manager (principal accounting officer of the
Vito LiLoia                             registrant)

/s/ Frank H. Jellinek, Jr.**
---------------------------------       Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
---------------------------------       Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
---------------------------------       Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       -----------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                         Genevac Inc.



                                         By:  /s/ Michael K. Bresson
                                             ------------------------------
                                              Michael K. Bresson
                                              Authorized Officer






         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


          Signature                                         Title
          ---------                                         -----

/s/ Harry Cole**
--------------------------------------    President (principal executive officer of the
Harry Cole                                registrant)

/s/ Jeffrey C. Leathe**
--------------------------------------    Treasurer (principal financial officer of the
Jeffrey C. Leathe                         registrant)

/s/ Debra Hall**
--------------------------------------    General Manager (principal accounting officer of the
Debra Hall                                registrant)

/s/ Frank H. Jellinek, Jr.**
--------------------------------------    Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
--------------------------------------    Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
--------------------------------------    Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       -----------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                         Lab-Line Instruments, Inc.



                                         By:  /s/ Michael K. Bresson
                                             ------------------------------
                                              Michael K. Bresson
                                              Authorized Officer






         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


              Signature                                Title
              ---------                                -----
/s/ Timothy B. Weiss**
-------------------------------        President (principal executive officer of the
Timothy B. Weiss                       registrant)

/s/ Jeffrey C. Leathe**
-------------------------------        Treasurer (principal financial officer of the
Jeffrey C. Leathe                      registrant)

/s/ Philip T. Reid**
-------------------------------        Controller (principal accounting officer of the
Philip T. Reid                         registrant)

/s/ Frank H. Jellinek, Jr.**
-------------------------------        Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
-------------------------------        Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
-------------------------------        Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       -----------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                         Lab Vision Corporation



                                         By:  /s/ Michael K. Bresson
                                             ------------------------------
                                              Michael K. Bresson
                                              Authorized Officer






         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


           Signature                                   Title
           ---------                                   -----

/s/ Glenn K. Takayama**
------------------------------      President (principal executive officer of the
Glenn K. Takayama                   registrant)

/s/ Jeffrey C. Leathe**
------------------------------      Treasurer (principal financial officer of the registrant)
Jeffrey C. Leathe

/s/ Brian Wood**
------------------------------      Chief Financial Officer (principal accounting officer of
Brian Wood                          the registrant)

/s/ Frank H. Jellinek, Jr.**
------------------------------      Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
------------------------------      Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
------------------------------      Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       -----------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                             Matrix Technologies Corporation



                                             By: /s/ Michael K. Bresson
                                                 ------------------------------
                                                 Michael K. Bresson
                                                 Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


         Signature                                           Title
         ---------                                           -----

/s/ Gary E. Nelson**
-----------------------------------     President (principal executive officer of the
Gary E. Nelson                          registrant)

/s/ Jeffrey C. Leathe**
-----------------------------------     Treasurer (principal financial officer of the
Jeffrey C. Leathe                       registrant)

/s/ John L. Stowell**
-----------------------------------     Chief Financial Officer (principal accounting officer of
John L. Stowell                         the registrant)

/s/ Frank H. Jellinek, Jr.**
-----------------------------------     Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
-----------------------------------     Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
-----------------------------------     Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.



**By: /s/ Michael K. Bresson
      ------------------------------
      Michael K. Bresson
      Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                           Microgenics Corporation



                                           By:   /s/ Michael K. Bresson
                                                ------------------------------
                                                Michael K. Bresson
                                                Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


          Signature                              Title
          ---------                              -----

/s/  Yuh-geng Tsay**
----------------------------------  President (principal executive officer of the
Yuh-geng Tsay                       registrant)

/s/  Jeffrey C. Leathe**
----------------------------------  Treasurer (principal financial officer of the
Jeffrey C. Leathe                   registrant)

/s/  Linda M. Lechner**
----------------------------------  Vice President Administration and Chief Financial
Linda M. Lechner                    Officer (principal accounting officer of the registrant)

/s/  Frank H. Jellinek, Jr.**
----------------------------------  Director
Frank H. Jellinek, Jr.

/s/  Jeffrey C. Leathe**
----------------------------------  Director
Jeffrey C. Leathe

/s/  Michael K. Bresson
----------------------------------  Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       ------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                             Molecular BioProducts, Inc.



                                             By: /s/ Michael K. Bresson
                                                 ------------------------------
                                                 Michael K. Bresson
                                                 Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


        Signature                                Title
        ---------                                -----

/s/  Robert Arnold**
------------------------------   President (principal executive officer of the
Robert Arnold                    registrant)

/s/  Jeffrey C. Leathe**
------------------------------   Treasurer (principal financial officer of the
Jeffrey C. Leathe                registrant)

/s/  Angela M. Egner**
------------------------------   Controller (principal accounting officer of the
Angela M. Egner                  registrant)

/s/  Frank H. Jellinek, Jr.**
------------------------------   Director
Frank H. Jellinek, Jr.

/s/  Jeffrey C. Leathe**
------------------------------   Director
Jeffrey C. Leathe

/s/  Michael K. Bresson
------------------------------   Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

**By: /s/ Michael K. Bresson
      ------------------------------
      Michael K. Bresson
      Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                           Nalge Nunc International Corporation



                                             By: /s/ Michael K. Bresson
                                                 ------------------------------
                                                 Michael K. Bresson
                                                 Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


             Signature                                 Title
             ---------                                 -----
/s/ Verner Andersen**
--------------------------------    Chief Executive Officer (principal executive officer of
Verner Andersen                     the registrant)

/s/ Jeffrey C. Leathe**
--------------------------------    Treasurer (principal financial officer of the
Jeffrey C. Leathe                   registrant)

/s/ Jean C. Mucenski**
--------------------------------    Vice President - Finance (principal accounting officer
Jean C. Mucenski                    of the registrant)

/s/ Frank H. Jellinek, Jr.**
--------------------------------    Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
--------------------------------    Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
--------------------------------    Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       ------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                             National Scientific Company



                                             By: /s/ Michael K. Bresson
                                                 ------------------------------
                                                 Michael K. Bresson
                                                 Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


            Signature                               Title
            ---------                               -----

/s/ Craig Jack**
-----------------------------------     President (principal executive officer of the
Craig Jack                              registrant)

/s/ Jeffrey C. Leathe**
-----------------------------------     Treasurer (principal financial officer of the
Jeffrey C. Leathe                       registrant)

/s/ Jean C. Mucenski**
-----------------------------------     Vice President - Finance (principal accounting officer
Jean C. Mucenski                        of the registrant)

/s/ Frank H. Jellinek, Jr.**
-----------------------------------     Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
-----------------------------------     Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
-----------------------------------     Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       ------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                           The Naugatuck Glass Company



                                             By: /s/ Michael K. Bresson
                                                 ------------------------------
                                                 Michael K. Bresson
                                                 Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


           Signature                             Title
           ---------                             -----

/s/ Harold A. Racevicius**
-----------------------------------    President (principal executive officer of the
Harold A. Racevicius                   registrant)

/s/ Jeffrey C. Leathe**
-----------------------------------    Treasurer (principal financial officer of the
Jeffrey C. Leathe                      registrant)

/s/ Harry X. Cashin, III**
-----------------------------------    Director of Finance (principal accounting officer
Harry X. Cashin, III                   of the registrant)

/s/ Frank H. Jellinek, Jr.**
-----------------------------------    Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
-----------------------------------    Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
-----------------------------------    Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       ------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                             NERL Diagnostics Corporation



                                             By: /s/ Michael K. Bresson
                                                 ------------------------------
                                                 Michael K. Bresson
                                                 Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


            Signature                                 Title
            ---------                                 -----

/s/ Donald H. McGlory, Jr.**
----------------------------------      President (principal executive officer of the
Donald H. McGlory, Jr.                  registrant)

/s/ Jeffrey C. Leathe**
----------------------------------      Treasurer (principal financial officer of the
Jeffrey C. Leathe                       registrant)

/s/ Douglas Fisher**
----------------------------------      Controller/Operations Manager (principal
Douglas Fisher                          accounting officer of the registrant)

/s/ Frank H. Jellinek, Jr.**
----------------------------------      Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
----------------------------------      Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
----------------------------------      Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       ------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                           Owl Separation Systems, Inc.



                                             By: /s/ Michael K. Bresson
                                                 ------------------------------
                                                 Michael K. Bresson
                                                 Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


           Signature                               Title
           ---------                               -----

/s/  Stephen Norton**
-----------------------------       President (principal executive officer of the
Stephen Norton                      registrant)

/s/  Jeffrey C. Leathe**
-----------------------------       Treasurer (principal financial officer of the
Jeffrey C. Leathe                   registrant)

/s/  Keith Blessington**
-----------------------------       Manager of Accounting (principal accounting officer
Keith Blessington                   of the registrant)

/s/  Frank H. Jellinek, Jr.**
-----------------------------       Director
Frank H. Jellinek, Jr.

/s/  Jeffrey C. Leathe**
-----------------------------       Director
Jeffrey C. Leathe

/s/  Michael K. Bresson
-----------------------------       Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       ------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                             Remel Inc.*





                                             By: /s/ Michael K. Bresson
                                                 ------------------------------
                                                 Michael K. Bresson
                                                 Authorized Officer






         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.**



       Signature                                  Title
       ---------                                  -----

/s/  Susan Garay***
-------------------------------    President (principal executive officer of the
Susan Garay                        registrant)

/s/  Jeffrey C. Leathe***
-------------------------------    Treasurer (principal financial officer
Jeffrey C. Leathe                  of the registrant)

/s/  Rick Bradshaw***
-------------------------------    Director of Finance (principal accounting
Rick Bradshaw                      officer of the registrant)

/s/  Frank H. Jellinek, Jr.***
-------------------------------    Director
Frank H. Jellinek, Jr.

/s/  Jeffrey C. Leathe***
-------------------------------    Director
Jeffrey C. Leathe

/s/  Michael K. Bresson
-------------------------------    Director
Michael K. Bresson



* Alexon-Trend, Inc., which was previously a Guarantor Subsidiary, merged into Remel Inc., effective June 30, 2001, with Remel Inc. being the surviving corporation.

**  Each of these signatures is affixed as of July 2, 2001.

*** By: /s/ Michael K. Bresson
       ------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                               Richard-Allan Scientific Company



                                             By: /s/ Michael K. Bresson
                                                 ------------------------------
                                                 Michael K. Bresson
                                                 Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


        Signature                          Title
        ---------                          -----


/s/ Peter Scheu**
---------------------------------     President (principal executive officer of the
Peter Scheu                           registrant)

/s/ Jeffrey C. Leathe**
---------------------------------     Treasurer (principal financial officer of the
Jeffrey C. Leathe                     registrant)

/s/ Brian Wood**
---------------------------------     Vice President - Finance (principal accounting officer
Brian Wood                            of the registrant)

/s/ Frank H. Jellinek, Jr.**
---------------------------------     Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
---------------------------------     Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
---------------------------------     Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       ------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                            Robbins Scientific Corporation



                                             By: /s/ Michael K. Bresson
                                                 ------------------------------
                                                 Michael K. Bresson
                                                 Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


         Signature                                  Title
         ---------                                  -----

/s/ Paul B. Robbins**
----------------------------------   President (principal executive officer of the
Paul B. Robbins                      registrant)

/s/ Jeffrey C. Leathe**
----------------------------------   Treasurer (principal financial officer of the
Jeffrey C. Leathe                    registrant)

/s/ Cheryle Peikert**
----------------------------------   Controller (principal accounting officer of the
Cheryle Peikert                      registrant)

/s/ Frank H. Jellinek, Jr.**
----------------------------------   Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
----------------------------------   Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
----------------------------------   Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       ------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                             Samco Scientific Corporation



                                             By: /s/ Michael K. Bresson
                                                 ------------------------------
                                                 Michael K. Bresson
                                                 Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


        Signature                                   Title
        ---------                                   -----

/s/ Mark F. Stuppy**
----------------------------------       President (principal executive officer of the
Mark F. Stuppy                           registrant)

/s/ Jeffrey C. Leathe**
----------------------------------       Treasurer (principal financial officer
Jeffrey C. Leathe                        of the registrant)

/s/ Harry Manoushagian**
----------------------------------       Controller (principal accounting officer
Harry Manoushagian                       of the registrant)

/s/ Frank H. Jellinek, Jr.**
----------------------------------       Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
----------------------------------       Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
----------------------------------       Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       ------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                                 Sybron Transition Corp.



                                             By: /s/ Michael K. Bresson
                                                 ------------------------------
                                                 Michael K. Bresson
                                                 Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


              Signature                               Title
              ---------                               -----

/s/ Frank H. Jellinek, Jr.**
-----------------------------------       President (principal executive officer of the
Frank H. Jellinek, Jr.                    registrant)

/s/ Jeffrey C. Leathe**
-----------------------------------       Vice President and Treasurer (principal financial
Jeffrey C. Leathe                         officer and principal accounting officer of the
                                          registrant)

/s/ Frank H. Jellinek, Jr.**
-----------------------------------       Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
-----------------------------------       Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
-----------------------------------       Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       ------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on July 2, 2001.



                                            Vacuum Process Technology, Inc.



                                             By: /s/ Michael K. Bresson
                                                 ------------------------------
                                                 Michael K. Bresson
                                                 Authorized Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


          Signature                                 Title
          ---------                                 -----

/s/ Steven C. Eriksson**
---------------------------------     President (principal executive officer of the registrant)
Steven C. Eriksson

/s/ Jeffrey C. Leathe**
---------------------------------     Treasurer (principal financial officer
Jeffrey C. Leathe                     of the registrant)

/s/ Thomas Lawler**
---------------------------------     Controller (principal accounting officer
Thomas Lawler                         of the registrant)

/s/ Frank H. Jellinek, Jr.**
---------------------------------     Director
Frank H. Jellinek, Jr.

/s/ Jeffrey C. Leathe**
---------------------------------     Director
Jeffrey C. Leathe

/s/ Michael K. Bresson
---------------------------------     Director
Michael K. Bresson



* Each of these signatures is affixed as of July 2, 2001.

** By: /s/ Michael K. Bresson
       ------------------------------
       Michael K. Bresson
       Attorney-in-Fact, pursuant to Power of Attorney

                            APOGENT TECHNOLOGIES INC.
                (THE "REGISTRANT") AND ITS GUARANTOR SUBSIDIARIES
                          (COMMISSION FILE NO. 1-11091)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-4 REGISTRATION STATEMENT


                                                                                                           INCLUDED      FILED WITH
EXHIBIT                                                       INCORPORATED HEREIN                         IN ORIGINAL    AMENDMENT
NUMBER                   DESCRIPTION                            BY REFERENCE TO                             FILING         NO. 1
------                   -----------                            ---------------                           -----------    ----------
3.1(a)           Composite Restated Articles of          Exhibit 4.1 to the Registrant's
                 Incorporation of the Registrant, as     Registration Statement on Form S-8
                 amended through February 5, 2001 to     (333-47015). The amendments approved
                 change the name of the Registrant to    by the Shareholders on January 31, 2001
                 Apogent Technologies Inc. and           are incorporated by reference from the
                 increase the size of the board  from    Registrant's Proxy Statement dated
                 between six and nine to between six     December 29, 2000 for the Annual Meeting
                 and twelve directors                    of Shareholders

3.1(b)           Articles of Amendment containing
                 Certificate of Designation,
                 Preferences and Rights of Series A
                 Preferred Stock
                                                         Exhibit 3.1(b) to the Registrant's Form
3.2              Bylaws of the Registrant, as amended    10-K for the fiscal year ended
                 as of January 30, 2001 to amend         September 30, 2000.
                 Section 3.01 to reflect the increase
                 in the maximum number of directors to
                 twelve                                  Exhibit 3.2 to the Registrant's Form 10-Q
                                                         for the period ended December 31, 2000.
4.1              Indenture, dated April 4, 2001,
                 between Apogent Technologies Inc.,
                 the Subsidiary Guarantor parties
                 thereto, and The Bank of New York, as
                 Trustee                                 Exhibit 4.1 to the Registrant's Form 10-Q
                                                         for the period ended March 31, 2001.
4.2              Exchange and Registration Rights
                 Agreement, dated as of April 4, 2001,
                 among Apogent Technologies Inc.,
                 Subsidiary Guarantors and Chase
                 Securities Inc., Bank of America        Exhibit 4.2 to the Registrant's Form 10-Q
                 Securities LLC, Banc One Capital        for the period ended March 31, 2001.
                 Markets Inc., Credit Suisse First
                 Boston Corporation and First Union
                 Securities Inc. (collectively, as
                 Initial Purchasers)

4.3              Purchase Agreement, dated March 30,                                                           X
                 2001, between Apogent Technologies,
                 Subsidiary Guarantors and Chase
                 Securities Inc., Bank of America
                 Securities LLC, Banc One Capital
                 Markets, Inc., Credit Suisse First
                 Boston Corporation and First Union
                 Securities (collectively, as Initial
                 Purchasers)

                                                                                                INCLUDED      FILED WITH
EXHIBIT                                                       INCORPORATED HEREIN              IN ORIGINAL    AMENDMENT
NUMBER                   DESCRIPTION                            BY REFERENCE TO                  FILING         NO. 1
------                   -----------                            ---------------                -----------    ----------
5                Opinion letter of Quarles & Brady LLP                                                X
                 as to the legality of the securities
                 being registered

12               Statements regarding computation of                                                                  X
                 ratio of earnings to fixed charges

23               Consent of KPMG LLP                                                                                  X

24               Power of Attorney                                                                                    X

25               Statement of Eligibility on Form T-1                                                 X
                 of The Bank of New York

99.1             Letter of Transmittal                                                                                X